                                                                     EXHIBIT B.1


                           REVOLVING CREDIT AND TERM
                                LOAN AGREEMENT



                            WILMAR INDUSTRIES, INC.

                           Dated as of May 16, 2000



                                 ____________


                              FLEET NATIONAL BANK

                                      AND

                  OTHER LENDING INSTITUTIONS WHICH MAY BECOME
                           PARTIES TO THIS AGREEMENT

                                      AND

                 FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT

                                      AND

               GMAC BUSINESS CREDIT, LLC, AS DOCUMENTATION AGENT

                                      AND

                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT

                                      AND

               FLEETBOSTON ROBERTSON STEPHENS INC., AS ARRANGER

                               TABLE OF CONTENTS

Section                             Title                           Page
-------                             -----                           ----
                            SECTION I - DEFINITIONS

1.1   Definitions.................................................   1
1.2   Terms of General Application................................  29

                      SECTION II - DESCRIPTION OF CREDIT
2.1   The Loans...................................................  31
2.2   The Notes...................................................  34
2.3   Conversion..................................................  35
2.4   Notice and Manner of Borrowing, Continuation or
          Conversion of Loans.....................................  35
2.5   Commitment Fee..............................................  36
2.6   Reserved....................................................  36
2.7   Fee Letter..................................................  37
2.8   Reduction of Revolving Credit Commitment....................  37
2.9   Duration of Interest Periods................................  37
2.10  Interest Rates and Payments of Interest.....................  37
2.11  Changed Circumstances.......................................  39
2.11A Indemnity...................................................  41
2.12  Capital Requirements........................................  42
2.12A Taxes.......................................................  42
2.13  Payments and Prepayments of the Loans.......................  45
2.14  Method of Payment...........................................  50
2.15  Default Rate Interest, Etc..................................  51
2.16  Reserved....................................................  51
2.17  Computation of Interest and Fees; Maximum Interest..........  51
2.18  Letters of Credit...........................................  51
2.18A Notice and Reports..........................................  52
2.18B Reimbursement...............................................  52
2.19  Letter of Credit Fees.......................................  53
2.20  Interdependence of Borrower Affiliated Group................  53

                       SECTION III - CONDITIONS OF LOAN

3.1   Conditions Precedent to Term Loan A, Term Loan B,
          Initial Revolving Loan and Initial Letter of Credit.....  54
3.2   Conditions Precedent to all Loans and Letters of Credit.....  59

                  SECTION IV - REPRESENTATIONS AND WARRANTIES

4.1  Organization and Qualification............................. 60
4.2  Organizational Authority................................... 60
4.3  Valid Obligations.......................................... 61
4.4  Consents or Approvals...................................... 61
4.5  Title to Properties; Absence of Encumbrances............... 61
4.6  Reserved................................................... 62
4.7  Financial Statements....................................... 62
4.8  Changes.................................................... 63
4.9  Defaults................................................... 63
4.10 Taxes...................................................... 63
4.11 Litigation................................................. 63
4.12 Subsidiaries............................................... 63
4.13 Investment Company Act..................................... 63
4.14 Compliance with ERISA...................................... 64
4.15 Environmental Matters...................................... 64
4.16 Disclosure................................................. 64
4.17 Solvency................................................... 65
4.18 Compliance with Statutes, Etc.............................. 65
4.19 Capitalization............................................. 65
4.20 Labor Relations............................................ 65
4.21 Certain Transactions....................................... 66
4.22 Restrictions on the Borrower Affiliated Group.............. 66
4.23 Leases..................................................... 66
4.24 Franchises, Patents, Copyrights, Etc....................... 67
4.25 Year 2000 Compliance....................................... 67
4.26 Collateral................................................. 68
4.27 Material Contracts......................................... 68

                      SECTION V - AFFIRMATIVE COVENANTS

5.1  Financial Statements and other Reporting Requirements...... 68
5.2  Conduct of Business........................................ 71
5.3  Maintenance and Insurance.................................. 72
5.4  Taxes...................................................... 73
5.5  Inspection by the Administrative Agent..................... 73
5.6  Maintenance of Books and Records; Operating Account........ 73
5.7  Interest Rate Protection................................... 73
5.8  Environmental Indemnification.............................. 73
5.9  Use of Proceeds............................................ 74
5.10 Pension Plans.............................................. 74
5.11 Fiscal Year................................................ 74
5.12 Additional Real Properties................................. 74
5.13 Further Assurances......................................... 75

                        SECTION VI - NEGATIVE COVENANTS

6.1  Indebtedness............................................... 75
6.2  Contingent Liabilities..................................... 77
6.3  [Intentionally Omitted.]................................... 78
6.4  Sale and Leaseback......................................... 78
6.5  Encumbrances............................................... 78
6.6  Merger; Consolidation; Sale or Lease of Assets;
         Acquisitions........................................... 80
6.7  Funded Debt Ratio.......................................... 81
6.8  Fixed Charge Coverage Ratio................................ 82
6.9  Interest Coverage Ratio.................................... 82
6.10 Minimum EBITDA............................................. 83
6.11 Maximum Capital Expenditures............................... 84
6.12 Restricted Payments........................................ 85
6.13 Investments................................................ 86
6.14 ERISA...................................................... 86
6.15 Transactions with Affiliates............................... 86
6.16 [Intentionally Omitted.]................................... 87
6.17 Borrowing Base............................................. 87
6.18 No Amendments to Certain Documents......................... 87

                             SECTION VII - DEFAULTS

7.1  Events of Default.......................................... 89
7.2  Remedies................................................... 93

                 SECTION VIII - CONCERNING THE ADMINISTRATIVE
                              AGENT AND THE BANKS

8.1  Appointment and Authorization.............................. 93
8.2  Administrative Agent and Affiliates........................ 93
8.3  Future Advances............................................ 94
8.4  Delinquent Bank............................................ 95
8.5  Payments................................................... 95
8.6  Action by Administrative Agent............................. 96
8.7  Notification of Defaults and Events of Default............. 96
8.8  Consultation with Experts.................................. 96
8.9  Liability of Administrative Agent.......................... 96
8.10 Indemnification............................................ 97
8.11 Independent Credit Decision................................ 97
8.12 Successor Administrative Agent............................. 98
8.13 Other Agents............................................... 98

                           SECTION IX - MISCELLANEOUS

9.1  Notices.....................................................  98
9.2  Expenses....................................................  99
9.3  Indemnification............................................. 100
9.4  Set-Off..................................................... 100
9.5  Term of Agreement........................................... 100
9.6  No Waivers.................................................. 101
9.7  Governing Law............................................... 101
9.8  Amendments, Waivers, Etc.................................... 101
9.9  Binding Effect of Agreement................................. 101
9.10 Successors and Assigns...................................... 102
9.11 Letter Regarding Redemption of the FCF Subordinated Debt.... 103
9.12 Counterparts................................................ 103
9.13 Partial Invalidity.......................................... 103
9.14 Captions.................................................... 103
9.15 Waiver of Jury Trial........................................ 104
9.16 Waiver of Special Damages................................... 104
9.17 Entire Agreement............................................ 104
9.18 Confidentiality............................................. 104

                                    EXHIBITS

EXHIBIT A-1 - Form of Revolving Credit Note

EXHIBIT A-2 - Form of Term Note A

EXHIBIT A-3 - Form of Term Note B

EXHIBIT B - Form of Notice of Borrowing or Conversion

EXHIBIT C - Indebtedness; Encumbrances

EXHIBIT D - Disclosure

EXHIBIT E - Form of Opinion of Counsel to the Borrower and the Guarantors, Etc.

EXHIBIT F - Form of Borrowing Base Report

EXHIBIT G - Form of Report of Chief Financial Officer

EXHIBIT H - Form of Assignment and Assumption

EXHIBIT I - Leasehold Provisions

                                   SCHEDULES

SCHEDULE 1 - Commitments and Commitment Percentages

                   REVOLVING CREDIT AND TERM LOAN AGREEMENT

                           Dated as of May 16, 2000


          THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of May 16, 2000, by and among WILMAR INDUSTRIES, INC., a New Jersey corporation having its chief executive office at 303 Harper Drive, Moorestown, New Jersey 08057 (the "Borrower"), Fleet National Bank ("Fleet"), a national bank having its head office at 100 Federal Street, Boston, Massachusetts 02110, each of the other lending institutions listed on Schedule 1 hereto on the date hereof (Fleet and each such other lending institution, and the other lending institutions which may become parties hereto pursuant to Section 9.10 individually, a "Bank" and collectively, the "Banks"), and Fleet, as administrative agent for itself and each other Bank, GMAC Business Credit, LLC, as documentation agent for itself and each other Bank and First Union National Bank as syndication agent for itself and each other Bank.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   SECTION I
                                   ---------

                                  DEFINITIONS
                                  -----------

          1.1.  Definitions.
                -----------

          All capitalized terms used in this Agreement, in the Notes or in any other Loan Document (as such terms are defined below), or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the respective meanings assigned to them below:

          Account and Accounts Receivable.  Individually and collectively, all
          -------------------------------
rights to payment for goods sold or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon (including, without limitation, all accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to any Person for goods sold by it or for services rendered by it), all guaranties and security therefor, and all right, title and interest of such Person in the goods or services giving rise thereto and the rights pertaining to such goods, including rights of reclamation and stoppage in transit, and all related insurance, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to such Person.

          Ace.  Ace Maintenance Mart USA, Inc., a California corporation which
          ---
is a wholly-owned Subsidiary of the Borrower.

          Adjusted LIBOR Rate.  Applicable to any Interest Period, shall mean a
          -------------------
rate per annum determined pursuant to the following formula:
     --- -----

                         ALR =  [   IOR   ]*
                                 ---------
                                 1.00 - RP

                         ALR = Adjusted LIBOR Rate
                         IOR = Interbank Offered Rate
                         RP  = Reserve Percentage

               *The amount in brackets shall be rounded upwards, if necessary, to the next higher l/l00 of l%.

Where:

               "Interbank Offered Rate" applicable to any LIBOR Loan for any Interest Period means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (Boston, Massachusetts time) 2 Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason the rate described above is unavailable, the term "Interbank Offered Rate" applicable to any LIBOR Loan for any Interest Period means the rate of interest determined by the Administrative Agent to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Administrative Agent by leading banks in the London interbank market on or about 11:00 a.m. (Boston, Massachusetts time) 2 Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

               "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Administrative Agent during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Administrative Agent with respect to "LIBOR liabilities" as that term is defined under such regulations.

The Adjusted LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

          Administrative Agent.  Fleet in the capacity as Administrative Agent
          --------------------
for the Banks under this Agreement and the other Loan Documents, including (where the context so admits) any other Person or Persons succeeding to the functions of the Administrative Agent pursuant to this Agreement and the other Loan Documents.

          Affected Bank.  See Section 2.12.
          -------------

          Affiliate.  With reference to any Person, (i) any other Person
          ---------
controlling, controlled by or under direct or indirect common control with that Person, (ii) any other Person directly or indirectly holding 5% or more of the capital stock on a fully diluted basis assuming conversion into capital stock of all other equity interests (including options, warrants, convertible securities and similar rights) of that Person, and (iii) any other Person that possesses, directly or indirectly, power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of that Person.

          Agreement. This Agreement, as the same may be renewed, extended,
          ---------
modified, supplemented or amended from time to time.

          AHYDO Amount. See definition of AHYDO Amount in the FCF Purchase
          ------------
Agreement, as in effect on the date hereof.

          Ancillary Documents.  Collectively, (i) the Recapitalization
          -------------------
Documents, (ii) the Subordinated Debt Documents, and (iii) the Parthenon Management Agreement, as any of the foregoing may be amended, modified or supplemented from time to time, provided that such amendment shall not be
                                --------
prohibited by Section 6.18 or Section 12 of the FCF Purchase Agreement.

          Applicable Law.  As to any Person, all applicable provisions of
          --------------
constitutions, laws, statutes, ordinances, rules, treaties, regulations, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators applicable to, or binding upon such Person or to which any of its material property is subject.

          Applicable LIBOR Margin.  The Applicable LIBOR Margin is set forth in
          -----------------------
Section 2.10.

          Applicable Prime Rate Margin. The Applicable Prime Rate Margin is set
          ----------------------------
forth in Section 2.10.

          Arranger.  FleetBoston Robertson Stephens Inc.
          --------

          Assignee.  See Section 9.10(ii).
          --------

          Bailee Notices. Collectively, the separate bailee notices which have
          --------------
been or are executed and delivered to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, by the owners of public warehouses in which the Borrower or any other member of the Borrower Affiliated Group (other than any Excluded Foreign Subsidiary) stores Inventory or other Collateral.

          Banks.  See Preamble.
          -----

          Base Account.  An Account Receivable of a Credit Party as to which the
          ------------
Administrative Agent has a valid and perfected first-priority security interest (subject to the Permitted Borrowing Base Encumbrances) and the Borrower has furnished to the Administrative Agent information as required by Section 5.1(d). If and when a Base Account exists by virtue of constituting proceeds of Base Inventory, the Inventory giving rise to the Base Account automatically loses its status as Base Inventory.

          Base Inventory.  Inventory consisting solely of finished goods as to
          --------------
which (i) a Credit Party has acquired title prior to, on or after the date hereof, (ii) the Administrative Agent has acquired and continues to have a valid and perfected first-priority security interest (subject to Permitted Borrowing Base Encumbrances), (iii) the Borrower has furnished to the Administrative Agent information as required by Section 5.1(d), and (iv) with respect to any Inventory located at a facility leased by a Credit Party or in a public warehouse, respectively, at which Inventory of the Credit Parties in excess of $750,000 is located (valued at cost), the Administrative Agent has received any of a Landlord Waiver, a Landlord Waiver and Consent or a Bailee Notice, in form and substance reasonably satisfactory to the Administrative Agent from the landlord or warehouseman at such premises. Inventory immediately loses the status of Base Inventory if and when a Credit Party sells it, otherwise transfers title thereto (other than any sale or transfer to any other Credit Party), consigns or consumes it or the Administrative Agent releases or transfers its security interest therein.

          Borrower.  See preamble.
          --------

          Borrower Affiliated Group. Collectively, (i) the Borrower and (ii)
          -------------------------
each of the Subsidiaries of the Borrower.

          Borrowing Base.  In relation to the Credit Parties as at any
          --------------
particular date, an amount equal to the sum, as determined by reference to the most recent Borrowing Base Report as at such date, of: (i) (A) 60% of the Net Security Value of Base Inventory as at such date, and (B) 85% of the Net Outstanding Amount of Base Accounts as at such date, plus (ii) without duplication, as of the date of determination, 60% of the Stated Amount of any trade Letter of Credit outstanding as of such date issued for the purchase of Inventory which is insured in accordance with the requirements of this Agreement. The Borrowing Base calculation shall be set forth in the Borrowing Base Report required to be delivered by the Borrower pursuant to Section 5.1(d), provided that the Administrative Agent reserves the right, in its reasonable
--------
discretion, based upon a determination that a material change in the Collateral has occurred, to update the Base Inventory or Base Accounts included in the Borrowing Base Report to reflect such Inventory and Accounts as of the date of such update. Notwithstanding the foregoing, the LC Reserve shall be reserved and excepted from the Borrowing Base for the period commencing on the Closing Date and ending on the date the Borrower and the Administrative Agent shall determine to terminate the LC Reserve, in accordance with Section 2.18D.

          Borrowing Base Report.  See Section 5.1(d).
          ---------------------

          Business Day.  (i) For all purposes other than as covered by clause
          ------------
(ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (i) and that is also a day on which trading takes place between banks in United States dollar deposits in the London interbank market.

          Capital Expenditures.  To the extent capitalized in accordance with
          --------------------
GAAP, any expenditure for fixed assets (both tangible and intangible) including assets being constructed (whether or not completed), leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including (i) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (ii) in the case of a capital lease, the capitalized amount thereof (determined in accordance with GAAP) and (iii) without duplication, expenditures in or from any construction-in-progress account of the Borrower or any other member of the Borrower Affiliated Group.

          Carryover LC's.  See (S)2.
          --------------

          Cash Equivalents.  Collectively, (i) notes, bonds or other obligations
          ----------------
of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America, (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Comstock, respectively, or their successors, (iv) any repurchase agreement secured by any one or more of the foregoing, (v) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital and surplus of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses (i) through (iv), and (vi) time deposits maturing no more than 30 days from the date of creation thereof with commercial or savings banks and savings and loan associations each having membership in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder to the extent constituting Investments.

          CERCLA.  The Comprehensive Environmental Response, Compensation and
          ------
Liability Act of 1980, as the same may from time to time be supplemented or amended and remain in effect.

          Closing Date.  May 16, 2000.
          ------------

          Code.  The Internal Revenue Code of 1986 and the rules and regulations
          ----
thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

          Collateral.  Collectively, all of the agreements, instruments,
          ----------
contracts (including, without limitation, any Interest Rate Protection Agreement), property (real and personal, tangible and intangible), assets, accounts, Accounts Receivable, Inventory, equipment, general intangibles, investment property, patents, trademarks, copyrights, other intellectual property and monies, and all of the income, proceeds and products of any thereof, under or in respect of which the Administrative Agent or any Bank or any of the nominees, agents or legal representatives of the Administrative Agent or any Bank shall have at the relevant time of reference to the term "Collateral," any rights or interest as security for the payment or performance of all or any part of the Obligations.

          Collateral Assignment of Asbestos Indemnity.   The Collateral
          -------------------------------------------
Assignment of Asbestos Indemnity that may be entered into by the Borrower in favor of the Agent, for the ratable benefit of the Banks and the Agent.

          Commitment.  With respect to each Bank, the amount set forth on
          ----------
Schedule 1 as such Bank's (i) Revolving Credit Commitment, (ii) Term Loan A
----------
Commitment and (iii) Term Loan B Commitment, as such Bank's Commitment may be modified pursuant hereto and as in effect from time to time (as evidenced by an updated Schedule 1 circulated by the Administrative Agent from time to time to
        ----------
reflect assignments permitted by Sections 9.10).

          Commitment Fee.  The commitment fee payable by the Borrower to the
          --------------
Banks pursuant to Section 2.5.

          Commitment Percentage.  With respect to each Bank, the percentage set
          ---------------------
forth on Schedule 1 hereto as such Bank's percentage of the aggregate Revolving
         ----------
Credit Commitments, Term Loan A Commitments and Term Loan B Commitments.
Schedule 1 may be updated by the Administrative Agent from time to time to
----------
reflect any changes to the Commitment Percentages to reflect assignments permitted by Sections 9.10.

          Consolidated Net Working Capital.  As of any date, with respect to the
          --------------------------------
Borrower Affiliated Group on a Consolidated basis, an amount equal to (i) current assets, excluding cash and Cash Equivalents, minus (ii) current
                                                     -----
liabilities other than current maturities of long term debt, all as determined in accordance with GAAP. Consolidated Net Working Capital as of any date may be a positive or negative number. Consolidated Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

          Consolidated Non-Cash Charges.  As of any date, with respect to the
          -----------------------------
Borrower Affiliated Group on a Consolidated basis, the non-cash component of any item of expense other than (i) to the extent requiring an accrual or reserve for future cash expenses, and (ii) write-offs of accounts receivable or inventory.

          Common Stock.  The common stock, no par value per share, of the
          ------------
Borrower.

          Consolidated and Consolidating.  The terms Consolidated and
          ------------------------------
Consolidating shall have the respective meanings ascribed to such terms under GAAP.

          Controlled Group.  All trades or businesses (whether or not
          ----------------
incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 400l of ERISA.

          Copyright Assignment.  The Notice of Security Interest in Copyrights
          --------------------
dated as of the date hereof and executed and delivered by the Credit Parties to the Administrative Agent, for the ratable benefit of the Banks and the Agent, as amended, modified or otherwise supplemented from time to time.

          Credit Party.  Collectively, the Borrower, each Domestic Subsidiary
          ------------
and each Foreign Subsidiary (other than any Excluded Foreign Subsidiary) which has provided the Administrative Agent with a perfected, first-priority security interest in the properties and assets described in the Security Agreement, subject only to Permitted Encumbrances.

          Default.  An event or condition that, but for the requirement that
          -------
time elapse or notice be given, or both, would constitute an Event of Default.

          Default Rate.  See Section 2.15.
          ------------

          Delinquent Bank.  See Section 8.4.
          ---------------

          Dollar or $.  Dollars in lawful currency of the United States of
          -----------
America.

          Domestic Subsidiaries.  At any time, each of the direct and indirect
          ---------------------
Subsidiaries of the Borrower that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

          Dormant Subsidiaries.  Collectively, (i) Supply Depot, (ii) Management
          --------------------
Supply, and (iii) One Source.

          EBITDA.  In relation to the Borrower Affiliated Group on a
          ------
Consolidated basis for any period, an amount equal to the net income (or net loss), determined in accordance with GAAP, of the Borrower Affiliated Group after deduction of all expenses, taxes and other proper charges (with Inventory being determined on a "first-in, first-out" basis) for such period, but without giving effect to any GAAP extraordinary gains or losses, plus, without duplication, the following to the extent deducted in computing such net income (or net loss) for such period: (i) Interest Charges for such period, (ii) taxes on income for such period, (iii) depreciation for such period, (iv) amortization for such period, (v) all other Consolidated Non-Cash Charges for such period,
(vi) transaction expenses incurred in connection with (a) the acquisition of J.A. Sexauer, Inc. and Trayco of S.C., Inc. and any related financing in an aggregate amount not to exceed $5,621,423, including severance expenses of up to $2,416,500, (b) the Recapitalization Transactions and (c) the transactions contemplated by the Loan Documents, and in each case under this clause (vi) paid within 9 months after the date hereof, (vii) reasonable and customary transaction expenses paid by any member of the Borrower Affiliated Group during such period in connection with Permitted Acquisitions, which such expenses have been reasonably approved by the Administrative Agent, and (viii) the portion of the Parthenon Management Fee paid in such period, minus, without duplication, to the extent included in net income (or net loss)
-----
for such period, all non-cash gains during such period.

          Eligible Assets.  Any assets or any business (or any substantial part
          ---------------
thereof) used or useful in the same business as the Borrower or its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof).

          Eligible Reinvestments.  Any acquisition of Eligible Assets.
          ----------------------

          Encumbrances.  See Section 6.5.
          ------------

          Environmental Indemnity Agreement.  The Environmental Compliance and
          ---------------------------------
Indemnity Agreement, dated as of the date hereof and executed and delivered by the Credit Parties to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, as amended, modified or otherwise supplemented from time to time.

          Environmental Laws.  Any and all applicable foreign, federal, state,
          ------------------
local and provincial environmental, worker health or safety statutes, laws, regulations, ordinances, policies and or common law (whether now existing or hereafter enacted or promulgated), of all federal, state, local, provincial or other governmental authorities, agencies, commissions, boards, bureaus or departments which may now or hereafter have jurisdiction over the Borrower, any other member of the Borrower Affiliated Group or any landlord under any real estate Lease under which the Borrower or such other member of the Borrower Affiliated Group is a tenant, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of worker health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

          ERISA.  The Employee Retirement Income Security Act of 1974 and the
          -----
rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

          Equity Securities.  As to any Person, any shares of any class of
          -----------------
capital stock or other equity interests of such Person, voting or non-voting, or any options, warrants or similar rights with respect to any such shares or other equity interests.

          Event of Default.  Any event described in Section 7.1.
          ----------------

          Excess Availability.  At any time of reference, the difference between
          -------------------
(i) the Borrowing Base then in effect and (ii) the sum of, without duplication,
(A) the Revolving Loans then outstanding, plus (B) the Swingline Loans then
                                          ----
outstanding, plus (C) the Stated Amount of Letters of Credit outstanding at such
             ----
time, plus (D) the aggregate amount of any unreimbursed draws under outstanding
      ----
Letters of Credit.

          Excess Cash Flow.  In relation to the Borrower Affiliated Group for
          ----------------
any period, the amount determined by (A) subtracting from EBITDA for such period, the following items: (i) cash taxes on income directly or indirectly paid in such period, (ii) Capital Expenditures paid in cash during such period (such Capital Expenditures to be subject to the provisions of Section 6.11),
(iii) Total Fixed Charges paid in cash during and for such period, (iv) the amount of mandatory prepayments made pursuant to clauses (i), (ii), (iii) or
(iv) of Section 2.13(f) or any voluntary prepayments of the principal of Term Loan A, Term Loan B, or to the extent accompanied by a permanent reduction in the Revolving Credit Commitments, the Revolving Loans, (v) increases in Consolidated Net Working Capital and (vi) any extraordinary cash losses; and (B) adding to EBITDA for such period, (i) any amounts attributable to extraordinary cash gains, (ii) decreases in Consolidated Net Working Capital, and (iii) to the extent not already included in EBITDA, any cash amounts received in settlement or payment of any judgment, or as repayment or redemption of promissory notes or capital stock of any other Person held by the Borrower or any other member of the Borrower Affiliated Group.

          Excluded Foreign Subsidiaries.  Collectively, (i) Sexauer Ltd., unless
          -----------------------------
and until Sexauer Ltd. becomes party to applicable Foreign Subsidiary Loan Documents, and (ii) each of the other Foreign Subsidiaries of the Borrower which constitutes a "controlled foreign corporation" under Section 957 of the Code, excluding, however, any Foreign Subsidiary (a) which is an unlimited liability company under the laws of its jurisdiction and is treated as a partnership for U.S. tax purposes and has become party to applicable Foreign Subsidiary Loan Documents or (b) as to which the Borrower or other applicable U.S. parent corporation has made an election under Section 1504(d) of the Code to treat such Foreign Subsidiary as a domestic corporation and has become party to applicable Foreign Subsidiary Loan Documents or (c) which is party to applicable Foreign Subsidiary Loan Documents.

          FCF.  Fleet Corporate Finance, Inc., a Massachusetts corporation.
          ---

          FCF Notes.  See definition of FCF Subordinated Debt Documents.
          ---------

          FCF Purchase Agreement.  The Purchase Agreement dated as of the date
          ----------------------
hereof among the Borrower, certain guarantors described therein, Allied Capital Corporation and

FCF, as amended, modified or otherwise supplemented from time to time as permitted herein and therein.

          FCF Subordinated Debt.  The indebtedness of the Borrower pursuant to
          ---------------------
the FCF Subordinated Debt Documents.

          FCF Subordinated Debt Documents.  Collectively, (i) the FCF Purchase
          -------------------------------
Agreement, (ii) the Subordinated Promissory Notes in an aggregate original principal amount equal to $40,000,000 (collectively, the "FCF Notes"), (iii) any PIK Notes (as defined in the FCF Purchase Agreement as in effect on the date hereof) issued in connection with the FCF Subordinated Debt (herein, the "PIK Notes"), and (iv) each of any other agreements, contracts and instruments executed and delivered in connection with the foregoing or relating thereto, in each case as amended, modified or otherwise supplemented in accordance with
Section 6.17 hereof and Section 12 of the FCF Purchase Agreement.

          FDIC.  See definition of Qualified Investments.
          ----

          Federal Funds Effective Rate.  For any day, a fluctuating interest
          ----------------------------
rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from 3 federal funds brokers of recognized standing selected by the Administrative Agent.

          Fee Letter.  The letter agreement dated as of the date hereof among
          ----------
Fleet, the Arranger and the Borrower, as amended, modified or otherwise supplemented from time to time.

          Fee Mortgages.  Collectively, the separate Mortgage, Security
          -------------
Agreement, Assignment of Rents and Financing Statements dated as of the date hereof and executed and delivered by the applicable member of the Borrower Affiliated Group to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, with respect to the following locations:
(i) 531 Central Park Avenue, Scarsdale, NY, (ii) 1800 Research Drive, Jefferstown, KY, and (iii) at each other location from time to time reasonably required by the Administrative Agent with respect to any real property acquired by any Credit Party after the Closing Date, in each case, as amended, modified or otherwise supplemented from time to time.

          Fixed Charge Coverage Ratio.  For any period, the ratio of (i) EBITDA
          ---------------------------
for such period, minus the aggregate amount of Capital Expenditures during such
                 -----
period, minus cash taxes on income paid during such period, to (ii) Total Fixed
        -----
Charges for such period.

          Foreign Subsidiary.  At any time, each of the direct or indirect
          ------------------
Subsidiaries of the Borrower that is not a Domestic Subsidiary at such time.

          Foreign Subsidiary Loan Documents.  Collectively, each of the loan and
          ---------------------------------
security documents entered into from time to time by any Foreign Subsidiary in favor of the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, as amended, modified or otherwise supplemented from time to time.

          Fully Satisfied.  With respect to the Obligations as of any date,
          ---------------
that, on or before such date, (a) the principal of and interest accrued to such date on all outstanding Loans shall have been paid in full in cash, (b) the Commitments shall have expired or been terminated in full, (c) all outstanding Letters of Credit and Interest Rate Protection Agreements shall have been (i) terminated or (ii) cash collateralized by an amount sufficient in the reasonable judgment of the Administrative Agent to secure any claims under such outstanding Letters of Credit or Interest Rate Protection Agreements, as the case may be, or
(iii) in the case of any such outstanding Letters of Credit, secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Administrative Agent and (d) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been paid in cash.

          Funded Debt Ratio.  As at the end of any fiscal quarter of the
          -----------------
Borrower Affiliated Group, the ratio of (i) Total Funded Debt as at the end of such fiscal quarter, to (ii) EBITDA for the four consecutive fiscal quarters of the Borrower Affiliated Group ending on the last day of such fiscal quarter.

          GAAP.  Generally accepted accounting principles in the United States
          ----
of America, consistently applied.

          Governmental Authority.  Any nation, province, state or political
          ----------------------
subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          Guarantees.  As applied to any Person, without duplication, all
          ----------
guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on such Person's Consolidated balance sheet, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

          Guarantors.  Collectively, (i) J.A. Sexauer, (ii) Trayco, (iii) Wilmar
          ----------
Financial, (iv) Wilmar Holdings, (v) Ace, (vi) Supply Depot, (vii) Management Supply, (viii) One Source, and (ix) each of the other Subsidiaries of the Borrower which from time to time become guarantors of the Obligations.

          Hazardous Material.  Any substance (i) the presence of which requires
          ------------------
or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste" or "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, CERCLA, the Canadian Environmental Protection Act (Canada) and any applicable local or provincial statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Borrower or any other member of the Borrower Affiliated Group or any landlord under any real property lease under which the Borrower or any other member of the Borrower Affiliated Group is a tenant; or (iv) which could be a detriment or pose a danger to the environment or to the health or safety of any person, including, without limitation, which contains gasoline, diesel fuel, oil or other petroleum products, asbestos, asbestos containing materials (ACM"), polychlorinated biphenyls ("PCB's"), radon gas, urea formaldehyde, flammable materials or radioactive material.

          Indebtedness.  As applied to any Person, (i) all obligations for
          ------------
borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of such Person, and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any Encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under capital leases that is required to be capitalized on the Consolidated balance sheet of such Person, (v) all obligations in respect of any mandatorily redeemable preferred capital stock of such Person (other than the Senior Preferred Stock), and (vi) all Guarantees by such Person in respect of Indebtedness of the type described in clauses (i) through (v) of this definition of any other Person.

          Ineligible Account Party.  Any (i) account debtor or (ii) consolidated
          ------------------------
group including such account debtor, who, in either case, has 35% or more of its aggregate Accounts owing to the Borrower excluded from the definition of "Net Outstanding Amount of Base Accounts" pursuant to any of the provisions of that definition.

          Initial Financial Statement.  See Section 4.7.
          ---------------------------

          Insolvent or Insolvency.  The occurrence of one or more of the
          -----------------------
following events with respect to a Person: dissolution (except to the extent permitted by Section 6.6); termination of existence (except to the extent permitted by Section 6.6); insolvency within the meaning of the United States Bankruptcy Code or other foreign or domestic applicable statutes; such Person's admission in writing to an inability to pay its debts as they come due; appointment of a receiver of any part of the property of such Person, or an assignment for the benefit of creditors by such Person, or the entry of an order for relief or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, or the offering of a plan to creditors for composition or extension, except for an involuntary proceeding commenced against such Person which is dismissed, discharged or fully bonded within 60 days after the commencement thereof without the entry or an order for relief or the appointment of a trustee.

          Interbank Offered Rate.  See definition of Adjusted LIBOR Rate.
          ----------------------

          Interest Charges.  For any period, means, without duplication, all
          ----------------
interest paid or required to be paid in cash on any particular Indebtedness (including outstanding Letters of Credit) for which such calculations are being made all as determined in accordance with GAAP. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be
     --- -----
calculated at the rate in effect on the date of any determination. For purposes of the foregoing, interest expense shall give effect to any net payments made or received by the Borrower Affiliated Group with respect to any hedging agreements permitted pursuant to Section 6.1(g) in effect during the applicable period (or any portion thereof).

          Interest Coverage Ratio.  For any period, the ratio of (i) EBITDA for
          -----------------------
such period, to (ii) Interest Charges paid or required to be paid by the Borrower Affiliated Group during such period.

          Interest Period.  With respect to each LIBOR Loan, the period
          ---------------
commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two, three or six months thereafter, subject to availability, as the Borrower may elect in the applicable Notice of Borrowing or Conversion; provided that:
            --------

          (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends shall, subject to clause (iii) below, end on the last Business Day of such calendar month;

          (iii) any Interest Period applicable to Revolving Loans that would otherwise end after the Revolving Credit Maturity Date shall end on said Revolving Credit Maturity Date; any Interest Period applicable to any portion of Term Loan A that would otherwise end after the Term Loan A Maturity

                 Date shall end on said Term Loan A Maturity Date; and any Interest Period applicable to any portion of Term Loan B that would otherwise end after the Term Loan B Maturity Date shall end on said Term Loan B Maturity Date; and

          (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month; and if any Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

          Interest Rate Protection Agreement(s).  See Section 5.7.
          -------------------------------------

          Inventory.  Goods, merchandise and other personal property, now owned
          ---------
or hereafter acquired by a Person, which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business.

          Investment.  As applied to any Person, (i) the purchase or acquisition
          ----------
of any share of capital stock, partnership interest, limited liability company membership interest, evidence of indebtedness or other equity security of any other Person, (ii) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, (iii) any commodities futures contracts held other than in connection with bona fide hedging transactions, (iv) any other investment in any other Person, and (v) the making of any commitment or acquisition of any option to make an Investment.

          Investments which are capital contributions or purchases of Equity Securities which have, or may be converted into, a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Equity Securities as of the date of such contribution or payment. Investments which are loans, advances, extensions of credit or Guarantees shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination guaranteed by such Guarantee.

          Investment Documents.  Collectively, the shareholders' agreement dated
          --------------------
as of the date hereof among the Borrower, the Investor Group and other shareholders of the Borrower (the "Shareholders Agreement"), and the respective employment agreements, each dated as of the date hereof, between the Borrower and each of William S. Green, Michael J. Grebe and William Sanford, respectively, in each case as amended, modified, or otherwise supplemented from time to time.

          Investment Transactions.  Collectively, (i) the investment by the
          -----------------------
Investor Group of at least $130,000,000 in WM Acquisition, and (ii) the rollover into WM Acquisition by certain of the Borrower's management shareholders of approximately $3,000,000, in the aggregate, of their investments in the Borrower immediately prior to consummation of the Recapitalization Transactions.

          Investor Group.  Collectively, (i) Parthenon, (ii) Chase Manhattan
          --------------
Bank, as Trustee for First Plaza Group Trust (a pension trust managed by General Motors Investment Management Corporation), (iii) JMH Partners Corp., a Delaware Corporation, (iv) Sterling Investment Partners, L.P., a Delaware limited partnership, (v) BancBoston Capital Inc., a Massachusetts corporation, (vi) Svoboda, Collins & Company QP, L.P., a Delaware limited partnership, (vii) Svoboda, Collins & Company, L.P., a Delaware limited partnership, (viii) Fleet Corporation Finance, Inc., a Massachusetts corporation, (ix) Allied Capital Corporation, a Maryland corporation, (x) CB Capital Investors, LLC, a Delaware limited liability company, (xi) any successors of any of the foregoing, and
(xii) any assigns of any of the foregoing which result from a transfer of the Equity Securities of the Borrower held by any of the foregoing permitted by the terms of the Shareholders' Agreement as in effect on the Closing Date.

          Involuntary Disposition.  Any loss of, damage to or destruction of, or
          -----------------------
any condemnation or other taking for public use of, any property of the Borrower or any other member of the Borrower Affiliated Group.

          IPO.  The closing of an underwritten primary initial public offering
          ---
(other than a public offering pursuant to a registration statement on Form S-8) by the Borrower of its common capital stock pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

          Issuing Bank.  (i) First Union National Bank, in its capacity as
          ------------
issuer of any Letter of Credit, or at the Borrower's election, Fleet National Bank in its capacity as issuer of any Letter of Credit, or (ii) if First Union National Bank and Fleet National Bank shall be unwilling to issue any Letter of Credit in the form requested by the Borrower in accordance with the terms of
Section 2.18, such other Bank selected by the Borrower from time to time to issue such Letter of Credit, such Bank to be reasonably acceptable to the Administrative Agent.

          J.A. Sexauer.  J.A. Sexauer, Inc., a Delaware corporation which is a
          ------------
wholly-owned Subsidiary of the Borrower.

          LC Reserve.  An amount equal to $2,500,000.
          ----------

          Landlord Waiver and Consents.  Collectively, the separate Landlord
          ----------------------------
Waiver and Consents which have been executed and delivered to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, on the Closing Date and from time to time thereafter pursuant to Section 6.3, in each case as amended, modified or otherwise supplemented from time to time.

          Landlord Waivers.  Collectively, the separate landlord waivers which
          ----------------
have been or are executed and delivered to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, on the Closing Date, as amended, modified or otherwise supplemented from time to time, and from time to time thereafter pursuant to Section 5.12.

          Leasehold Mortgages.  Collectively, the separate Leasehold Mortgage,
          -------------------
Security Agreement, Assignment of Leases and Rents and Financing Statements dated as of the date hereof or from time to time hereafter and executed and delivered by the applicable member of the Borrower Affiliated Group to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, with respect to the following locations: (i) 303 Harper Drive, Moorestown, NJ, (ii) 3333-B Holly Hall, Houston, TX, (iii) 1327P Wood Branch, Charlotte, NC, (iv) 3901 N 29th Avenue, Hollywood, FL, (v) 1125 Avenue R (Grand Prairie), Dallas, TX, (vi) 23975 Research Drive (Farmington Hills), Detroit, MI, and (vii) at each other location from time to time delivered to the Administrative Agent pursuant to Section 5.12 with respect to any Leases of real property entered into after the Closing Date by any member of the Borrower Affiliated Group (other than any Excluded Foreign Subsidiary), in each case, as amended, modified or otherwise supplemented from time to time.

          Leases or Lease.  Any agreement granting a Person the right to occupy
          ---------------
space in a structure or real estate for any period of time or any capital lease, operating lease or other lease of or agreement to use personal property including, but not limited to, machinery, equipment, furniture and fixtures, whether evidenced by written or oral lease, contract, sales agreement or other agreement no matter how characterized.

          Letters of Credit.  Letters of credit in the form customarily issued
          -----------------
by the Administrative Agent as standby or trade Letters of Credit issued or to be issued for the account of the Borrower by the Issuing Bank, upon the terms and subject to the conditions contained in this Agreement.

          LIBOR Loan.  Any Revolving Loan or portion of either Term Loan bearing
          ----------
interest at a rate determined with reference to the Adjusted LIBOR Rate.

          Loan.  A Revolving Loan, a Swingline Loan or a Term Loan made to the
          ----
Borrower by any Bank pursuant to Section II of this Agreement, and "Loans" means all of such Revolving Loans, Swingline Loans and Term Loans, collectively.

          Loan Account.  The account or accounts on the books of the
          ------------
Administrative Agent in which will be recorded Loans and advances (including issued and outstanding Letters of Credit) made by the Banks to the Borrower pursuant to this Agreement, payments made on such loans and other appropriate debits and credits as provided by this Agreement.

          Loan Documents.  Collectively, this Agreement, the Notes, the Security
          --------------
Agreement, the Patent and Trademark Security Agreement, the Copyright Assignment, the Pledge Agreement, the Subsidiary Guaranty, the Leasehold Mortgages, the Fee Mortgages, the Environmental Indemnity Agreement, the Negative Pledge Agreement, the Foreign Subsidiary Loan Documents, if any, the Letters of Credit (and related documentation and agreements, including any letter of credit application), the Landlord Waivers, the Landlord Waiver and Consents, the Bailee Notices, the Interest Rate Protection Agreement, the Collateral Assignment of Asbestos Indemnity, if any, the Fee

Letter, the Syndication Letter Agreement, if any, and the Solvency Certificates, together with all agreements and other instruments executed in connection therewith, all certificates delivered in connection therewith from time to time and all schedules, exhibits and annexes thereto, as any of the foregoing may from time to time be amended, modified or otherwise supplemented and in effect.

          Majority Banks.  Any two or more of those Banks whose aggregate
          --------------
Commitments constitute at least fifty-one percent (51%) of the Total Commitment in effect at the relevant time of reference, or if the Commitments have been terminated, those Banks whose aggregate Loans and Letters of Credit outstanding constitute at least fifty-one percent (51%) of the aggregate Loans and Letters of Credit outstanding at the relevant time of reference.

          Management Supply.  Management Supply Company, a Michigan corporation
          -----------------
which is a wholly-owned Subsidiary of the Borrower.

          Material Contracts.  Collectively, each contract, agreement or license
          ------------------
which is material to the operations or business of the Borrower Affiliated Group taken as a whole.

          Merger.  The merger of WM Acquisition with and into the Borrower
          ------
pursuant to the Recapitalization Agreement.

          Negative Pledge Agreement.  The Negative Pledge Agreement dated as of
          -------------------------
the date hereof and executed and delivered by the Borrower and each other member of the Borrower Affiliated Group (including each of the Excluded Foreign Subsidiaries) to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, as amended, modified or otherwise supplemented from time to time.

          Net Outstanding Amount of Base Accounts.  The net amount of Base
          ---------------------------------------
Accounts outstanding after eliminating from the aggregate amount of outstanding Base Accounts any Account which:

          (a) is more than 75 days past due or is unpaid more than 105 days after the initial invoice date;

          (b) did not arise in the ordinary course of a Credit Party's business as a result of services which have been performed for, or the sale of goods which have been shipped to, the account debtor;

          (c) is not the legal, valid and binding obligation of the account debtor thereunder, is not assignable, is not owned by a Credit Party free and clear of all Encumbrances (except in favor of the Administrative Agent or Permitted Borrowing Base Encumbrances) or is evidenced by a promissory note or other instrument the original of which has not been delivered to the Administrative Agent;

          (d) has been reduced or against which a reduction is being sought, as against the applicable Credit Party, by any offset, counterclaim, adjustment, credit, allowance, contra account or other defense, but only to the extent of such reduction, or as to which there is any (or any reasonable basis for any) return, rejection, loss or damage of or to the goods giving rise thereto, but only to the extent such Account relates to the goods returned, rejected, damaged or which sustained loss, or any credit or adjustments, but only to the extent of such credit or adjustment;

          (e) is difficult to collect or uncollectible as a result of any bankruptcy or insolvency, or because the Borrower is not able to bring suit or otherwise enforce its remedies against the account debtor through judicial process (including as a consequence of a failure of the Borrower to be qualified or licensed in any jurisdiction where such qualification or licensing is required), all as determined by the Administrative Agent in its reasonable discretion;

          (f) is owing from any Affiliate of the Borrower or any Ineligible Account Party or any supplier to the Borrower or its Subsidiaries;

          (g) is owing from an account debtor not located in the United States of America, Canada or Puerto Rico unless such Account is either (i) backed by a letter of credit in favor of the Borrower issued by a financial institution reasonably satisfactory to the Administrative Agent in its sole discretion and otherwise in form and substance reasonably acceptable to the Administrative Agent in its sole discretion, and all of the Borrower's rights under such letter of credit, including without limitation the Borrower's rights to collect any proceeds or amounts thereunder, have been duly and validly assigned to the Administrative Agent and to no other Person (and all, if any, required consents to such assignment have been obtained and delivered to the Administrative Agent), or (ii) insured under insurance policies in form and substance reasonably acceptable to the Administrative Agent in its sole discretion and which are issued by insurers reasonably acceptable to the Administrative Agent in its sole discretion, and all of the Borrower's rights under such insurance policies, including without limitation the Borrower's rights to collect any proceeds or amounts thereunder, have been duly and validly assigned to the Administrative Agent and to no other Person (and all, if any, required consents to such assignment have been obtained and delivered to the Administrative Agent);

          (h) is owing from an account debtor which is the United States of America or any department, agency or instrumentality thereof, unless the Account has been properly assigned to the Administrative Agent by compliance with the Federal Assignment of Claims Act (or jurisdictional equivalent) in a manner reasonably satisfactory to the Administrative Agent; and

          (i) has been designated by the Administrative Agent in its reasonable discretion as unacceptable by notice to the Borrower, all as determined in good faith by the Administrative Agent in accordance with its customary practices, which determination shall be presumed to be correct absent manifest error.

          Net Proceeds.  With respect to the sale, transfer or other disposition
          ------------
by the Borrower or any other member of the Borrower Affiliated Group of any asset or group of assets (other than Inventory in the ordinary course of business, but including, without limitation, any sale of Equity Securities), means the amount of cash (freely convertible into Dollars) received by the Borrower, any other member of the Borrower Affiliated Group or their agents or the Administrative Agent, from such sale or other disposition (including, without limitation, any tax refund or tax benefit resulting from a loss on such sale or other disposition as and when such tax benefit is realized), after (i) provision for all income or other taxes of the Borrower Affiliated Group paid or payable as a result of such sale or other disposition, (ii) payment of all third party brokerage commissions and other out-of-pocket fees and expenses to third parties related to such sale or other disposition, (iii) deduction of appropriate amounts to be provided by the Borrower or any other member of the Borrower Affiliated Group as a reserve, in accordance with GAAP, against any liabilities associated with such sale, transfer or other disposition and retained by the Borrower or such other member of the Borrower Affiliated Group after such sale or other disposition, and (iv) payment of the outstanding principal amount of, and premium or penalty, if any, and interest on, any Indebtedness that is secured by a lien or other encumbrance on the assets in question and that is required to be repaid as a result of such sale, transfer or other disposition.

          Non-Excluded Taxes.  See Section 2.12A.
          ------------------

          Net Security Value of Base Inventory.  The net value of Base
          ------------------------------------
Inventory, calculated at the lesser of fair market value or cost determined on the "first in, first out" basis, after subtracting: (i) the value of any such Base Inventory which is damaged, defective, used, obsolete or otherwise not in marketable condition or on consignment and after taking into account charges and liens, other than those of the Administrative Agent, of all kinds against such Base Inventory (including, without limitation, third-party processing liens), and transportation and other handling charges affecting the value thereof, and
(ii) any such Base Inventory which has otherwise been designated by the Administrative Agent in its reasonable discretion as unacceptable by notice to the Borrower, all as determined in good faith by the Administrative Agent in accordance with its customary practices, which determination shall be presumed to be correct absent manifest error.

          Notes.  Collectively, (i) the Revolving Credit Notes, (ii) the
          -----
Swingline Notes, (iii) the Term Notes A and (iv) the Term Notes B.

          Notice of Borrowing or Conversion.  See Section 2.4.
          ---------------------------------

          Obligations.  Any and all obligations of the Borrower Affiliated Group
          -----------
to the Administrative Agent or any Bank (i) under the Loan Documents of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, including obligations to perform acts and refrain from taking action as well as obligations to pay money, and (ii) in connection with any cash management arrangements or deposit accounts maintained by any member of the Borrower Affiliated Group with the Administrative Agent or any Bank.

          One Source.  One Source Supply, Inc., a Florida corporation which is a
          ----------
wholly-owned Subsidiary of the Borrower.

          Opening Balance Sheet.  The Consolidated balance sheet of the Borrower
          ---------------------
Affiliated Group dated as of March 31, 2000 (but after giving effect to the Recapitalization Transactions and the Loans made hereunder on the Closing Date).

          Other Taxes.  See Section 2.12A(b).
          -----------

          Parthenon.  Collectively, (i) Parthenon Investors, L.P., a Delaware
          ---------
limited partnership, (ii) Parthenon Capital, Inc., a Delaware corporation, (iii) PCIP Investors, a Delaware general partnership, (iv) any Subsidiary of any of the foregoing Persons which becomes a successor or assign of any of the foregoing Persons, and (v) any other Affiliate of any of the foregoing Persons which becomes a successor or assign of any of the foregoing Persons and to which the Administrative Agent has consented, which such consent will not be unreasonably withheld or delayed.

          Parthenon Management Agreement.  The Management Agreement, dated as of
          ------------------------------
May 16, 2000, between Parthenon and the Borrower, as from time to time amended, modified or otherwise supplemented in accordance with Section 6.18.

          Parthenon Management Fee.  The fee required to be paid to Parthenon
          ------------------------
pursuant to Section 1 of the Parthenon Management Agreement.

          Participant.  See Section 9.10.
          -----------

          Patent and Trademark Security Agreement.  The Patent and Trademark
          ---------------------------------------
Security Agreement dated as of the date hereof and executed and delivered by each Credit Party to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, as amended, modified or otherwise supplemented from time to time.

          PBGC.  The Pension Benefit Guaranty Corporation or any entity
          ----
succeeding to any or all of its functions under ERISA.

          PCB.  See definition of Hazardous Material.
          ---

          Permitted Acquisition.  An acquisition of all of the capital stock or
          ---------------------
all or substantially all of the property of another Person, whether or not involving a merger or consolidation with such other Person by the Borrower (so long as the Borrower is the surviving entity) or any Subsidiary of the Borrower, provided that (i) any Person acquired is in substantially the same field of
--------
business as the Borrower or any Subsidiary of the Borrower (or any reasonable extensions or expansions thereof) and any property acquired (or the property of the Person acquired) in such acquisition is used or useful in the same business as the Borrower or its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) no Indebtedness is assumed or incurred in connection with the acquisition other than Indebtedness permitted under Section 6.1, (iii) the acquisition is "friendly" or non-hostile in nature, (iv) (x) if the Person acquired is to become a Domestic Subsidiary, the Borrower shall (I) cause such Person to become party to the Subsidiary Guaranty, the Security Agreement, the Patent and Trademark Security Agreement (if applicable) and the Pledge Agreement, (II) once the applicable UCC-1 financing statements in favor of the Administrative Agent are filed in the appropriate jurisdictions pursuant to the Security Agreement (and with respect to Collateral which can not be perfected by filing under the Uniform Commercial Code in effect in the applicable jurisdiction, the appropriate instruments required for perfection pursuant to the applicable Loan Document have been filed or recorded or have been delivered to the Administrative Agent), the Administrative Agent shall have a valid, perfected, first-priority security interest in the Collateral described in the Security Agreement or other applicable Loan Document, to the extent a security interest in the Collateral can be perfected by such filings or recordings or delivery, in each case subject only to Permitted Encumbrances, (III) cause 100% of the issued and outstanding capital stock or other equity interests of such Person to be delivered (if certificated) to the Administrative Agent (together with undated stock or other equity interest powers signed in blank) and pledged to the Administrative Agent pursuant to the Pledge Agreement or an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form and substance reasonably acceptable to the Administrative Agent, and the Administrative Agent, shall have a perfected, first-priority security interest in 100% of such stock or other equity interest, and (IV) use commercially reasonable efforts to cause to be delivered to the Administrative Agent with respect to Real Property owned or leased by the Person to become a Domestic Subsidiary, such real property documents, instruments and other items, in form and substance reasonable acceptable to the Administrative Agent, as the Administrative Agent shall reasonably request in order to provide the Administrative Agent with a first-priority, perfected lien (subject to Permitted Encumbrances) in such Real Property to secure the Obligations, (y) if the Person acquired is to become a direct Foreign Subsidiary of a Credit Party, cause 65% of the issued and outstanding capital stock or other equity interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of such Person to be delivered (if certificated) to the Administrative Agent (together with undated stock or other equity interest powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock or other equity interest powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of organization of such Person)) and pledged to the Administrative Agent pursuant to the Pledge Agreement or an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form and substance acceptable to the Administrative Agent and the Administrative Agent shall have a perfected, first-priority security interest in 100% of such stock or other equity interests and (z) the Borrower shall cause any Person acquired to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, (v) the Borrower shall have delivered to the Administrative Agent a pro forma compliance certificate demonstrating compliance with Sections 6.7 through 6.10, inclusive (after giving effect to such acquisition on a pro forma basis), demonstrating Excess Availability of at least $2,500,000 (after giving effect to such acquisition on a pro forma basis), and certifying that no Default or Event of Default would exist after giving effect to such acquisition, (vi) the representations and warranties made by the Borrower Affiliated Group in the Loan Documents shall be true and correct in all material respects at and as if made as of the date of such acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date,
(vii) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary of the Borrower) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a holding company directly or indirectly wholly-owned by the Borrower or a Subsidiary newly formed for the sole purpose of effecting such transaction and (viii) the aggregate Qualifying Consideration for each such acquisition occurring after the Closing Date shall not exceed (1) $5,000,000 for any such acquisition, and (2) $27,500,000 in the aggregate for all such acquisitions occurring after the Closing Date, it being agreed by the Borrower that of such $27,500,000, an amount up to $2,500,000 (the "Park Supplies Basket") shall be used in connection with the acquisition of Park Supplies, Inc. and to the extent the Park Supplies Basket is not so used, such amount not so used shall not be available for other Permitted Acquisitions. For purposes of the foregoing clause (viii), "Qualifying Consideration" shall mean, with respect to any acquisition, all cash and non-cash consideration actually paid or required to be paid by the Borrower Affiliated Group, including the principal amount of any assumed Indebtedness and deferred amounts in the nature of holdbacks (to the extent not distributed to any member of the Borrower Affiliated Group), other than consideration consisting of (a) the value attributable to any Equity Securities of the Borrower issued to the seller of the capital stock or property acquired in such acquisition, (b) the proceeds of any issuance by the Borrower of Equity Securities consummated in connection with and for the purpose of financing such acquisition and (c) the proceeds of Subordinated Indebtedness issued by the Borrower pursuant to Section 6.1(l).

          Permitted Borrowing Base Encumbrances.  Collectively, those Permitted
          -------------------------------------
Encumbrances which are subordinated to the Encumbrances in favor of the Administrative Agent or the Banks under any Loan Document, and other Permitted Encumbrances in an aggregate amount at any one time outstanding not exceeding $1,000,000.

          Permitted Encumbrances.  See Section 6.5.
          ----------------------

          Person or person.  An individual, a company, a corporation, an
          ------    ------
association, a partnership, a joint venture, a limited liability company or partnership, an unincorporated trade or business enterprise, a trust, an estate, or a government (national, regional or local) or an agency, instrumentality or official thereof.

          PIK Notes.  See definition of PIK Notes in the definition of FCF
          ---------
Notes.

          Plan.  At any time, an employee pension or other benefit plan that is
          ----
subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (ii) if such Plan is established or maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

          Pledge Agreement.  The Pledge Agreement dated as of the date hereof
          ----------------
and executed and delivered by the applicable Credit Parties to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, as amended, modified or otherwise supplemented from time to time.

          Prime Rate.  The greater of (i) the rate of interest announced from
          ----------
time to time by Fleet at its head office as its Prime Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

          Prime Rate Loan.  Any Revolving Loan or portion of either Term Loan
          ---------------
bearing interest calculated by reference to the Prime Rate.

          Pro Forma Financial Statements.  See Section 4.7.
          ------------------------------

          Proxy Statement.  The Proxy Statement of the Borrower filed with the
          ---------------
Securities and Exchange Commission on April 19, 2000 and relating to the Merger.

          Qualified Investments.  As applied to the Borrower or any other member
          ---------------------
of the Borrower Affiliated Group, investments in (i) cash; (ii) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (iii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000; (iv) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Comstock, respectively, or their successors; (v) any repurchase agreement secured by any one or more of the foregoing; (vi) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses (ii) through (v); (vii) time deposits maturing no more than 30 days from the date of creation thereof with commercial or savings banks and savings and loan associations each having membership in the Federal Deposit Insurance Corporation, or any successor thereto ("FDIC") or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder to the extent constituting Investments; (viii) accounts receivable created, acquired or made by a member of the Borrower Affiliated Group in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (ix) Investments consisting of capital stock, obligations, securities or other property received by a member of the Borrower Affiliated Group in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors or in connection with a work-out or reorganization; (x) Investments existing as of the Closing Date and set forth in Exhibit D; (xi) advances or
                                                 ---------
loans to directors, officers or employees of any member of the Borrower Affiliated Group, made in the ordinary course of business and consistent with past practices, that do not exceed $500,000 in the aggregate at any one time outstanding, provided that no such advances to any single director, officer or
             --------
employee shall exceed $50,000 in the aggregate; (xii) loans to directors, officers and employees in an aggregate amount not to exceed $1,000,000 at any one time to finance the purchase of Equity Securities of the Borrower; (xiii) Investments in (A) any Credit Party and (B) any Excluded Foreign Subsidiary so long as such Investments in all such Excluded Foreign Subsidiaries (1) do not exceed $2,000,000 in the aggregate in any fiscal year and (2) do not exceed $6,000,000 in the aggregate from and after the Closing Date (it being agreed that to the extent that any such Investment is in the form of a loan, advance or other extension of credit to an Excluded Foreign Subsidiary, to the extent that such loan, advance or other extension of credit has been repaid to the applicable Credit Party, the amount of such loan, advance or other extension of credit so repaid shall be added to the amount of Investments permitted to be made in Excluded Foreign Subsidiaries under this clause (xiii)(B)); (xiv) transactions permitted under Section 6.15 and otherwise permitted by this definition of Qualified Investments; (xv) Permitted Acquisitions; and (xvi) Investments in addition to those permitted in this definition, provided that (A)
                                                               --------
the aggregate amount of such Investments after the Closing Date shall not exceed $5,000,000 at any one time outstanding, (B) the Borrower may not guarantee any Indebtedness of the Persons in which it invests, and (C) both before and after giving effect to such Investments, no Default or Event of Default exists or would result therefrom.

          Qualifying Consideration.  See definition of Permitted Acquisition.
          ------------------------

          Rate Period.  The period beginning on the third Business Day following
          -----------
delivery to the Administrative Agent of the annual or quarterly financial statements required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) and ending on the second Business Day after the day on which the next such quarterly (or annual, as applicable) financial statements are delivered to the Administrative Agent.

          Real Property or Real Properties.  Collectively, (i) the several
          --------------------------------
parcels of land together with the improvements now or hereafter located thereon, which are owned by the Borrower or another member of the Borrower Affiliated Group, and (ii) the several parcels of land together with the improvements now or hereafter located thereon, which are leased by the Borrower or another member of the Borrower Affiliated Group pursuant to a real property Lease.

          Recapitalization Agreement.  The Agreement and Plan of Merger and
          --------------------------
Recapitalization dated December 22, 1999 between the Borrower and WM Acquisition, as amended on March 27, 2000.

          Recapitalization Documents.   Collectively, (i) the Recapitalization
          --------------------------
Agreement and each of the exhibits and schedules thereto, (ii) the Proxy Statement, (iii) the Investment Documents, and (iv) each of any other agreements, contracts and instruments executed and delivered in connection with the foregoing or relating thereto, as the same may be amended or modified in accordance with Section 6.18.

          Recapitalization Transactions.  The recapitalization of the Borrower
          -----------------------------
in connection with which each of the following will be consummated: (i) the Investment Transactions, (ii) the Merger, including the conversion or cancellation of shares contemplated in Section 2.1 of the Recapitalization Agreement, and (iii) the Subordinated Debt Transactions, all as more fully described in the Recapitalization Agreement and other Recapitalization Documents and the FCF Subordinated Debt Documents.

          Reportable Event.  See Section 5.1(j).
          ----------------

          Reserve Percentage.  See Definition of Adjusted LIBOR Rate.
          ------------------

          Restricted Payment.  (i) Any cash or property dividend, distribution
          ------------------
or payment, direct or indirect, by the Borrower or any of its Subsidiaries to any Person who now holds, or who in the future holds, an equity interest in the Borrower or any of its Subsidiaries, in their capacity as such, whether evidenced by a security or not, other than dividends payable solely in Equity Securities of a member of the Borrower Affiliated Group and any such dividends, distributions or other payments described in this clause (i) to a member of the Borrower Affiliated Group, provided that if any such dividend, distribution or
                           --------
payment is made to an Excluded Foreign Subsidiary, such Excluded Foreign Subsidiary shall, as soon as practicable, dividend, distribute or pay such amounts to its equity holders, with the intention that all such dividends, distributions and payments ultimately are made to a Credit Party, (ii) any payment (other than payment of Equity Securities of a member of the Borrower Affiliated Group) on account of the purchase, redemption, retirement or other acquisition for value of any capital stock or other equity security of the Borrower or its Subsidiaries (including the Senior Preferred Stock), (iii) any management or similar fees paid or payable by the Borrower or any of its Subsidiaries to any Person or an Affiliate of such Person who now holds, or in the future holds, directly or indirectly, an equity interest in the Borrower or any of its Subsidiaries, (iv) any payment on any Subordinated Debt, and (v) the Retention Bonus.

          Retention Bonus.  The Retention Bonus as defined in the employment
          ---------------
agreement of even date herewith between the Borrower and William Green, as in effect on the date hereof, of up to $3,000,000 plus any interest on any promissory notes issued pursuant to Section 4 of such employment agreement.

          Revolving Credit Commitment.  In relation to any Bank, without
          ---------------------------
duplication, (i) the maximum amount of Revolving Loans that such Bank shall be committed to make to the Borrower, (ii) the maximum amount of Swingline Loans that such Bank shall be committed to make to, or to participate in, in favor of, the Borrower, and (iii) the maximum amount of Letters of Credit which such Bank shall be committed to issue to, or to participate in, in favor of, the Borrower upon the terms and subject to the conditions contained in this Agreement, as set forth on Schedule 1, as such Schedule 1 may be updated by the Administrative
         ----------          ----------
Agent from time to time to reflect assignments permitted by Sections 9.10 or reductions pursuant to Section 2.8.

          Revolving Credit Maturity Date.  May 16, 2005.
          ------------------------------

          Revolving Credit Notes.  See Section 2.2.
          ----------------------

          Revolving Loans.  Collectively, the loans in the maximum aggregate
          ---------------
principal amount of $60,000,000 made or to be made to the Borrower by the Banks pursuant to Section 2.1(a) of this Agreement and subject to the limitations contained herein.

          Security Agreement.  The Security Agreement dated as of the date
          ------------------
hereof and executed and delivered by each of the Credit Parties to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, as amended, modified or otherwise supplemented from time to time.

          Senior Preferred Stock.  The Senior Preferred Stock, $0.01 par value
          ----------------------
per share, of the Borrower.

          Sexauer Dispositions.  The disposition by the Borrower of the two fee
          --------------------
owned properties acquired by the Borrower in connection with its acquisition of Sexauer Ltd. and J.A. Sexauer, together with the improvements and fixtures thereon.

          Sexauer Ltd.  Sexauer Ltd., a company organized under the laws of
          -----------
Ontario, Canada which is a wholly-owned Subsidiary of J.A. Sexauer and, indirectly, a wholly-owned Subsidiary of the Borrower.

          Shareholders Agreement.  See definition of Investment Documents.
          ----------------------

          Solvency Certificate.  Collectively, (i) the solvency certificate
          --------------------
dated as of the date hereof and executed and delivered by the chief financial officer of the Borrower to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, and (ii) the solvency certificate dated as of the date hereof and executed and delivered by the chief financial officer of the Borrower, on behalf of itself and the other Credit Parties on a Consolidated basis, to the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent.

          Special Payment Conditions.  Collectively, the following conditions:
          --------------------------
(i) all sums which shall have become due and payable by the Borrower to the Administrative Agent or the Banks under any of the Loan Documents on or prior to such date shall have been paid in full on or prior to such date; and (ii) no event or condition which constitutes a Default or an Event of Default shall be continuing on or as of such date or shall occur by reason of the making of the payment on such date.

          Stated Amount.  With respect to each Letter of Credit outstanding at
          -------------
any time, the maximum amount then available to be drawn thereunder (without regard to whether any conditions to drawing could then be met).

          Subordinated Debt.  Indebtedness described in Sections 6.1(e) and
          -----------------
6.1(l) hereof.

          Subordinated Debt Documents.  Collectively, (i) the FCF Subordinated
          ---------------------------
Debt Documents, and (ii) each of the other documents, agreements and instruments executed and delivered to the lender thereof in connection with any Subordinated Debt (other than the FCF Subordinated Debt).

          Subordinated Debt Transactions.  The transactions evidenced by the FCF
          ------------------------------
Subordinated Debt Documents.

          Subsidiary.  Any corporation, association, joint stock company,
          ----------
business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by a Person or a Subsidiary of such Person; or any other such organization the management of which is directly or indirectly controlled by a Person or a Subsidiary of such Person through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which a Person has a 50% or more ownership interest.

          Subsidiary Guaranty.  The Subsidiary Guaranty entered into by each
          -------------------
Guarantor in favor of the Administrative Agent, for the ratable benefit of the Banks and the Administrative Agent, as amended, modified or otherwise supplemented from time to time.

          Supply Depot.  Supply Depot, Inc., a Texas corporation which is a
          ------------
wholly-owned Subsidiary of the Borrower.

          Swingline Commitment.  The obligation of the Swingline Lender to make
          --------------------
Swingline Loans to the Borrower in a maximum principal amount not exceeding at any time the amount set forth opposite the Swingline Lender's name on Schedule 1
                                                                      ----------
hereto.  On the Closing Date, the Swingline Commitment shall be $5,000,000.

          Swingline Lender.  Fleet (or any successor Administrative Agent) in
          ----------------
its capacity as swingline lender hereunder.

          Swingline Loans.  Collectively, the loans in the maximum aggregate
          ---------------
principal amount of $5,000,000 made or to be made by the Swingline Lender to the Borrower pursuant to Section 2.1(d) of this Agreement and subject to the limitations contained herein.

          Swingline Note.  See Section 2.2.
          --------------

          Swingline Termination Date.  The Revolving Credit Maturity Date.
          --------------------------

          Syndication Letter Agreement.  The letter agreement dated as of the
          ----------------------------
date hereof among Fleet, the Arranger, Parthenon and the Borrower.

          Term Loan A.  The term loan in the original principal amount of
          -----------
$50,000,000 made or to be made to the Borrower on the Closing Date by the Banks having a Term Loan A Commitment pursuant to Section 2.1(b) hereof.

          Term Loan A Commitment.  In relation to any Bank, the maximum
          ----------------------
liability of such Bank, as set forth on Schedule 1, to participate in making
                                        ----------
Term Loan A to the Borrower upon the terms and subject to the conditions contained in this Agreement. Schedule 1 shall be updated by the Administrative
                              ----------
Agent from time to time to reflect any changes in the Term Loan A Commitments as a result of assignments permitted by Sections 9.10.

          Term Loan A Commitment Percentage.  With respect to each Bank having a
          ---------------------------------
Term Loan A Commitment, the percentage set forth on Schedule 1 as such Bank's
                                                    ----------
percentage of the aggregate Term Loan A Commitments of all the Banks.  Schedule
                                                                       --------
1 shall be updated by the Administrative Agent from time to time to reflect any
-
changes in the Term Loan A Commitment Percentages.

          Term Loan A Maturity Date.  May 16, 2005.
          -------------------------

          Term Loan B.  The term loan in the original principal amount of
          -----------
$50,000,000 made or to be made to the Borrower on the Closing Date by the Banks having a Term Loan B Commitment pursuant to Section 2.1(c) hereof.

          Term Loan B Commitment.  In relation to any Bank, the maximum
          ----------------------
liability of such Bank, as set forth on Schedule 1, to participate in making the
                                        ----------
Term Loan B to the Borrower upon the terms and subject to the conditions contained in this Agreement. Schedule 1 shall be updated by the Administrative
                              ----------
Agent from time to time to reflect any changes in the Term Loan B Commitments as a result of assignments permitted by Sections 9.10.

          Term Loan B Commitment Percentage.  With respect to each Bank having a
          ---------------------------------
Term Loan B Commitment, the percentage set forth on Schedule 1 as such Bank's
                                                    ----------
percentage
of the aggregate Term Loan B Commitments of all the Banks. Schedule 1 shall be
                                                           ----------
shall be updated by the Administrative Agent from time to time to reflect any changes in the Term Loan B Commitment Percentages.

          Term Loan B Maturity Date.  May 16, 2007.
          -------------------------

          Term Loans.  Collectively, (i) Term Loan A, and (ii) Term Loan B.
          ----------

          Term Notes.  Collectively, (i) the Term Notes A, and (ii) the Term
          ----------
Notes B.

          Term Notes A.  See Section 2.2.
          ------------

          Term Notes B.  See Section 2.2.
          ------------

          Total Commitment.  As of any date, the sum of the then-current
          ----------------
Commitments of the Banks, provided that the Total Commitment shall not at any
                          --------
time exceed $160,000,000.

          Total Fixed Charges.  For any period, without duplication, (i)
          -------------------
Interest Charges paid or required to be paid in cash by the Borrower Affiliated Group in such period, plus (ii) the aggregate amount of scheduled principal
                      ----
payments required to be made by the Borrower Affiliated Group during such period with respect to any Indebtedness for borrowed money or capital lease obligations, plus (iii) any fees, including Letter of Credit Fees and Commitment
             ----
Fees, required to be paid in connection with any Indebtedness for borrowed money or capital lease obligations, plus (iv) all Restricted Payments made in cash
                              ----
pursuant to Section 6.12 during such period, if any, plus (v) all payments, if
                                                     ----
any, made in cash in respect of original issue discount (including, without limitation, the AHYDO Amount) during such period.

          Total Funded Debt.  As at any date of determination, on a Consolidated
          -----------------
basis for the Borrower Affiliated Group, the sum of, without duplication, (i) the aggregate amount of the Loans outstanding on such date, plus (ii) the Stated
                                                            ----
Amount of Letters of Credit outstanding on such date plus, (iii) the aggregate
                                                     ----
amount of unreimbursed draws under the outstanding Letters of Credit, plus (iv)
                                                                      ----
the aggregate principal amount of the Subordinated Debt (including the FCF Subordinated Debt) outstanding on such date, plus (v) all principal obligations
                                             ----
arising under capital leases in effect on such date required to capitalized in accordance with GAAP, plus (vi) all other Guarantees and Indebtedness for
                      ----
borrowed money of the Borrower Affiliated Group outstanding on such date.

          Trayco.  Trayco of South Carolina, Inc., a Delaware corporation which
          ------
is a wholly-owned Subsidiary of the Borrower.

          Wilmar Financial.  Wilmar Financial, Inc., a Delaware corporation
          ----------------
which is a wholly-owned Subsidiary of the Borrower.

          Wilmar Holdings, Inc.  Wilmar Holdings, Inc., a Delaware corporation
          ---------------------
which is a wholly-owned Subsidiary of the Borrower.

          WM Acquisition.  WM Acquisition, Inc., a New Jersey corporation of
          --------------
which the Investor Group, immediately prior to the effectiveness of the Recapitalization Transactions, owns 100% of the issued and outstanding capital stock.

          1.2.  Terms of General Application.  For all purposes of this
                ----------------------------
Agreement and the other Loan Documents, except as otherwise expressly provided herein or therein or unless the context otherwise requires:

          (i) references to any Person defined in this Agreement refer to such Person and its successor in title and assigns or (as the case may be) his or her successors, assigns, heirs, executors, administrators and other legal representatives;

          (ii) references to any agreement, instrument or document defined in this Agreement refer to such document as originally executed, or if subsequently varied, extended, renewed, modified, amended, restated or supplemented from time to time, as so varied, extended, renewed, modified, amended, restated or supplemented and in effect at the relevant time of reference thereto;

          (iii) words importing the singular only shall include the plural and vice versa, and the words importing the masculine gender shall include the
---- -----
feminine gender and vice versa, and all references to dollars, $, U.S. Dollars
                    ---- -----
or United States Dollars, shall be to Dollars;

          (iv) accounting terms not otherwise defined in this Agreement or any of the other Loan Documents have the meanings assigned to them in accordance with GAAP;

          (v) all financial statements and other financial information provided by the Borrower and each other member of the Borrower Affiliated Group, to the Administrative Agent or any Bank shall be provided with reference to Dollars;

          (vi) all of the obligations of the Credit Parties under this Agreement and each other Security Document shall be the joint and several obligations of the Borrower and such other members of the Borrower Affiliated Group;

          (vii) this Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Borrower Affiliated Group, Parthenon and the Administrative Agent and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Banks merely on account of the Administrative Agent's or any Bank's involvement in the preparation of such documents; and

          (viii) for purposes of all calculations made under the financial covenants set forth in Sections 6.7, 6.8, 6.9, 6.10 (including but not limited to, the calculation of compliance with such covenants on a pro forma basis) and
                                                           --- -----
the determination of the Applicable LIBOR Margin and the Applicable Prime Rate Margin, (a) following consummation of any sale, lease or other disposition of assets or properties (i) income statement items (whether positive or negative) and capital expenditures attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of the transaction for which such calculation is determined and (ii) Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) following consummation of any Permitted Acquisition (i) income statement items (whether positive or negative) attributable to the Person or property acquired shall, to the extent not otherwise included in such income statement items for the Borrower Affiliated Group on a Consolidated basis in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations, (ii) (A) Indebtedness of the Person or property acquired shall be deemed to have been incurred as of the first day of the applicable period and, (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (iii) pro forma adjustments may be included to the extent that such adjustments are made in the good faith judgment of the management of the Borrower and are reasonably acceptable to the Administrative Agent.


                                  SECTION II
                                  ----------

                             DESCRIPTION OF CREDIT
                             ---------------------

          2.1. The Loans.
               ---------

          (a)  Revolving Loans. Subject to the terms and conditions set forth in
               ---------------
this Agreement, each of the Banks having a Revolving Credit Commitment severally agrees to lend to the Borrower and the Borrower may borrow, repay and reborrow from time to time between the Closing Date and the Revolving Credit Maturity Date, such amounts as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Commitment; provided,
                                                               --------
however, that the maximum aggregate principal amount of all Revolving Loans
-------
outstanding (after giving effect to the amounts requested), plus the aggregate
                                                            ----
principal amount of all Swingline Loans outstanding, plus the aggregate Stated
                                                     ----
Amount of Letters of Credit outstanding at such time, plus the aggregate amount
                                                      ----
of all unreimbursed draws under outstanding Letters of Credit, shall not at any time exceed the lesser of (i) the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time, and (ii) the Borrowing Base at such time; and provided, further, that at the time the Borrower requests a
               --------  -------
Revolving Loan and after giving effect to the making thereof, no Default or Event of Default has occurred and is continuing. It is understood and agreed that for a period of 60 days after the Closing Date, the Borrower shall not be required to calculate the Borrowing Base or to submit the Borrowing Base Report required by Section 5.1(d). Accordingly, it is further agreed that for all purposes of this Agreement (including the next paragraph of this clause (a),

Section 2.18 and Section 6.17) for such initial 60 day period, the Borrowing Base shall be deemed to be equal to $60,000,000.

          The Revolving Loans shall be made pro rata in accordance with the
                                            --- ----
Commitment Percentage of each Bank having a Revolving Credit Commitment. If the aggregate principal amount of Revolving Loans outstanding at any time, plus the
                                                                       ----
aggregate principal amount of all Swingline Loans outstanding, plus the
                                                               ----
aggregate Stated Amount of Letters of Credit outstanding at such time, plus the
                                                                       ----
aggregate amount of any unreimbursed draws under outstanding Letters of Credit shall at any time exceed the aggregate Revolving Credit Commitments of all the Banks then in effect or the Borrowing Base then in effect, the Borrower shall immediately pay to the Administrative Agent for the respective accounts of the Banks the amount of such excess (and any such payment shall be applied first to repay any outstanding Swingline Loans). Failure to make such payment on demand shall be an Event of Default hereunder.

          (b)  Term Loan A.  Subject to the terms and conditions set forth in
               -----------
this Agreement, each of the Banks having a Term Loan A Commitment severally agrees to lend to the Borrower on the Closing Date, and the Borrower agrees to borrow on such date and repay in accordance with Section 2.13, an amount equal to such Bank's Term Loan A Commitment.

          (c)  Term Loan B.  Subject to the terms and conditions set forth in
               -----------
this Agreement, each of the Banks having a Term Loan B Commitment severally agrees to lend to the Borrower on the Closing Date, and the Borrower agrees to borrow on such date and repay in accordance with Section 2.13, an amount equal to such Bank's Term Loan B Commitment.

          (d)  Swingline Loans.
               ---------------

               (i)   Availability.  Subject to the terms and conditions of this
                     -----------
Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that the aggregate principal amount of all
                            --------
outstanding Swingline Loans (after giving effect to any amount requested) at any time, shall not exceed the least of (x) the aggregate Revolving Credit Commitments of all the Banks less the sum of (A) all outstanding Revolving Loans
                             ----
at such time, (B) the aggregate Stated Amount of Letters of Credit outstanding at such time and (C) the aggregate amount of all unreimbursed draws under outstanding Letters of Credit at such time, (y) the Swingline Commitment at such time, and (z) the Borrowing Base at such time. Swingline Loans hereunder may be requested for a period of up to 7 days and shall be repaid and reborrowed in accordance with the terms hereof. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan to the Borrower by 4:00 p.m. (Boston, Massachusetts time) on the Business Day of the requested borrowing, so long as the Swingline Loan has been requested by the Borrower no later than 12:00 p.m. (Boston, Massachusetts time) on such Business Day.

               (ii)   Repayment. The Borrower shall repay the outstanding
                      ---------
principal amount of each Swingline Loan on the earliest to occur of: (x) the seventh day after the date on which such Swingline Loan was made, (y) the Swingline Termination Date or (z) (i) if it shall receive notice of demand for payment from the Swingline Lender prior to 12:00 p.m. (Boston, Massachusetts time) on any Business Day, on the Business Day next succeeding such Business Day and (ii) if it shall receive such notice after 12:00 p.m. (Boston, Massachusetts time) on any day, on the Business Day which is 2 Business Days after it shall receive such notice.

               (iii)  Refunding and Conversion of Swingline Loans to Revolving
                      --------------------------------------------------------
Loans.
-----

                      (A) Swingline Loans shall be refunded by the Banks on demand by the Swingline Lender, in which case the Borrower shall be deemed to have requested on such date of demand a Revolving Loan comprised solely of Prime Rate Loans in the principal amount of such Swingline Loan. Such refundings of the Swingline Loan and/or fundings of such Revolving Loans shall be made by the Banks in accordance with their respective Commitment Percentage applicable to Revolving Loans and shall thereafter be reflected as Revolving Loans of the Banks on the books and records of the Administrative Agent (including the Loan Account). Each Bank shall fund its respective Commitment Percentage of Revolving Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Boston, Massachusetts time) on the next succeeding Business Day after such demand is made. No Bank's obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Bank's failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Bank's Commitment Percentage be increased as a result of any such failure of any other Bank to fund its Commitment Percentage. To the extent any Bank does not fund its respective Commitment Percentage of any Revolving Loan deemed to be made to the Borrower pursuant to this Section, the Borrower shall repay such amounts to the Swingline Lender in accordance with the provisions of Section 8.3(c) as if such Loan were a Revolving Loan for which a Bank did not advance its share to the Administrative Agent.

                      (B) If, at the time the Borrower receives notice of a demand for repayment of a Swingline Loan from the Swingline Lender, the aggregate principal amount of all Revolving Loans outstanding, plus the aggregate principal amount of all Swingline Loans outstanding (including the Swingline Loan for which demand for payment is then made by the Swingline Lender), plus the aggregate Stated Amount of Letters of Credit outstanding at such time, plus the aggregate of all unreimbursed draws under outstanding Letters of Credit, equals or exceeds the lesser of (A) the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time, and (B) the Borrowing Base at such time, the Borrower shall repay such Swingline Loan in accordance with Section 2.1(d)(ii). The Borrower hereby authorizes the Administrative Agent to charge any account maintained with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Banks are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded, provided, that if there is availability under the Revolving Credit
          --------
Commitments and the Borrowing Base to repay such Swingline Loans and the conditions of Section 3.2 (other than Section 3.2(a)) have been met, the Agent will first debit the Loan Account in the amount of such Swingline Loans, to the extent of the availability of Revolving Loans, prior to charging any other account maintained with the Swingline Lender. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Banks that have reimbursed the Swingline Lender pursuant to clause (A) above in accordance with their respective ratable share (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received actual notice and which such Event of Default has not been waived by the Majority Banks or the Banks, as applicable).

                      (C) Each Bank acknowledges and agrees that, absent the gross negligence or willful misconduct of the Swingline Lender, its obligation to refund Swingline Loans with Revolving Loans in accordance with the terms of this Section 2.1(d) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.1(a) of Article III. Further, each Bank agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.1(d), one of the events described in
Section 7.1(g) or (h) shall have occurred, each Bank will, on the date the applicable Revolving Loan would have been made pursuant to Section 2.1(d)(iii) hereof, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage (applicable to Revolving Loans) of the aggregate amount of such Swingline Loan. Each Bank will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Swingline Lender has received from any Bank such Bank's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded).

                      (D) Each Bank's Commitment Percentage applicable to any Swingline Loan shall be identical to its Commitment Percentage applicable to Revolving Loans.

          (e)  Loan Account.  The Administrative Agent shall enter Loans and
               ------------
advances made by the Banks to the Borrower pursuant to this Agreement (including, without limitation, on account of the Revolving Loans, Swingline Loans, Term Loans and any Letters of Credit) as debits in the Loan Account. The Administrative Agent shall also record in the Loan Account all payments made by the Borrower on account of the Loans and may also record therein, in accordance with customary accounting practices, other debits and credits, including customary banking charges and all interest, fees, charges and expenses chargeable to the Borrower under this Agreement. The debit balance of the Loan Account shall reflect the amount of the Borrower's Obligations hereunder and shall be considered correct absent manifest error. The Administrative Agent shall render to the Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account, which such monthly accounting shall be presumed to be correct absent manifest error. If there shall be a conflict, discrepancy or inconsistency between the Loan Account and any Note Schedule, the entries and records in the Loan Account shall control, supersede and prevail.

          2.2.  The Notes.
                ---------

          (a)  The Revolving Credit Notes.  The Revolving Loans shall be
               --------------------------
evidenced by separate Revolving Credit Notes of the Borrower to each Bank having a Revolving Credit Commitment in or substantially in the form of Exhibit A-1
                                                                 -----------
hereto (as amended, modified or otherwise supplemented from time to time, collectively, the "Revolving Credit Notes"), with appropriate insertions.

          (b)  The Term Notes A.  The Term Loan A shall be evidenced by separate
               ----------------
Term Notes A of the Borrower to each Bank having a Term Loan A Commitment in or substantially in the form of Exhibit A-2 hereto (as amended, modified or
                             -----------
otherwise supplemented from time to time, collectively, the "Term Notes A"), with appropriate insertions.

          (c)  The Term Notes B.  The Term Loan B shall be evidenced by separate
               ----------------
Term Notes B of the Borrower to each Bank having a Term Loan B Commitment in or substantially in the form of Exhibit A-3 hereto (as amended, modified or
                             -----------
otherwise supplemented from time to time, collectively, the "Term Notes B"), with appropriate insertions.

          (d)  The Swingline Note.  The Swingline Loans shall be evidenced by a
               ------------------
Swingline Note of the Borrower to the Swingline Lender in or substantially in the form of Exhibit A-4 hereto (as amended, modified or otherwise supplemented
            -----------
from time to time, the "Swingline Note"), with appropriate insertions.

          (e)  Note Schedules.  The Administrative Agent and each Bank may,
               --------------
instead of or in addition to maintaining a loan account, and is hereby irrevocably authorized by the Borrower to, enter on the schedule forming a part of its Notes or otherwise in its records, appropriate notations (collectively, the "Note Schedules") evidencing the date and the amount of each Loan, as applicable, the interest rate applicable thereto and the date and amount of each payment of principal and interest made by the Borrower with respect thereto; and in the absence of manifest error, such notations shall be presumed to be correct. The Administrative Agent and each Bank is hereby irrevocably authorized by the Borrower to attach to and make a part of its respective Notes a continuation of any such schedule as and when required. No failure on the part of the Administrative Agent or any Bank to make any notation as provided in this subsection (e) shall in any way affect any Loan or the rights of the Banks or the Obligations of the Borrower with respect thereto. If there shall be a conflict, discrepancy or inconsistency between the Loan Account and any Note Schedule, the entries and records in the Loan Account shall control, supersede and prevail.

          2.3.  Conversion; Continuation.  Provided that no Default or Event of
                ------------------------
Default shall have occurred and be continuing, and subject to and in accordance with the provisions of Section 2.4(a), (x) the Borrower may convert all or any part (in integral multiples of $250,000) of any outstanding Loan into a Loan of the other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a LIBOR Loan, shall be the last day of the Interest Period applicable to such LIBOR Loan) and
(y) the Borrower may continue a LIBOR Loan as a LIBOR Loan on the last day of the Interest Period applicable to such LIBOR Loan. The Borrower shall give the Administrative Agent prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.4. All such conversions shall be made pro rata in accordance with each Bank's Commitment Percentage
              --- ----
applicable to the type of Loan being converted.

          2.4.  Notice and Manner of Borrowing, Continuation or Conversion of
                -------------------------------------------------------------
Loans.
-----

          (a) Whenever the Borrower desires to obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of the other type provided for in this Agreement, the Borrower shall notify the Administrative Agent (which notice shall be irrevocable) by telecopy or telephone (i) received no later than 1:00 p.m. (Boston, Massachusetts time) on the date 1 Business Day before the day on which the requested Loan is to be made or converted to a Prime Rate Loan,
(ii) received no later than 12:00 p.m. (Boston, Massachusetts time) on the day on which a Swingline Loan is to be made, and (iii) received no later than 1:00 p.m. (Boston, Massachusetts time) on the date 3 Business Days before the day on which the requested Loan is to be made or continued as or converted to a LIBOR Loan, provided that no more than 10 LIBOR Loans may be outstanding at any one
      --------
time. Such notice by the Borrower shall specify (i) the effective date and amount of each Loan to be obtained, continued or converted (or portion thereof to be continued or converted, as the case may be), subject to the limitations set forth in Section 2.1, (ii) the interest rate option to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and Section 2.9). Each LIBOR Loan must be for an amount equal to at least $250,000 and in additional increments of $250,000. Each such notification by telephone pursuant to Section 2.3 or this Section 2.4(a) (a "Notice of Borrowing or Conversion") shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit B hereto, provided that if such written
                             ---------         --------
confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall be presumed to be correct absent manifest error.

          (b) Subject to the terms and conditions hereof, (x) each Bank shall make available to the Administrative Agent, in immediately available funds, no later than 1:00 p.m., Boston, Massachusetts time, on the date upon which any Prime Rate Loan or LIBOR Loan is to be made, such Bank's Commitment Percentage of the requested Loan and (y) the Swingline Lender shall make available to the Administrative Agent, in immediately available funds, no later than 4:00 p.m. (Boston, Massachusetts time), on the date upon which any Swingline Loan is to be made, the amount of such Swingline Loan to be made on such date. The Administrative Agent shall, in turn, make each Loan on the effective date specified therefor by crediting the amount of such Loan to the Borrower's demand deposit account with the Administrative Agent. In no event shall the Administrative Agent (in its capacity as Administrative Agent) have any obligation to make any funding or shall any Bank be obligated to fund more than its Commitment Percentage of the requested Prime Rate Loan or LIBOR Loan. Revolving Loans to be made for the purpose of refunding Swingline Loans shall be made by the Banks as provided in Section 2.1(d) hereof.

          2.5.  Commitment Fee.  The Borrower shall pay to the Administrative
                --------------
Agent, for the accounts of the Banks having Revolving Credit Commitments, in accordance with their respective Revolving Credit Commitment Percentages, from the Closing Date through the Revolving Credit Maturity Date, a commitment fee computed at the rate of .50% per annum on the average daily amount, during each fiscal quarter or portion thereof, of the unborrowed portion of the Revolving Credit Commitment minus the Stated Amount of outstanding Letters of Credit
                  -----
minus, without duplication, the aggregate amount of unreimbursed draws under
-----
outstanding Letters of Credit and minus the principal amount of any outstanding
                                  -----
Swingline Loans. Commitment fees shall be payable quarterly in arrears, on the last Business Day of March, June, September and December of each year beginning June 30, 2000, and on the Revolving Credit Maturity Date or, if earlier, on the date the Revolving Loans become due and payable (by reason of acceleration or otherwise).

          2.6.  Reserved.
                --------

          2.7.  Fee Letter.  The Borrower shall pay to the Administrative Agent
                ----------
fees in the amounts and at the times outlined in the Fee Letter.

          2.8.  Reduction of Revolving Credit Commitment.  The Borrower may from
                ----------------------------------------
time to time by written notice delivered to the Administrative Agent at least 5 Business Days prior to the date of the requested reduction, reduce by a minimum amount of $1,000,000, and in additional increments of $500,000, any unborrowed portion of the Revolving Credit Commitment. No reduction of the Revolving Credit Commitment shall be subject to reinstatement.

          2.9.  Duration of Interest Periods.
                ----------------------------

          (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a LIBOR Loan shall be as specified in the applicable Notice of Borrowing or Conversion. The Borrower shall have the option to elect a subsequent Interest Period to be applicable to such Loan by giving notice of such election to the Bank received no later than 1:00 p.m. (Boston, Massachusetts time) on the date 3 Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a LIBOR Loan.

          (b) If the Administrative Agent does not receive a notice of election of duration of an Interest Period for a LIBOR Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default or an Event of Default exists, the Borrower, notwithstanding the provisions of Section 2.3, shall be deemed to have elected to convert such Loan in whole into a Prime Rate Loan on the last day of the then current Interest Period with respect thereto.

          (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Term Loan B Maturity Date.

          2.10.  Interest Rates and Payments of Interest.
                 ---------------------------------------

          (a) Each Revolving Loan, portion of Term Loan A and portion of Term Loan B which is a Prime Rate Loan, and each Swingline Loan (until its refunding and conversion into a Revolving Loan), shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Prime Rate plus the Applicable Prime Rate Margin, which rate shall change contemporaneously with any change in the Prime Rate. Such interest shall be payable on the last Business Day of any month in which a Swingline Loan or a Prime Rate Loan is outstanding hereunder, and when the principal of such Loan is due (whether at maturity, by reason of acceleration or otherwise).

          (b) Each Revolving Loan, portion of Term Loan A and portion of Term Loan B which is a LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted LIBOR Rate plus the Applicable LIBOR Margin. Such interest shall be payable for such Interest Period on the last day thereof and when the principal of such LIBOR Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof.

          (c) With reference to Revolving Loans and Term Loan A (i) the "Applicable Prime Rate Margin" shall be equal to (A) from the Closing Date through the second Business Day after the date on which the financial statements required to be delivered pursuant to Section 5.1(b) for the second full fiscal quarter of the Borrower following the Closing are delivered to the Administrative Agent, a percentage equal to 2.00%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table 1 below, and
(ii) the "Applicable LIBOR Margin" shall be equal to (A) from the Closing Date through the second Business Day after the date on which the financial statements required to be delivered pursuant to Section 5.1(b) for the second full fiscal quarter of the Borrower following the Closing are delivered to the Administrative Agent, a percentage equal to 3.25%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table 1 below:
                                                           -------

                                    Table 1
                                    -------

                        Revolving Loans and Term Loan A

                                                                Applicable Prime          Applicable
                   Funded Debt Ratio                              Rate Margin            LIBOR Margin
                   -----------------                              -----------            ------------
               a)  greater than or equal to 4.50 to 1                 2.00%                   3.25%

               b)  less than 4.50 to 1 but equal to or                1.75%                   3.00%
                   greater than 4.00 to 1

               c)  less than 4.00 to 1 but equal to or                1.50%                   2.75%
                   greater than 3.50 to 1

               d)  less than 3.50 to 1 but equal to or                1.25%                   2.50%
                   greater than 3.00 to 1

               e)  less than 3.00 to 1                                1.00%                   2.25%

     With reference to Term Loan B (i) the "Applicable Prime Rate Margin" shall be equal to (A) from the Closing Date through the second Business Day after the date on which the financial statements required to be delivered pursuant to
Section 5.1(b) for the second full fiscal quarter of the Borrower following the Closing are delivered to the Administrative Agent, a percentage equal to 2.50%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table 2 below, and (ii) the "Applicable LIBOR Margin" shall be equal to (A) from the Closing Date through the second Business Day after the date on which the financial statements required to be delivered pursuant to Section 5.1(b) for the second full fiscal quarter of the Borrower following the Closing are delivered to the Administrative Agent, a percentage equal to 3.75%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table
                                                                           -----
2 below:
-

                                    Table 2
                                    -------

                                  Term Loan B

                                                                 Applicable Prime          Applicable
                   Funded Debt Ratio                               Rate Margin            LIBOR Margin
                   -----------------                               -----------            ------------
               a)  greater than or equal to 4.50 to 1                 2.50%                   3.75%

               b)  less than 4.50 to 1 but equal to or                2.25%                   3.50%
                   greater than 3.00 to 1

               c)  less than 3.00 to 1                                2.00%                   3.25%

For purposes of determining the Applicable Prime Rate Margin and the Applicable LIBOR Margin, the Funded Debt Ratio will be tested quarterly, commencing with the third full fiscal quarter of the Borrower following the Closing Date, based on the annual or quarterly financial statements required to be delivered pursuant to Section 5.1(a) or 5.1(b), respectively. For purposes of determining the interest rate for any Rate Period hereunder, any interest rate change shall be effective 3 Business Days after the date on which the financial statements required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) are delivered to the Administrative Agent, together with a notice to the Administrative Agent (which shall be verified by the Administrative Agent) specifying any change in the Applicable Prime Rate Margin and the Applicable LIBOR Margin. If the Borrower has failed to deliver the financial statements required to be delivered by it pursuant to Section 5.1(a) or Section 5.1(b), the Applicable Prime Rate Margin and the Applicable LIBOR Margin that are then in effect shall automatically be increased by .25% until such financial statements are delivered.

          2.11.  Changed Circumstances.
                 ---------------------

          (a)  Circumstances Affecting LIBOR Rate Availability.  If with respect
               -----------------------------------------------
to any Interest Period the Administrative Agent or any Bank (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts, are not being quoted via Telerate Page 3750 or offered to the Administrative Agent for such Interest Period, or that the Adjusted LIBOR Rate does not reflect the cost of funding LIBOR Loans by the Banks, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Banks to make LIBOR Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Loan or convert the then outstanding principal amount of each such LIBOR Loan to a Prime Rate Loan as of the last day of such Interest Period.

          (b)  Laws Affecting LIBOR Rate Availability.  If, after the date
               --------------------------------------
hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any of their respective lending offices by which its eurodollar loans are made) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Banks (or any of their respective lending offices by which its eurodollar loans are made) to honor its obligations hereunder to make or maintain any LIBOR Loan, such Bank shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Banks. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of such Bank to make LIBOR Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Loan shall be suspended and thereafter any request for a LIBOR Loan (or to convert a Prime Rate Loan to a LIBOR Loan with respect to such Bank's Commitment Percentage of such Loan or to continue a LIBOR Loan for an additional Interest Period) shall, as to such Bank, be deemed a request for a Prime Rate Loan (or a request to convert a LIBOR Loan to a Prime Rate Loan or a request to continue a Prime Rate Loan as the case may be), and (ii) if any of the Banks may not lawfully continue to maintain a LIBOR Loan to the end of the then current Interest Period applicable thereto as a LIBOR Loan, such Bank's Commitment Percentage of the applicable LIBOR Loan shall immediately be converted to a Prime Rate Loan for the remainder of such Interest Period.

          (c)  Increased Costs.  If, after the date hereof, the introduction of,
               ---------------
or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

               (i) shall subject any of the Banks (or any of their respective lending offices) to any tax, duty or other charge with respect to any Loan, Note or Letter of Credit which changes the basis of taxation of payments to any of the Banks (or any of their respective lending offices) of the principal of or interest on any Loan, Note or Letter of Credit or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax (including franchise tax) on the overall net income of any of the Banks or any of their respective lending offices imposed by the jurisdiction in which such Bank is organized or is or should be qualified to do business or such lending office is located); or

               (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Banks (or any of their respective lending offices) or shall impose on any of the Banks (or any of their respective lending offices) or the foreign exchange and interbank markets any other condition affecting any Loan or Note;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any LIBOR Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Banks under this Agreement or under the Notes in respect of a LIBOR Loan or Letter of Credit, then such Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor in writing and, within 15 days after such notice by the Administrative Agent, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Bank to compensation pursuant to this Section 2.11(c); provided, that the Administrative
                                               --------
Agent shall incur no liability whatsoever to the Banks or the Borrower in the event it fails to do so. A certificate of such Bank setting forth the basis for determining such amount or amounts necessary to compensate such Bank shall be forwarded to the Borrower through the Administrative Agent and shall be presumed to be correct absent manifest error. The Banks shall determine the applicability of, and the amount due under, this Section 2.11 consistent with the manner in which they apply similar provisions and calculate similar amounts payable to them by other borrowers having in their credit agreements provisions comparable to this Section 2.11.

          Section 2.11A.  Indemnity.  The Borrower hereby indemnifies each of
                          ---------
the Banks against any loss or expense which may arise or be attributable to each Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due (or any prepayment on the date notified to the Administrative Agent) of any amount due hereunder in connection with a LIBOR Loan, (b) due to any failure of the Borrower to borrow (or continue or convert into) a LIBOR Loan on a date specified therefor in a Notice of Borrowing or Conversion and/or (c) due to any payment, prepayment or conversion of any LIBOR Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the reasonable exercise of the applicable Bank's sole discretion, based upon the assumption that such Bank funded its Commitment Percentage of the LIBOR Loans in the London interbank market and using any reasonable attribution or averaging methods which such Bank deems reasonable, appropriate and practical. A certificate of such Bank setting forth the basis for determining such amount or amounts necessary to compensate such Bank shall be forwarded to the Borrower through the Administrative Agent and shall be presumed to be correct absent manifest error.

          Section 2.12  Capital Requirements.  If after the date hereof either
                        --------------------
(a) the introduction of, or any change in, or change in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Bank, or any corporation controlling such Bank as a consequence of, or with reference to the Revolving Credit Commitments or Swingline Commitment and other commitments of this type hereunder, below the rate which the Bank or such other corporation could have achieved but for such introduction, change or compliance, then within 5 Business Days after written demand by any such Bank, the Borrower shall pay to such Bank from time to time as specified by such Bank additional amounts sufficient to compensate such Bank or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Bank, shall be presumed to be correct absent manifest error. Banks shall determine the applicability of, and the amount due under, this Section 2.12 consistent with the manner in which they apply similar provisions and calculate similar amounts payable to them by other borrowers having in their credit agreements provisions comparable to this Section 2.12.

          Upon the receipt by the Borrower from any Bank (an "Affected Bank") of a claim for compensation under Section 2.11, this Section 2.12 or Section 2.12A, which claim shall be delivered to the Borrower promptly after the Affected Bank has determined that it is entitled to compensation, the Borrower may: (i) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitments; or (ii) designate a replacement lending office of such Bank or a replacement bank or financial institution reasonably satisfactory to the Administrative Agent in its sole discretion. If one or more of the other Banks in its sole discretion agrees to acquire all or part of such Affected Bank's Loans and Commitments or if such a satisfactory replacement bank or financial institution is designated, the Affected Bank shall promptly assign all or such part of its Loans and Commitments.

          Section 2.12A  Taxes.
                         -----

          (a)  Payments Free and Clear.  Any and all payments by the Borrower
               -----------------------
hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, franchise or excise taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Bank and the Administrative Agent, income and franchise taxes on net income (including any so-called branch profits taxes) imposed by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or is, or should be (as evidenced by a final, non-appealable determination by the relevant taxing authority or other Governmental Authority), qualified to do business or any political subdivision thereof and (ii) in the case of each Bank, income and franchise taxes on net income (including any so-called branch profits taxes) imposed by the jurisdiction of such Bank's lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If the Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Bank or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12A) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 2.12A(d).

          (b)  Stamp and Other Taxes.  In addition, the Borrower shall pay any
               ---------------------
present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interests in respect thereto (hereinafter referred to as "Other Taxes").

          (c)  Indemnity.  The Borrower shall indemnity each Bank and the
               ---------
Administrative Agent for the full amount of Non-Excluded Taxes and Other Taxes (including, without limitation, any Non-Excluded Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12A) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally assessed. Such indemnification shall be made within 30 days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor.

          (d)  Evidence of Payment.  Within 30 days after the date of any
               -------------------
payment of Non-Excluded Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

          (e)  Delivery of Tax Forms.  Each Bank organized under the laws of a
               ---------------------
jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two copies of United States Internal Revenue Service Forms W-8 BEN, W-8 ECI or W-8 IMY, as applicable (or successor forms) properly completed and certifying in each case that such Bank is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Bank further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form W-8 BEN, W-8 ECI or W-8 IMY and Form W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form W-8 BEN, W-8 ECI or W-8 IMY that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate becomes unavailable and such Bank notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-9, establishing an exemption from United States backup withholding tax.

Each Bank shall promptly notify the Administrative Agent and the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate or form to the Borrower. Notwithstanding any other provision of this Section 2.12A(e), any Bank organized under the laws of a jurisdiction other than the United States or any state thereof shall not be required to deliver any form pursuant to this Section 2.12A(e) that such Bank is not legally able to deliver.

          (f) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form described in Subsection 2.12A(e) above (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under Subsection 2.12A(e) above), such Bank shall not be entitled to any additional payments under Section 2.12A with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided,
                                                                       --------
however, that should a Bank become subject to Non-Excluded Taxes because of its
-------
failure to deliver a form required hereunder, the Borrower shall take such steps as the Bank reasonably shall request to assist the Bank to recover such Non-Excluded Taxes.

          (g) If a Bank or the Administrative Agent receives a refund in respect to any Non-Excluded Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 2.12A, it shall, if no Event of Default has occurred and is continuing, within 30 days from the date of such receipt pay over the amount of such refund to the Borrower, net of all reasonable out-of-pocket expenses of such Bank or the Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided
                                                                      --------
that the Borrower, upon the written request of such Bank of the Administrative Agent, agrees to repay promptly the amount paid over to the Borrower (plus penalties, interest or other reasonable charges) to such Bank or the Administrative Agent in the event such

Bank or the Administrative Agent is required to repay such refund to such taxation authority, and provided, further, if an Event of Default has occurred
                        --------  -------
and is continuing, any such refund shall be applied by the Administrative Agent to the Obligations in accordance with Section 8.5.

          (h)  Survival.  Without prejudice to the survival of any other
               --------
agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12A shall survive the payment in full of the Obligations and the termination of the Commitments.

          2.13.  Payments and Prepayments of the Loans.
                 -------------------------------------

          (a) The entire principal of the Revolving Credit Notes shall be absolutely due and payable by the Borrower to the Banks on the Revolving Credit Maturity Date. All of the other Indebtedness evidenced by the Revolving Credit Notes shall, if not sooner paid, also be absolutely due and payable by the Borrower to the Banks on the Revolving Credit Maturity Date.

          (b) The entire principal of the Term Notes A shall be payable by the Borrower to the Administrative Agent for the account of the Banks in 20 consecutive quarterly installments of principal. Such quarterly installments of principal shall be payable on the installment payment dates, and shall be in the amounts, set forth below:

             Installment                   Aggregate Amount
             Payment Date                     of Payment
             ------------                  ----------------
               09/30/00                        $ 1,250,000
               12/31/00                        $ 1,250,000
               03/31/01                        $ 1,250,000
               06/30/01                        $ 1,250,000
               09/30/01                        $ 1,875,000
               12/31/01                        $ 1,875,000
               03/31/02                        $ 1,875,000
               06/30/02                        $ 1,875,000
               09/30/02                        $ 2,500,000
               12/31/02                        $ 2,500,000
               03/31/03                        $ 2,500,000
               06/30/03                        $ 2,500,000
               09/30/03                        $ 3,125,000
               12/31/03                        $ 3,125,000
               03/31/04                        $ 3,125,000
               06/30/04                        $ 3,125,000
               09/30/04                        $ 3,750,000
               12/31/04                        $ 3,750,000
               03/31/05                        $ 3,750,000
               05/16/05                        $ 3,750,000

All of the Indebtedness evidenced by each Term Note A which is outstanding shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by the Borrower to the Banks on the Term Loan A Maturity Date.

          (c) The entire principal of the Term Notes B shall be payable by the Borrower to the Administrative Agent for the account of the Banks having Term Loan B Commitments in 28 consecutive quarterly installments of principal. Such quarterly installments of principal shall be payable on the installment payment dates, and shall be in the amounts, set forth below:

             Installment                   Aggregate Amount
             Payment Date                     of Payment
             ------------                  ----------------
               09/30/00                        $   125,000
               12/31/00                        $   125,000
               03/31/01                        $   125,000
               06/30/01                        $   125,000
               09/30/01                        $   125,000
               12/31/01                        $   125,000
               03/31/02                        $   125,000
               06/30/02                        $   125,000
               09/30/02                        $   125,000
               12/31/02                        $   125,000
               03/31/03                        $   125,000
               06/30/03                        $   125,000
               09/30/03                        $   125,000
               12/31/03                        $   125,000
               03/31/04                        $   125,000
               06/30/04                        $   125,000
               09/30/04                        $   125,000
               12/31/04                        $   125,000
               03/31/05                        $   125,000
               06/30/05                        $   125,000
               09/30/05                        $ 5,937,500
               12/31/05                        $ 5,937,500
               03/31/06                        $ 5,937,500
               06/30/06                        $ 5,937,500
               09/30/06                        $ 5,937,500
               12/31/06                        $ 5,937,500
               03/31/07                        $ 5,937,500
               05/16/07                        $ 5,937,500

All of the Indebtedness evidenced by each Term Note B which is outstanding shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by the Borrower to such Banks on the Term Loan B Maturity Date.

          (d) Revolving Loans that are Prime Rate Loans may be voluntarily prepaid at any time, without premium or penalty, upon 5 Business Days' prior written notice to the Administrative Agent. Subject to the provisions of
Section 2.11A, Revolving Loans that are LIBOR Loans may be voluntarily prepaid at any time, without premium or penalty, upon 5 Business Days' prior written notice to the Administrative Agent. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment. No prepayment of the Revolving Loans prior to the Revolving Credit Maturity Date shall affect the Total Commitment or impair the Borrower's right to borrow as set forth in Section 2.l. Partial prepayments of the Revolving Loans shall be in an amount equal to $500,000 or an integral multiple thereof. In the case of any partial payment of the Revolving Loans, the total amount of such partial payment shall be allocable among the Revolving Loans, subject to adjustment as provided in Section 8.5, pro rata in accordance with the
                                       --- ----
Commitment Percentage of each Bank having a Revolving Credit Commitment in accordance with subsection (g) below.

          (e) Subject to the provisions of Section 2.11A, the Term Loans may be voluntarily prepaid at any time, in whole or in part, without premium or penalty, upon 5 Business Days' prior written notice to the Administrative Agent, provided that interest accrued on the amounts so paid to the date of such
--------
payment must be paid at the time of any such payment. Partial prepayments of the Term Loans shall be in an amount equal to $500,000 or an integral multiple thereof. In the case of any partial prepayment of either Term Loan, such prepayments shall be applied ratably to the outstanding installments of Term Loan A and Term Loan B, and in each case shall be applied to installments of principal due under the applicable Term Loan pro rata to each Bank having a Term
                                             --- ----
Loan A Commitment or Term Loan B Commitment in accordance with each such Bank's Commitment Percentage relating to either of such Term Loans in accordance with subsection (g) below, provided, however, that prior to repayment in full of Term
                      --------  -------
Loan A, upon at least 3 Business Days' prior written notice to the Administrative Agent and the Borrower, at the election of any Bank having a Term Loan B Commitment, the full amount of any voluntary prepayment proposed to be made to such Bank (or so much thereof as would be required to prepay Term Loan A in full) shall be allocable to Term Loan A, pro rata to each Bank having a Term
                                            --- ----
Loan A Commitment, in accordance with each such Bank's Term Loan A Commitment Percentage.

          (f) The Borrower shall be required to make mandatory prepayments of the Loans as set forth below (each a "Mandatory Prepayment"), such payments being due and payable on the later of (x) the day on which any Net Proceeds are received and (y) the Business Day following the last day on which a member of the Borrower Affiliated Group is entitled by the terms hereof to make Eligible Reinvestments with such Net Proceeds, with respect to clauses (i) through (iv) below, and on the date on which the financial statements referred to below are required to be delivered, whether or not such financial statements are actually delivered, with respect to clause (v) below:

               (i) an amount equal to 100% of the Net Proceeds received by the Borrower or any other member of the Borrower Affiliated Group from the sale or other disposition of any of their respective assets or properties (other than Equity Securities and Involuntary Dispositions), except for (v) sales or other dispositions of assets or properties in the ordinary course of business, (w) any sale or disposition of assets or properties to (I) a Credit Party, or (II) an Excluded Foreign Subsidiary of Inventory having an aggregate value equal to or less than $3,000,000 in any fiscal year of the Borrower, provided that the consideration received from such Excluded Foreign Subsidiary in respect of such sale or disposition is equal to or greater than the lower of the cost of such Inventory or its fair market value, (x) sales or other dispositions of assets or properties not in the ordinary course of business in an aggregate amount (valued at the lower of cost or fair market value) not to exceed $1,000,000 in any fiscal year of the Borrower, provided
                                                                      --------
                       that all such sales are made at fair market value and the Net Proceeds of such sales or other dispositions are used to make Eligible Reinvestments within 180 days after the receipt thereof, (y) sales or other dispositions of obsolete equipment or other assets no longer used or useful in the business of the Borrower Affiliated Group and (z) the Sexauer Dispositions;

               (ii) an amount equal to 100% of the Net Proceeds received from the incurrence of any Indebtedness for borrowed money, except for (x) the Indebtedness incurred on the date hereof under the FCF Subordinated Debt Documents, and (y) any Indebtedness described in, and otherwise permitted by, Section 6.1;

               (iii) an amount equal to 100% of the Net Proceeds received by the Borrower, any other member of the Borrower Affiliated Group or the Administrative Agent as a result of an Involuntary Disposition (including in the nature of insurance proceeds) in excess of $1,000,000 in any fiscal year of the Borrower, so long as such Net Proceeds of less than $1,000,000 which are not required to be paid under this clause (iii) are used within 180 days of receipt thereof to make Eligible Reinvestments, provided
                                                                       --------
                       that if a Default or Event of Default exists at the time of such receipt of Net Proceeds, 100% of such Net Proceeds shall be paid to the Administrative Agent for application to the Loans;

               (iv) an amount equal to 50% of the Net Proceeds received from the sale of any Equity Securities of the Borrower by the Borrower, except for (a) the Equity Securities issued or converted in connection with the Merger on the date hereof, (x) Equity Securities of the Borrower issued to employees or directors of any member of the Borrower Affiliated Group in connection with an employee benefit or option plan adopted by the Board of Directors of any member of the Borrower Affiliated Group, (y) Equity Securities of the Borrower in respect of which any member of the Borrower Affiliated Group has advanced or loaned the employee or director of any member of the Borrower Affiliated Group purchasing such Equity Securities the amount utilized by such employee or director to purchase such Equity Securities or (z) the proceeds of any issuance by the Borrower of Equity Securities of the Borrower consummated in connection with and for the purpose of financing a Permitted Acquisition; and

               (v) an amount equal to 75% of the Excess Cash Flow of the Borrower (x) for the period commencing on the Closing Date and ending on December 31, 2000, and (y) for each fiscal year of the Borrower thereafter, in each case as evidenced by the financial statements required to be delivered pursuant to Section 5.1(a); notwithstanding the foregoing, if at the end of any fiscal year of the Borrower the Funded Debt Ratio (as evidenced by the annual audited financial statements required to be delivered pursuant to Section 5.1(a)) is less than 3.5 to 1 for the four consecutive fiscal quarters ending with the last fiscal quarter of such fiscal year, the percentage of Excess Cash Flow required to be prepaid under this clause (v) shall be reduced to 50% of Excess Cash Flow for such fiscal year.

Subject to the rights of the holders of Term Loan B to reject Mandatory Prepayments in certain circumstances, as more fully described below, Mandatory Prepayments (other than Net Proceeds of the Sexauer Disposition) shall be applied ratably (based on outstanding principal balances at the time of prepayment) to the outstanding installments of Term Loan A and Term Loan B, and in each case shall be applied to installments of principal due under the applicable Term Loan on a pro rata basis in accordance with subsection (g)
                          --- ----
below, until the Term Loans have been paid in full. Mandatory prepayments of Prime Rate Loans shall be made without any premium or penalty. Subject to
Section 2.11A, Mandatory Prepayments of LIBOR Loans shall be made without any premium or penalty, provided that, if no Default or Event of Default has
                    --------
occurred, the Borrower shall be permitted to make any such Mandatory Prepayment that is due prior to the end of an Interest Period to a cash collateral account established and controlled by the Administrative Agent as collateral for the repayment of such LIBOR Loans. Any such amounts will be held in such cash collateral account until the end of the applicable Interest Period and then applied to the Term Loans or Revolving Loans as described in this clause (f), and such payment of the Term Loans or Revolving Loans shall be deemed made at the end of such Interest Period for purposes of Section 2.11A. At the reasonable request of the Borrower, amounts deposited in such cash collateral account will be invested by the Administrative Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such LIBOR Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced. All such Mandatory Prepayments shall be allocable to the Term Loans, pro rata to each Bank having a Term Loan A Commitment or a Term Loan B
--- ----
Commitment, in accordance with each such Bank's Commitment Percentage relating to either of such Term Loans in accordance with subsection (g) below; provided,
                                                                      --------
however, that prior to repayment in full of Term Loan A, at the election of any
-------
Bank having a Term Loan B Commitment (such election to be made by written notice and delivered to the Administrative Agent no later than 1 Business Day after receipt of notice of such prepayment from the Administrative Agent), the full amount of any Mandatory Prepayment proposed to be made to such Bank (or so much thereof as would be required to prepay Term Loan A in full) shall be allocable only to Term Loan A, pro rata to each Bank having a Term Loan A Commitment, in
                     --- ----
accordance with each such Bank's Term Loan A Commitment Percentage. Upon payment in full of the Term Loans, all Mandatory Prepayments shall be applied to the Revolving Loans (without reduction of the Revolving Credit Commitments). Notwithstanding the provisions of Section 2.13(f)(i), the Net Proceeds of the Sexauer Dispositions shall not be applied to reduce the outstanding balance of the Term Loans, but instead shall be applied to the Revolving Loans (without reduction of the Revolving Credit Commitments).

          (g) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied first to prepay outstanding Prime Rate Loans and then to prepay outstanding LIBOR Loans.

          2.14.  Method of Payment.  All payments and prepayments of principal
                 -----------------
and all payments of interest and other amounts due in respect of Term Loan A, Term Loan B and a Revolving Loan which is not a Swingline Loan or reimbursement of a drawing under a Letter of Credit shall be made by the Borrower to the Administrative Agent, for the respective accounts of the Banks or (as the case may be) the Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, in immediately available funds, on or before 1:00 p.m. (Boston, Massachusetts time) on the due date thereof, free and clear of, and without any deduction or withholding for, any Non-Excluded Taxes or other payments. The Borrower authorizes the Administrative Agent and each Bank, to advance to the Borrower and to charge to it as a Revolving Loan a sum sufficient to pay all principal, interest, fees, charges, taxes , expenses and other amounts due under the Loan Documents if such sums are not paid on the date due (after giving effect to any applicable grace periods) and to charge to any deposit account which the Borrower may maintain with the Administrative Agent or such Bank the principal, interest, fees, charges, taxes and expenses provided for in the Loan Documents if, on the day that such interest, principal, fees, charges, taxes, expenses and other amounts become due (after giving effect to any applicable grace periods) such amounts are not paid and the aggregate principal amount of all Revolving Loans (including Swingline Loans) outstanding, plus the aggregate Stated Amount of Letters of Credit outstanding at such time, plus the aggregate amount of all unreimbursed draws under outstanding Letters of Credit, equals or exceeds the lesser of (A) the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time, and (B) the Borrowing Base at such time, in each case with advice thereafter sent to the Borrower's chief financial officer in accordance with the Administrative Agent's or such Bank's customary practice.

          2.15.  Default Rate Interest, Etc.
                 ---------------------------

          After and during the continuance of an Event of Default, all amounts outstanding hereunder or under any other Loan Document (including, without limitation, all principal, interest and fees outstanding) shall, at the option of the Majority Banks, bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the rate applicable to Prime Rate Loans plus 2%) (the "Default Rate").
                               ----

          2.16.  Reserved.
                 --------

          2.17.  Computation of Interest and Fees; Maximum Interest.  Interest
                 --------------------------------------------------
and all fees payable hereunder on account of LIBOR Loans shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. Interest payable hereunder on account of Prime Rate Loans shall be computed daily on the basis of a year of 365 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment. Notwithstanding any other term of this Agreement, the Notes or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Notes by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, the Notes, the Letter of Credit applications, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

          2.18.  Letters of Credit.  Upon the terms and subject to the
                 -----------------
conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower made herein, the Issuing Bank agrees to issue, to the extent permitted by law and the Uniform Custom Practices of the International Chamber of Commerce governing Letters of Credit (Publication No. 500 or any successor thereto), as in effect on the date of issuance, one or more Letters of Credit on the application and for the account of the Borrower, during the period from the Closing Date to 30 days prior to the Revolving

Credit Maturity Date; provided that the Stated Amount of Letters of Credit
                      --------
outstanding at any time, plus the aggregate amount of all unreimbursed draws
                         ----
under such outstanding Letters of Credit, shall not at any time (i) exceed (x) $3,000,000 in the aggregate with respect to standby letters of credit or (y) $7,000,000 with respect to trade letters of credit, or (ii) when added to the then outstanding amount of Revolving Loans at such time, exceed the lesser of
(x) the Revolving Credit Commitment then in effect of all the Banks or (y) the Borrowing Base at such time; and provided, further that at the time the Borrower
                                 --------  -------
requests the issuance of a Letter of Credit and after giving effect to the issuance thereof, there has not occurred and is not continuing a Default or an Event of Default. The issuance of any such Letter of Credit shall result in a reduction of availability of Revolving Loans in accordance with Section 2.1. Upon the issuance of each Letter of Credit by the Issuing Bank, each Bank having a Revolving Credit Commitment shall be deemed to automatically have purchased a participation in such Letter of Credit in accordance with its Commitment Percentage of the Revolving Credit Commitment and each Bank severally agrees that it shall be absolutely liable (absent the gross negligence or willful misconduct of the Issuing Bank), without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage of the Revolving Credit Commitment, to reimburse the Issuing Bank on demand an amount equal to its Commitment Percentage of the amount of each draft paid by such Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant hereto. In addition, all Letters of Credit shall, unless the Issuing Bank and the Banks otherwise agree in writing, have a stated expiration date not to exceed one year (provided that any such Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the applicable Issuing Bank gives notice to the beneficiary of such Letter of Credit at least 30 days prior to the expiry date then in effect) and shall, in any event, expire not later than 30 days prior to the Revolving Credit Maturity Date.

          In order to evidence such Letters of Credit, the Borrower shall enter into, with the Issuing Bank, such agreements and execute such customary instruments and documents as the Issuing Bank reasonably requires, including, but not limited to, a letter of credit application and agreement.

          2.18A.  Notice and Reports.  The request for the issuance of a Letter
                  ------------------
of Credit shall be submitted by the Borrower to the Issuing Bank at least 3 Business Days prior to the requested date of issuance. At least quarterly (and more frequently upon request), the Issuing Bank shall provide to the Administrative Agent and the Borrower a detailed report specifying the Letters of Credit issued by such Issuing Bank which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred. The Administrative Agent shall disseminate promptly to each of the Banks the information provided by the Issuing Bank(s) pursuant to this subsection.

          2.18B.  Reimbursement.  In the event of any drawing under any Letter
                  -------------
of Credit, the Issuing Bank will promptly notify the Borrower and the Administrative Agent. The Borrower promises to reimburse the Issuing Bank (such reimbursement to made to the Administrative Agent for the account of the Issuing
Bank) for each drawing under any Letter of Credit (either with the proceeds of a Swingline or Revolving Loan obtained hereunder or otherwise) in same day funds
(i) if it shall receive notice of such drawing from the Issuing Bank prior to 12:00 p.m. (Boston, Massachusetts time) on any Business Day, on such Business Day and (ii) if it shall receive such notice after 12:00 p.m. (Boston, Massachusetts time) on any day, on the next Business Day after it shall receive such notice.

          2.18C.  Carryover LC's.  Prior to the Closing Date, certain trade
                  --------------
letters of credit having an aggregate balance outstanding on the Closing Date of $1,839,731.78 were issued for the account of the Borrower by First Union National Bank (collectively, the "Carryover LC's"). The parties hereto agree that, on the Closing Date, the Carryover LC's shall remain outstanding and shall be deemed to have been issued pursuant to this Agreement by First Union National Bank, in its capacity as Issuing Bank hereunder, and such Carryover LC's shall be treated, for all purposes of this Agreement and the other Loan Documents, as outstanding Letters of Credit.

          2.18D.  LC Reserve.  In order to facilitate the issuance of trade
                  ----------
Letters of Credit by First Union National Bank in its capacity as an Issuing Bank hereunder, First Union National Bank and the Borrower have requested that a reserve be established against the Borrowing Base in the amount of $2,500,000 (the "LC Reserve"). So long as the LC Reserve is in effect, and provided that
                                                                --------
the conditions set forth in Section 3.1 (with respect to Letters of Credit issued on the Closing Date) and Section 3.2 have been met, First Union National Bank may from time to time issue trade Letters of Credit up to an aggregate face amount of the LC Reserve (after taking into account the Stated Amount of the Carryover LC's) pursuant to a Notice of Borrowing or Conversion submitted by the Borrower to it and to the Administrative Agent without a daily settlement with the Administrative Agent, and without the face amount of such Letters of Credit reducing availability for Revolving Loans under Section 2.1(a) or being counted as outstanding Letters of Credit for purposes of Section 6.17, provided,
                                                               --------
however, that no less frequently than every 2 weeks, First Union National Bank
-------
shall provide the Administrative Agent with a detailed accounting of the trade Letters of Credit issued since the previous such accounting. At the Borrower's request, the Administrative Agent shall have the right to increase or decrease (or eliminate) the LC Reserve so long as such reserve is never below the aggregate Stated Amount, plus any unreimbursed draws under, outstanding trade
                         ----
Letters of Credit issued pursuant to this Section 2.18D.

          2.19.  Letter of Credit Fees.
                 ---------------------

          (a) A per annum Letter of Credit fee shall be payable upon the issuance thereof to the Administrative Agent, for the ratable accounts of the Banks, on each standby Letter of Credit at a rate per annum equal to the Applicable LIBOR Margin applicable to Revolving Loans then in effect multiplied by the Stated Amount of such Letter of Credit, along with, solely for the account of the Issuing Bank, such documentary processing and other fees as are customarily charged by the Issuing Bank on standby Letters of Credit (including, without limitation, a fronting fee equal to .25% multiplied by the face amount of such Letter of Credit payable on the issuance thereof).

          (b) A per annum Letter of Credit fee shall be payable upon the issuance thereof to the Administrative Agent, for the ratable accounts of the Banks, on each trade Letter of Credit at a rate per annum equal to the Applicable LIBOR Margin applicable to Revolving Loans then in effect multiplied by the face amount of such Letter of Credit, along with, solely for the account of the Issuing Bank, such documentary processing and other fees as are customarily charged by the Issuing Bank on trade Letters of Credit (including, without limitation, a fronting fee equal to .25% multiplied by the Stated Amount of such Letter of Credit payable on the issuance thereof).

          2.20.  Interdependence of Borrower Affiliated Group.  In order to
                 --------------------------------------------
induce each of the Banks to enter into this Agreement and the other Loan Documents to which it is a party, and grant the Loans hereunder and issue the Letters of Credit, the Borrower and each other member of the Borrower Affiliated Group hereby jointly and severally represent and warrant that:

          (i) the business of each member of the Borrower Affiliated Group shall benefit from the successful performance of the business of each other member of the Borrower Affiliated Group, and the Borrower Affiliated Group as a whole;

          (ii) each member of the Borrower Affiliated Group has cooperated to the extent necessary and shall continue to cooperate with each other member of the Borrower Affiliated Group to the extent necessary in the development and conduct of each other member of the Borrower Affiliated Group's business, and shall to the extent necessary share and participate in the formulation of methods of operation, distribution, leasing, inventory control, and other similar business matters essential to each member of the Borrower Affiliated Group's business;

          (iii) the failure of any member of the Borrower Affiliated Group to cooperate with all other members of the Borrower Affiliated Group in the conduct of their respective businesses shall have an adverse impact on the business of each other member of the Borrower Affiliated Group, and the failure of any member of the Borrower Affiliated Group to associate or cooperate with all other members of the Borrower Affiliated Group is reasonably likely to impair the goodwill of such other members of Borrower Affiliated Group and the Borrower Affiliated Group as a whole; and

          (iv) each Credit Party is accepting joint and several liability for the Obligations and represents and warrants that the financial accommodations being provided hereby are for the mutual benefit, directly and indirectly, of each member of the Borrower Affiliated Group.


                                  SECTION III
                                  -----------

                              CONDITIONS OF LOANS
                              -------------------

          3.1. Conditions Precedent to Term Loan A, Term Loan B, Initial
               ---------------------------------------------------------
Revolving Loan and Initial Letter of Credit. The obligation of the Banks to make
-------------------------------------------
Term Loan A, Term Loan B and the initial Revolving Loan, and to issue any Letter of Credit on the Closing Date, is subject to the fulfillment on the Closing Date of each of the following conditions precedent:

               3.1.1.  Loan Documents, Ancillary Documents, Etc.
                       -----------------------------------------

               (i) Each of (A) the Loan Documents dated the date hereof or prior to the date hereof (other than the Interest Rate Protection Agreement and the Assignment of Interest Rate Protection Agreement) and (B) the Ancillary Documents (other than the Shareholders Agreement and the Proxy Statement), shall have been duly and properly authorized, executed and delivered by the respective parties thereto (if applicable) and shall be in full force and effect on and as of the Closing Date.

               (ii) Executed original counterparts of each of the Loan Documents dated the date hereof or prior to the date hereof (other than the Interest Rate Protection Agreement and the Assignment of Interest Rate Protection Agreement), shall have been furnished to the Administrative Agent and copies of each of the Ancillary Documents, as executed and delivered by the respective parties thereto, shall have been made available to the Administrative Agent.

               3.1.2.  Legality of Transactions.  No change in applicable law or
                       ------------------------
regulation shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Administrative Agent or any of the Banks to extend credit or perform any of their other material agreements or obligations under any of the Loan Documents to which they are a party on the Closing Date, or (ii) for Parthenon or any other member of the Investor Group, WM Acquisition, the Borrower, or any other member of the Borrower Affiliated Group to perform any of its agreements or obligations under any of the Loan Documents or its material agreements or obligations under any of the Ancillary Documents (other than the Shareholders Agreement and the Proxy Statement) to which it is a party on the Closing Date.

               3.1.3.  Representations and Warranties.  Each of the
                       ------------------------------
representations and warranties made by or on behalf of the Borrower and each other member of the Borrower Affiliated Group to the Administrative Agent and the Banks in this Agreement or the other Loan Documents shall be true and correct when made, shall, for all purposes of this

Agreement, be deemed to be repeated on and as of the Closing Date, and shall be true and correct on and as of such date.

               3.1.4.  Performance, Consents, No Defaults, Litigation, Etc.
                       ---------------------------------------------------
Each of Parthenon, WM Acquisition, the Borrower, and each other member of the Borrower Affiliated Group shall have duly performed, complied with and observed each of its covenants, agreements and obligations contained in any of the Loan Documents (except to the extent expressly waived by Administrative Agent), and shall have duly performed, complied with and observed, in all material respects, each of its covenants, agreements and obligations contained in any of the Ancillary Documents, (other than the Shareholders Agreement and the Proxy Statement) in each case to which it is a party or by which it is bound which are required to be performed on the Closing Date. All necessary consents and/or waivers in connection with the consummation of the Recapitalization Transactions and the transactions contemplated by the Loan Documents shall have been obtained by the Borrower and the other members of the Borrower Affiliated Group and copies thereof shall have been delivered to the Administrative Agent. No event shall have occurred on or prior to the Closing Date and be continuing on such Closing Date, and no condition shall exist on such Closing Date, which constitutes a Default or an Event of Default. No litigation or other proceeding shall be continuing, or pending or threatened in writing, which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, operations, income, or prospects of the Borrower Affiliated Group taken as a whole.

               3.1.5.  Certified Copies of Charter Documents.  The
                       -------------------------------------
Administrative Agent shall have received from each of the Borrower and the other members of the Borrower Affiliated Group a copy, certified by a duly authorized officer of each of the Borrower and such other members of the Borrower Affiliated Group to be true and complete on the Closing Date, of (i) its charter or other incorporation documents, as in effect on such date of certification, certified as of a recent date by the Secretary of State of its jurisdiction of incorporation (or jurisdictional equivalent), and (ii) its by-laws as in effect on such date.

               3.1.6.  Proof of Corporate Action.  The Administrative Agent
                       -------------------------
shall have received from each of the Borrower and each other member of the Borrower Affiliated Group a copy, certified by a duly authorized officer of each of the Borrower and such other member of the Borrower Affiliated Group to be true and complete on the Closing Date, of records of all corporate action taken by each of the Borrower and such member of the Borrower Affiliated Group to authorize, as applicable (i) its execution and delivery of the Loan Documents and the FCF Subordinated Debt Documents to which it is or is to become a party,
(ii) its performance of all of its agreements and obligation under each of such documents, and (iii) any borrowings and other transactions contemplated by this Agreement.

               3.1.7.  Incumbency Certificate.  The Administrative Agent shall
                       ----------------------
have received from each of the Borrower and each other member of the Borrower Affiliated Group an incumbency certificate, dated the Closing Date and signed by the duly authorized officers of each of the Borrower and such other member of the Borrower Affiliated Group, and giving the name and bearing a specimen signature of each individual who shall be authorized, as applicable: (i) to sign, in the name and on behalf of each of the Borrower and such other member of the Borrower Affiliated Group, each of the Loan Documents to which it is or is to become a party; (ii) to make application for the Loans or conversion thereof; and (iii) to give notices to take other action on its behalf under the Loan Documents.

               3.1.8.  Proceedings and Documents.  All corporate, governmental
                       -------------------------
and other proceedings in connection with the transactions contemplated by the Loan Documents, the Ancillary Documents, and all instruments and documents incidental thereto, shall be reasonably satisfactory to the Administrative Agent and the Administrative Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Administrative Agent shall have reasonably requested.

               3.1.9.  Good Standing, Etc.  The Administrative Agent shall have
                       -------------------
received a long-form certificate (if available in the jurisdiction) of the Secretary of State dated as of a recent date of the respective jurisdictions of incorporation (or jurisdictional equivalent) of each Credit Party as to each Credit Party's legal existence and good standing in such jurisdiction and listing all documents on file in the office of said Secretary of State. The Administrative Agent shall also have received in respect of each Credit Party certificates of qualification to do business from any jurisdictions in which such Credit Party holds or stores Collateral.

               3.1.10.  Fees.  The Borrower shall have complied with its
                        ----
obligations under Section 2.7 to pay the fees described in the Fee Letter, and if any Letters of Credit are outstanding on the Closing Date, the Letter of Credit fees described in Section 2.19, and all reasonable legal fees and reasonable expenses and reasonable collateral examination fees and other reasonable fees and expenses incurred by the Administrative Agent in connection with the consummation of the transactions contemplated by this Agreement.

               3.1.11.  Legal Opinions.  The Administrative Agent shall have
                        --------------
received a written legal opinion, addressed to the Administrative Agent and the Banks, dated the Closing Date, from Paul, Weiss, Rifkind, Wharton & Garrison and/or Morgan, Lewis & Bockius, LLP, counsel to the Borrower, each other member of the Borrower Affiliated Group, in or substantially in the form of Exhibit E
                                                                     ---------
hereto, together with opinions from local real estate counsel to the Borrower Affiliated Group in connection with the Real Properties and the Leasehold Mortgages and Fee Mortgages, in each case reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have also received copies of all of the legal opinions delivered in connection with the Recapitalization Transactions, and shall be entitled to rely on each thereof. The Administrative Agent shall have also received copies of all fairness or similar opinions rendered in connection with the Recapitalization Transactions, including the fairness opinion delivered by William Blair & Company, LLC.

               3.1.12.  Collateral Examination; Financial Condition.  The
                        -------------------------------------------
Administrative Agent shall have completed its due diligence, including a review of the assets of the Borrower and the other members of the Borrower Affiliated Group. In addition, the Borrower shall have confirmed that its acquisition of 100% of the capital stock of J.A. Sexauer and Trayco was completed. The Administrative Agent shall have received the following financial statements (including the notes thereto) of the Borrower:
(i) a Consolidated balance sheet as of December 31, 1999, audited and certified by Deloitte and Touche LLP, and (ii) a Consolidated statement of operations and cash flows for the fiscal year ended December 31, 1999, audited and certified by Deloitte and Touche LLP, in each case prepared in accordance with GAAP. The Administrative Agent also shall have received the Pro Forma Financial Statements. The Administrative Agent shall be satisfied that there has been no material adverse change in the condition (financial or otherwise), business, assets, operations, income or prospects of the Borrower Affiliated Group taken as a whole since the most recent financial statements referred to in Section 4.7.

               3.1.13.  Loan Documents; U.C.C. Search Reports; Insurance;
                        -------------------------------------------------
Patents, Trademarks and Copyrights; Primary Operating Accounts.  The Loan
--------------------------------------------------------------
Documents pursuant to which the Administrative Agent is granted a security interest in the Collateral and the appropriate financing statements (in the name of the Borrower and each other member of the Borrower Affiliated Group (other than any Excluded Foreign Subsidiary)) and other documents in respect thereto and necessary to enable the Administrative Agent to perfect a legal, valid and enforceable first-priority security interest thereunder subject to Permitted Encumbrances for the benefit of the Banks, shall have been duly executed by each of the Borrower and such other members of the Borrower Affiliated Group, and delivered to the Administrative Agent in form suitable for filing in all appropriate filing offices or other locations necessary for the perfection of such first-priority interests. The Administrative Agent shall have received reports concerning the results of searches of the Patent and Trademark Office, the Copyright Office and Uniform Commercial Code filing offices for the Borrower and each other member of the Borrower Affiliated Group in each jurisdiction where Collateral or other assets are located made no more than 30 days prior to the Closing Date. The Administrative Agent shall have received the original stock certificates, together with stock powers endorsed in blank, for (i) all of the issued and outstanding capital stock of each member of the Borrower Affiliated Group except the Borrower and the Excluded Foreign Subsidiaries, and
(ii) 65% of the issued and outstanding capital stock of the Excluded Foreign Subsidiary. The Administrative Agent shall have received reasonably satisfactory evidence that liability insurance and casualty insurance, including any insurance as is required by the Loan Documents to be in effect in respect of all real and personal property and fixtures, of each of the Borrower and each other member of the Borrower Affiliated Group is in effect and the interest of the Administrative Agent as mortgagee, loss payee and additional insured, as applicable, has been duly endorsed upon all instruments of insurance issued in respect of such property and in respect of liability. All such insurance shall provide for 10 days' advance written notice to the Administrative Agent of any cancellation thereof for non-payment of premiums and 30 days' advance written notice to the Administrative Agent of any cancellation thereof for any other reason. The Administrative Agent shall also have received signed Landlord Waiver and Consents, Landlord Waivers and/or Bailee Notices, as applicable, for each location leased by the Borrower or any Domestic Subsidiary, to the extent required by the Administrative Agent, each in form and substance satisfactory to the Administrative Agent. Arrangements reasonably satisfactory to the Administrative Agent shall have been made for the due filing of the Patent and Trademark Security Agreements in the United States Patent and

Trademark Office and of the Copyright Assignments in the United States Copyright Office. The Borrower shall have opened its operating account with the Administrative Agent.

               3.1.14.  Pro Forma EBITDA.  The Borrower shall have delivered to
                        ----------------
the Administrative Agent a compliance certificate evidencing to the reasonable satisfaction of the Administrative Agent th at the pro forma EBITDA of the
                                                   --- -----
Borrower (with such EBITDA being determined on a basis consistent with the Initial Financial Statement) for the 12 month period ended December 31, 1999 (excluding the one-time transaction costs relating to the consummation of the Recapitalization Transactions and the Loan Documents) is at least equal to $33,800,000. EBITDA for purposes of this Section 3.1.14 shall be equal to the Consolidated operating income of the Borrower Affiliated Group, on a Consolidated basis, plus depreciation and amortization, and certain pro forma
                                                                    --- -----
adjustments in accordance with Reg. S-X under the Securities Act of 1934.

               3.1.15.  Pro Forma Leverage Ratio.  The Borrower shall have
                        ------------------------
delivered to the Administrative Agent a compliance certificate evidencing to the reasonable satisfaction of the Administrative Agent that the pro forma ratio of
                                                             --- -----
(i) Total Funded Debt as of the Closing Date to (ii) the Borrower Affiliated Group's pro forma EBITDA as calculated pursuant to Section 3.1.14 for the 4
        --- -----
consecutive fiscal quarters ended on December 31, 1999, does not exceed 5.20 to 1.0.

               3.1.16.  Solvency.  The Administrative Agent shall have received
                        --------
each of the Solvency Certificates duly executed by the applicable chief financial officer of the Borrower Affiliated Group, together with pro forma
                                                                  --- -----
financial statements as of a recent date, after giving effect to the Recapitalization Transactions and the Loans to be made hereunder on the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent and the Banks.

               3.1.17.  Consummation of Corporate Transactions.  The
                        --------------------------------------
Recapitalization Transactions shall have been completed and become effective as of the Closing Date upon the respective terms set forth in the Recapitalization Documents and the FCF Subordinated Debt Documents (in the form delivered to and approved by the Administrative Agent to its reasonable satisfaction), and the Recapitalization Transactions shall have occurred pursuant to the Recapitalization Documents and the FCF Subordinated Debt Documents, without recourse to any provision of said Recapitalization Documents or FCF Subordinated Debt Documents permitting the waiver by any party thereto of any material condition, obligation, covenant or other requirement, or amendment to any such material condition, obligation, covenant or other requirement, without the Administrative Agent's prior written consent, which consent shall not be unreasonably withheld or delayed. The Administrative Agent must be reasonably satisfied in all respects with the Recapitalization Documents and the FCF Subordinated Debt Documents and the terms of the Recapitalization Transactions must be reasonably acceptable to the Administrative Agent. Upon consummation of the Recapitalization Transactions, the Investor Group shall have invested at least $130,000,000 in the Borrower and shall own at least the number of shares of issued and outstanding capital stock of the Borrower necessary to give the Investor Group control of the voting interests of the Borrower, and certain existing management shareholders of the Borrower shall, immediately prior to the closing hereunder, have rolled-over their investments in the Borrower having an aggregate value of approximately $3,000,000.

               3.1.18.  Payoff and Release Letter.  The Administrative Agent
                        -------------------------
shall have received a payoff and release letter (and related UCC-3 financing statements or other discharges) in form and substance reasonably satisfactory to the Administrative Agent from First Union National Bank, as Administrative Agent, and arrangements reasonably satisfactory to the Banks shall have been made by the Borrower with respect thereto.

          3.2. Conditions Precedent to all Loans and Letters of Credit.  The
               -------------------------------------------------------
obligation of each Bank to make each Loan and issue each Letter of Credit, including the initial Loan, or continue or convert Loans to Loans of the other type, is further subject to the following conditions:

          (a) timely receipt by the Administrative Agent of the Notice of Borrowing or Conversion as provided in Section 2.4;

          (b) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion (except to the extent that such representations and warranties expressly relate to an earlier date) and on the effective date of the making, continuation or conversion of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing, or would result from such Loan;

          (c) the resolutions referred to in Section 3.1.6 shall remain in full force and effect; and

          (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the written opinion of counsel for the Administrative Agent or any Bank, would make it illegal or against the written regulation or policy of any governmental agency or authority for such Bank to make Loans hereunder.

          The making of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of such Loan as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.


                                  SECTION IV
                                  ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          In order to induce the Administrative Agent and the Banks to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower represents and warrants to the Administrative Agent and each Bank that:

          4.1.  Organization and Qualification.  As of the Closing Date, each
                ------------------------------
member of the Borrower Affiliated Group and such Person's jurisdiction of incorporation is listed on Exhibit D hereto. The Borrower and each other member
                           ---------
of the Borrower Affiliated Group (a) is a Person duly organized, validly existing and in good standing (or the jurisdictional equivalent thereof) under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is duly qualified and in good standing (or the jurisdictional equivalent thereof) as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole.

          4.2.  Organizational Authority.  The execution, delivery and
                ------------------------
performance of each of the Loan Documents and Ancillary Documents (other than the Proxy Statement and the Shareholders Agreement) to which the Borrower or any other member of the Borrower Affiliated Group is a party and the transactions contemplated hereby and thereby (including, without limitation, the Recapitalization Transactions) are within the corporate or other power and authority of the Borrower or such member of the Borrower Affiliated Group and have been authorized by all necessary corporate or other proceedings, and do not and will not (a) require any consent or approval of any creditors, trustees for creditors or shareholders of the Borrower or such member of the Borrower Affiliated Group (other than any such consent that has been obtained prior to the Closing Date (or if later, the date of effectiveness of such Loan Document or Ancillary Document) and delivered to the Administrative Agent), (b) contravene any provision of the charter documents or by-laws of the Borrower or such member of the Borrower Affiliated Group, (c) contravene any law, rule or regulation applicable to the Borrower or such member of the Borrower Affiliated Group, (d) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other material agreement, instrument, order or undertaking binding on the Borrower or such member of the Borrower Affiliated Group, or (e) result in or require the imposition of any Encumbrance (other than Encumbrances in favor of the Administrative Agent) on any of the properties, assets or rights of the Borrower or such member of the Borrower Affiliated Group, except in case of clauses (c) and (d) with respect to the Ancillary Documents only, any contraventions and defaults that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole.

          4.3.  Valid Obligations.  Each of the Loan Documents and Ancillary
                -----------------
Documents (other than the Proxy Statement and the Shareholders Agreement) to which the Borrower or any other member of the Borrower Affiliated Group is or is to become a party and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower or such member of the Borrower Affiliated Group enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          4.4.  Consents or Approvals.  The execution, delivery and performance
                ---------------------
of each of the Loan Documents and Ancillary Documents (other than the Proxy Statement and the Shareholders Agreement) to which the Borrower or any other member of the Borrower Affiliated Group is or is to become a party and the transactions contemplated herein and therein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, except (a) filings under the Uniform Commercial Code and with the Patent and Trademark Office and the Copyright Office in connection with the Collateral, (b) recordation of the Leasehold Mortgages (including recordation of the underlying leases), (c) such filings and consents as have been made or obtained and are in full force and effect and delivered to the Administrative Agent, and (d) in respect of the Ancillary Documents only, such approvals, consents, filings or registrations, the failure of which to make or obtain could not reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole.

          4.5.  Title to Properties; Absence of Encumbrances.  Each of the
                --------------------------------------------
Borrower and each other member of the Borrower Affiliated Group has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned or leased by it which are material to the business of such member of the Borrower Affiliated Group, including, without limitation, such properties, assets and rights as are reflected in the Initial Financial Statement (except such properties, assets or rights as have been disposed of in the ordinary course of business or otherwise permitted hereunder since the date thereof), free from all Encumbrances except Permitted Encumbrances, and, except as so disclosed, free from all defects of title that could reasonably be expected to materially adversely effect any of such properties, assets or rights. To the knowledge of the Borrower, all such properties and assets purported to be owned by it and all of the interest of the Borrower Affiliated Group in properties which are leaseholds are free and clear of all material title defects or material objections, liens, claims, charges, security interests and other Encumbrances (except Permitted Encumbrances) of any nature whatsoever, and are not, in the case of real property, subject to any material rights of way, building, use or other restrictions, easements, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (i) provisions of building and zoning laws, provided that such provisions would not materially
                          --------
interfere with the Borrower's or any other member of the Borrower Affiliated Group's use of such properties, (ii) liens for current taxes not yet due, and
(iii) as otherwise disclosed on Exhibit D hereto.  The rights, properties and
                                ---------
other assets presently owned, leased or licensed by each of the Borrower and each other member of the Borrower Affiliated Group include all material rights, properties and other assets necessary to permit the Borrower and such member of the Borrower Affiliated Group to conduct its businesses in all material respects in the same manner as its businesses have been conducted prior to the date hereof. At the time the

Borrower or any other member of the Borrower Affiliated Group pledges, sells, assigns or transfers to the Administrative Agent any instrument, document of title, security, chattel paper or other property (including Base Inventory, contract rights and Accounts) or any proceeds or products thereof, or any interest therein, the Borrower or such member of the Borrower Affiliated Group shall be the lawful owner thereof and shall, to the extent of its rights therein, have the right to collaterally pledge, sell, assign or transfer the same; none of such properties shall have been pledged, sold, assigned or transferred to any Person other than the Administrative Agent (other than pursuant to Permitted Encumbrances); and the Borrower or such member of the Borrower Affiliated Group shall defend the same against the claims and demands of all Persons.

          4.6.   Reserved.
                 --------

          4.7.   Financial Statements.  The Borrower has furnished to the
                 --------------------
Administrative Agent the Consolidated balance sheet of the Borrower Affiliated Group as of December 25, 1998 and the related Consolidated statements of income, changes in stockholders' equity and cash flow of the Borrower Affiliated Group for the fiscal years then ended, and related footnotes, audited by Deloitte and Touche LLP, together with the opinion of Deloitte and Touche LLP thereon. The Borrower has also furnished to the Administrative Agent (i) a Consolidated balance sheet as of December 31, 1999, audited by Deloitte and Touche LLP, together with the opinion of Deloitte and Touche LLP thereon, (ii) a Consolidated statement of operations and cash flows for the fiscal year ended December 31, 1999, audited by Deloitte and Touche LLP, together with the opinion of Deloitte and Touche LLP thereon (the financial statements referred to in clauses (i) and (ii) shall be referred to as the "Initial Financial Statement"), and (iii) a pro forma unaudited statement of income as of December 31, 1999,
            --- -----
prepared on a basis consistent with the Initial Financial Statement. The Borrower has also furnished to the Administrative Agent the Opening Balance Sheet (together with the unaudited pro forma financial statements referred to in
                                   --- -----
clause (iii) above, the "Pro Forma Financial Statements"). The Borrower has also furnished to the Administrative Agent the unaudited pro forma Consolidated
                                                         --- -----
projected balance sheets of the Borrower Affiliated Group for the next 5 fiscal years, and its related unaudited Consolidated projected statements of income, changes in stockholders' equity and cash flow for the next 5 fiscal years, as if the Loans had been made and the Recapitalization Transactions had occurred as of the Closing Date. The Borrower has also furnished to the Administrative Agent management reports for the Borrower Affiliated Group prepared for the fiscal year ended December 25, 1998 and the fiscal year ended December 31, 1999. The Initial Financial Statement was prepared in accordance with GAAP and presents fairly in all material respects the financial position of the Borrower Affiliated Group as of such dates and the results of the operations of the Borrower Affiliated Group for such periods on the basis disclosed in the footnotes thereto. There are no liabilities, contingent or otherwise, not disclosed in any of such financial statements that involve a material amount. The Pro Forma Financial Statements were prepared in good faith by the Borrower based upon reasonable assumptions and on a basis consistent with the Initial Financial Statement. The Administrative Agent and the Banks acknowledge that the Pro Forma Financial

Statements are projections as to future results and are not to be viewed as facts and that actual results may differ from the projected results.

          4.8.  Changes.  Since the date of the Initial Financial Statement,
                -------
there have been no changes in the assets, liabilities, financial condition, business or prospects of the Borrower Affiliated Group taken as a whole, the effect of which has, individually or in the aggregate, been materially adverse to the Borrower Affiliated Group taken as a whole.

          4.9.  Defaults.  As of the date of this Agreement, no Default or Event
                --------
of Default exists.

          4.10. Taxes.  Each of the Borrower and each other member of the
                -----
Borrower Affiliated Group has filed or has caused to be filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower or such other member of the Borrower Affiliated Group in excess of $100,000, individually and in the aggregate, have been fully paid other than any taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established therefor. Neither the Borrower nor any other member of the Borrower Affiliated Group has executed any waiver of limitations in respect of tax liabilities. Each member of the Borrower Affiliated Group has established on its books reserves adequate for the payment of all federal, state and other tax liabilities.

          4.11. Litigation.  Except as set forth on Exhibit D hereto, there is
                ----------                          ---------
no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing against the Borrower or any other member of the Borrower Affiliated Group that, if adversely determined, could reasonably be expected to result in a forfeiture of all or any substantial part of the property of the Borrower or the Borrower Affiliated Group taken as a whole, or could otherwise reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole.

          4.12. Subsidiaries.  As of the date of this Agreement, no member of
                ------------
the Borrower Affiliated Group has any Subsidiaries except as set forth on Exhibit D hereto with respect to such member of the Borrower Affiliated Group.
---------

          4.13. Investment Company Act.  Neither the Borrower nor any other
                ----------------------
member of the Borrower Affiliated Group is required to be registered as an investment company within the meaning of the Investment Company Act of l940, as amended.

          4.14. Compliance with ERISA.  Each of the Borrower and each other
                ---------------------
member of the Borrower Affiliated Group and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title

IV of ERISA other than for premiums, contributions or benefits, as applicable, payable in the ordinary course of business other than such liabilities which are not paid when due; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

          4.15.  Environmental Matters.  See the representations and warranties
                 ---------------------
set forth in the Environmental Indemnity Agreement, which are incorporated herein by this reference.

          4.16.  Disclosure.  As of the Closing Date, the representations and
                 ----------
warranties made by each member of the Borrower Affiliated Group in this Agreement, any other Loan Document, in the Proxy Statement or in any other agreement, instrument, document, certificate, statement or letter furnished to the Administrative Agent, the Arranger, or the Banks by or on behalf of any member of the Borrower Affiliated Group, and the factual information heretofore or contemporaneously furnished by or on behalf of any member of the Borrower Affiliated Group to the Administrative Agent, the Arranger or the Banks, in connection with any of the transactions contemplated by any of the Loan Documents taken as a whole and as supplemented from time to time prior to the Closing Date do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances in which they were or are made. The representations and warranties made by each member of the Borrower Affiliated Group in this Agreement, any other Loan Document, in the Proxy Statement or in any other agreement, instrument, document, certificate, statement or letter furnished to the Administrative Agent, the Arranger, or the Banks by or on behalf of any member of the Borrower Affiliated Group, and the factual information furnished by or on behalf of any member of the Borrower Affiliated Group to the Administrative Agent, the Arranger or the Banks after the Closing Date, in connection with any of the transactions contemplated by any of the Loan Documents taken as a whole do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances in which they were or are made. No member of the Borrower Affiliated Group is aware of any fact which it has not disclosed in writing to the Administrative Agent that has had, or could reasonably be expected to have, a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole. It is recognized by the Administrative Agent, the Arranger and the Banks that projections, pro forma financial statements, financial models, and business plans, to the extent they project future results, are not to be viewed as facts and that the actual results during the period or periods covered by any documents containing such projections may differ from the project results.

          4.17.  Solvency.  Both before and after giving effect to the
                 --------
Recapitalization Transactions, and all Indebtedness incurred by the Borrower and the other members of the Borrower Affiliated Group on the Closing Date, neither the Borrower nor the Borrower and its Subsidiaries on a Consolidated basis (i) is Insolvent, or will be rendered Insolvent by the Indebtedness incurred in connection therewith, (ii) will be left with unreasonably small capital with which to engage in its business, (iii) will have incurred Indebtedness beyond its ability to pay such Indebtedness as it matures, or (iv) will fail to have assets (both tangible and intangible) having a present fair salable value equal to or in excess of the amount required to pay the probable liability on its then existing debts as they become absolute and matured, in each case after giving effect to all rights of indemnification and contribution of such Person(s) to or from any Affiliate of such Person(s).

          4.18.  Compliance with Statutes, etc.  Each of the Borrower and each
                 ------------------------------
other member of the Borrower Affiliated Group is in compliance with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than any non-compliance which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole.

          4.19.  Capitalization.  On and as of the Closing Date (and after
                 --------------
giving effect to the Recapitalization Transactions), the authorized capital stock of the Borrower consists of (x) 2,500,000 shares of Common Stock, of which 1,145,099 shares are issued and outstanding and are held by the Persons and in the amounts set forth in Exhibit D, and (y) 27,000,000 shares of Senior
                         ---------
Preferred Stock, of which 13,315,774 shares are issued and outstanding and are held by the Persons and in the amounts set forth in Exhibit D. On and as of the
                                                    ---------
Closing Date, the authorized capital stock of each other member of the Borrower Affiliated Group, and the number of issued and outstanding shares thereof, is as set forth in Exhibit D hereto. All such outstanding shares of each member of
             ---------
the Borrower Affiliated Group have been duly and validly issued and are fully paid and non-assessable. No member of the Borrower Affiliated Group (other than the Borrower) has outstanding any other securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, in each case except as set forth in Exhibit D with respect to such member of the Borrower Affiliated Group.
         ---------
As of the Closing Date, the Borrower does not have outstanding any other securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, in each case except as set forth in Exhibit D.
                                           ---------

          4.20.  Labor Relations.  Neither the Borrower nor any other member of
                 ---------------
the Borrower Affiliated Group is engaged in any unfair labor practice. Except as disclosed on Exhibit D, (i) there is no unfair labor practice complaint
                ---------
pending or threatened in writing against the Borrower or any other member of the Borrower Affiliated Group before the National Labor Relations Board which if adversely determined could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliate Group taken as a whole, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement which if adversely determined could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole is so pending against the Borrower or any other member of the Borrower Affiliated Group or, to the knowledge of the Borrower Affiliated Group, threatened against it in writing, (ii) there is no labor dispute, slowdown or stoppage pending against the Borrower or any other member of the Borrower Affiliated Group or, to the knowledge of the Borrower Affiliated Group, threatened in writing against the Borrower or any other member of the Borrower Affiliated Group which if adversely determined could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole, and (iii) to the knowledge of the Borrower Affiliated Group, no union representation question exists with respect to the employees of the Borrower or any other member of the Borrower Affiliated Group and no union organizing activities are taking place which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole.

          4.21.  Certain Transactions.  As of the date of this Agreement, except
                 --------------------
as set forth on Exhibit D or as expressly permitted hereunder, none of the
                ---------
officers, partners or directors of the Borrower or any other member of the Borrower Affiliated Group is presently a party to any transaction with the Borrower or any other member of the Borrower Affiliated Group (other than in connection with services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director or, to the knowledge of the Borrower Affiliated Group, any Person which is an Affiliate of any officer, partner, director, or natural person in the immediate family of an officer, partner or director of the Borrower Affiliated Group or other Person in which such officer, partner, director has a substantial direct or indirect beneficial interest or is an officer, director, trustee or partner.

          4.22.  Restrictions on the Borrower Affiliated Group.  Neither the
                 ---------------------------------------------
Borrower nor any other member of the Borrower Affiliated Group is a party to or bound by any contract, agreement or instrument, or subject to any charter or other corporate restriction, materially and adversely affecting the business, property, assets, operations or condition (financial or otherwise) of the Borrower Affiliated Group taken as a whole.

          4.23.  Leases.  As of the date hereof, Exhibit D hereto contains a
                 ------                          ---------
complete list of all leases, occupancy agreements for real property and all amendments thereto, including without limitation, assignments and subleases pursuant to which the Borrower or any other member of the Borrower Affiliated Group leases real property, and written license agreements granted by any member of the Borrower Affiliated Group pursuant to which a third party would have the right to enter upon the leased premises (herein individually referred to, together with any other Lease entered into from time to time, as a "Real Property Lease" and collectively referred to as the "Real Property Leases").
The copies of the Real Property Leases heretofore delivered by the Borrower to the Administrative Agent are true, correct and complete copies thereof and each of such Real Property Leases currently in effect is in full force and effect in accordance with the terms thereof. Neither the tenant nor, to the knowledge of the Borrower Affiliated Group, the landlord, under any Real Property Lease under which the Borrower is the tenant is in default under the applicable Real Property Lease or has given or received any notice of cancellation or termination of such Real Property Lease (other than pursuant to the expiration thereof) or condemnation of the leased premises, except to the extent such defaults or events described in such notices, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole. Each of the Real Property Leases under which the Borrower or any other member of the Borrower Affiliated Group is the tenant currently in effect is in possession of its respective premises and is open for business in accordance with the Borrower's or such member's ordinary course practices, and no such tenant has assigned any of its interest in any of the Real Property Leases under which the Borrower is the tenant, as collateral or otherwise or sublet all or any portion of the premises covered by any Lease or granted any written license with respect thereto, except as may be otherwise disclosed on Exhibit D hereto
                                                              ---------
or as is expressly permitted hereunder. To the knowledge of the Borrower Affiliated Group, all work to be performed by the landlord under the Real Property Leases currently in effect has been completed and there are no claims pending or threatened against any landlord for failure to have performed or completed any such work, except to the extent any failure of such work to be performed, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole.

          4.24.  Franchises, Patents, Copyrights, Etc.  Except as otherwise set
                 ------------------------------------
forth on Exhibit D hereto, each of the Borrower and each other member of the
         ---------
Borrower Affiliated Group possesses, owns or has the right to use all franchises, patents, copyrights, trademarks, tradenames, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business as substantially now conducted without known conflict with any rights of others other than such conflicts which could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole and, in each case, free of any Encumbrance that is not a Permitted Encumbrance.

          4.25.  Year 2000 Compliance.  The Borrower reasonably believes that
                 --------------------
all reprogramming required to permit the proper functioning, in and following the year 2000, of the Borrower Affiliated Group's computer and management information systems and the testing of all such systems and equipment, as so reprogrammed, has been completed. The computer and management information systems of the Borrower Affiliated Group are and, with ordinary course upgrading and maintenance, can reasonably be expected to continue for the term of this Agreement to be sufficient to permit the Borrower Affiliated Group to conduct their respective businesses as conducted prior to January 1, 2000 without any material adverse effect on the Borrower Affiliated Group taken as a whole.

          4.26.  Collateral.  All of the Obligations of the Borrower Affiliated
                 ----------
Group (other than any Excluded Foreign Subsidiary) to the Administrative Agent and the Banks under the Loan Documents will, at all times from and after the execution and delivery of each of the Loan Documents, be entitled to the benefits of and be secured by each of such Loan Documents to the extent provided therein and under applicable law.

          4.27.  Material Contracts.  As of the Closing Date, Exhibit D sets
                 ------------------                           ---------
forth each of the contracts, agreements and licenses which is a Material
Contract.

                                   SECTION V
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

          So long as any Bank has any commitment to make Loans or issue Letters of Credit hereunder and until the Loans and other Obligations hereunder are Fully Satisfied, the Borrower hereby covenants, and shall cause the other members of the Borrower Affiliated Group to covenant, as follows:

          5.1.   Financial Statements and other Reporting Requirements.  The
                 -----------------------------------------------------
Borrower shall furnish to the Administrative Agent (which will in turn furnish to each of the Banks):

          (a) as soon as available, but in any event within 90 days after the end of (x) the period commencing on the Closing Date and ending on December 31, 2000, and (y) each fiscal year of the Borrower Affiliated Group thereafter, a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, changes in stockholders' equity and cash flow for, such period or year, as applicable, prepared in accordance with GAAP and audited and certified by a "Big Five" accounting firm or other independent public accounting firm reasonably satisfactory to the Administrative Agent; and, concurrently with such financial statements, a copy of said certified public accountants' management letter and a written statement by such accountants that, in the making of the audit necessary for their letter and opinion upon such financial statements they have obtained no knowledge of any Default or Event of Default under any of Sections 6.7 through 6.12, inclusive, or, if in the opinion of such accountants any such Default or Event of Default exists, they shall disclose in such written statement the nature and status thereof;

          (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower Affiliated Group, a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, changes in stockholders' equity and cash flow for, the portion of the fiscal year then ended and for the fiscal quarter then ended, prepared in accordance with GAAP (without footnotes) and certified by the chief financial officer of the Borrower, but subject, however, to normal year-end audit adjustments that shall not in the aggregate be materially adverse;

          (c) as soon as available, but in any event within 30 days after the end of each fiscal month of the Borrower Affiliated Group, a Consolidated balance sheet as of the end of, and a related Consolidated statement of income, changes in stockholders' equity and cash flow for, the portion of the fiscal year then ended and for the fiscal month then ended, prepared in accordance with GAAP (without footnotes) and certified by the chief financial officer of the Borrower, but subject, however, to normal year-end audit adjustments that shall not in the aggregate be materially adverse;

     (d) as soon as practical and, in any event, within 15 days after the end of each fiscal month of the Borrower, a written report in the form of Exhibit F
                                                                      ---------
hereto (such report being hereinafter referred to as a "Borrowing Base Report"), setting forth the Borrowing Base as of the last day of such fiscal month and including a break-down of all Indebtedness in respect of purchase money security interests on Inventory of the Credit Parties as of the last day of such fiscal month in detail reasonably satisfactory to the Administrative Agent, certified on behalf of the Credit Parties by the chief financial officer of the Borrower;

     (e) on or before the 30th day after the first day of each fiscal year of the Borrower Affiliated Group, (i) an annual operating budget presented on a quarterly basis for such fiscal year, and (ii) Consolidated pro forma
                                                            --- -----
projections of the Borrower Affiliated Group for such succeeding fiscal year in form reasonably acceptable to the Administrative Agent (it being recognized by the Administrative Agent that projections as to future results are not to be viewed as facts and that the actual results for the period or periods covered by the projections may differ from the projected results);

     (f) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.l, a report in substantially the form of Exhibit G hereto signed on behalf of the Borrower Affiliated Group by the
   ---------
chief financial officer of the Borrower, and including, without limitation, computations in reasonable detail evidencing compliance with the covenants contained in Sections 6.7 through 6.11, inclusive;

     (g) as soon as practical and, in any event, within 90 days after the Closing Date, the Opening Balance Sheet, which shall be prepared by the chief financial officer of the Borrower and reviewed by Deloitte and Touche, LLP, which review shall not result in any material changes to the Opening Balance Sheet;

     (h) upon the Administrative Agent's request from time to time, copies of any reports submitted to any member of the Borrower Affiliated Group by independent public accountants in connection with any interim review of the accounts of the Borrower or such member of the Borrower Affiliated Group made by such accountants;

     (i) promptly after the same are available, copies of all financial statements, proxy material, and reports as the Borrower or any other member of the Borrower Affiliated Group shall send to its stockholders or that the Borrower or any other member of the Borrower Affiliated Group may file with the Securities and Exchange Commission;

     (j) if and when the Borrower or any other member of the Borrower Affiliated Group gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC or, if such notice is not given to the PBGC, a description of the content of the notice that would be required to be given;

          (k) (I) immediately upon becoming aware of the existence of any condition or event (i) that constitutes a Default or Event of Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto or (ii) affecting the Borrower or any other member of the Borrower Affiliated Group which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole, written notice thereof specifying the nature thereof and the action being or proposed to be taken with respect thereto; and (II) immediately upon receipt thereof, copies of any written notice of any cancellation, termination or material change in any insurance maintained by any member of the Borrower Affiliated Group;

          (l) promptly upon becoming aware of any litigation or of any investigative proceedings by any Person, including, without limitation, any governmental agency or authority commenced or threatened in writing against the Borrower or any other member of the Borrower Affiliated Group of which it has notice, or of a material change in any such existing litigation or proceedings, the outcome of which could reasonably be expected to have a materially adverse effect on the business, property, assets, operations, condition (financial or otherwise), or prospects of the Borrower Affiliated Group taken as a whole, written notice thereof and the action being or proposed to be taken with respect thereto;

          (m) except to the extent otherwise provided in the Environmental Indemnity Agreement, promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened in writing against the Borrower or any other member of the Borrower Affiliated Group regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof, copies of all correspondence, reports and other materials furnished to or prepared by any member of the Borrower Affiliated Group (or its representatives) in connection therewith and the action being or proposed to be taken with respect thereto;

          (n) simultaneously with the giving thereof by the Borrower or any other member of the Borrower Affiliated Group, copies of any notice of optional redemption given pursuant to Section 9.2 of the FCF Purchase Agreement;

          (o) at least 5 Business Days after entering into any Real Property Lease or any Material Contract, written notice thereof to the Administrative Agent, provided that if such Real Property Lease or Material Contract provides
       --------
for payments in the aggregate to or from any member of the Borrower Affiliated Group in excess of $5,000,000, such written notice shall be provided at least 5 Business Days prior to entering into such Real Property Lease or Material Contract; and

          (p) from time to time, with reasonable promptness, such other financial data and other information or documents (financial or non-financial) about the Borrower and each other member of the Borrower Affiliated Group as the Administrative Agent or any Bank may reasonably request.

          5.2.  Conduct of Business.  The Borrower shall and shall cause each
                -------------------
other member of the Borrower Affiliated Group to:

          (a) duly observe and comply in all respects with all applicable laws and requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA) other than any non-compliance which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the business, property, assets, operations or condition (financial or otherwise) of Borrower Affiliated Group taken as a whole, and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

          (b) maintain its corporate existence (except as otherwise permitted by Section 6.6);

          (c) remain engaged in substantially the same fields of business as those in which it is now engaged (and reasonable extensions or expansions thereof), except that the Borrower or any other member of the Borrower Affiliated Group may cease to conduct any business activity which its Board of Directors (or any committee thereof) reasonably determines is no longer desirable in the conduct of its business, provided that promptly after such
                                          --------
cessation, the Borrower shall provide the Administrative Agent with written notice thereof; and

          (d) the Borrower will and will cause any newly organized or acquired Subsidiary of the Borrower (other than Excluded Foreign Subsidiaries) as promptly as practicable and in any event on the date of organization or acquisition of such Subsidiary to enter into such agreements, in each case reasonably satisfactory to counsel for the Administrative Agent, acknowledging that the Subsidiary is a member of the Borrower Affiliated Group and unless the Subsidiary is an Excluded Foreign Subsidiary, the Borrower will cause such Subsidiary on such date to enter into or become bound by the terms of such Loan Documents as the Administrative Agent reasonably requires.

          5.3.  Maintenance and Insurance.  The Borrower shall, and shall cause
                -------------------------
each other member of the Borrower Affiliated Group to, maintain its properties in good repair, working order and condition (normal wear and tear excepted) as required for the conduct of its business and from time to time the Borrower will make or cause to be made, and cause each other member of the Borrower Affiliated Group to make or cause to be made, all necessary and proper repairs, renewals, replacements, additions and improvements thereto so that the business of the Borrower and such other members of the Borrower Affiliated Group may be properly and advantageously conducted at all times in the manner and custom of companies in the same or similar businesses and shall maintain or cause to be maintained (or to be replaced as needed) all Leases as may be required for the conduct of the Borrower's and each other member of the Borrower Affiliated Group's business. The Borrower shall and shall cause each other member of the Borrower Affiliated Group to at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Borrower and such other member of the Borrower Affiliated Group in the exercise of their reasonable judgment deem to be adequate in the manner and custom of companies in the same or similar businesses, but which, in the case of Inventory, shall in no event be less than the full replacement value of the property so insured. The Administrative Agent shall be named as mortgagee, loss payee and additional insured (as applicable) and shall be given (x) 10 days' prior written notice of any cancellation or modification of insurance as a result of the failure of any member of the Borrower Affiliated Group to pay the premiums thereon and (y) 30 days' prior written notice of any cancellation or modification of insurance for any reason other than non-payment of premiums thereon (except, in each case, with respect to the insurance of the Excluded Foreign Subsidiaries). If the Borrower or any other member of the Borrower Affiliated Group (other than any Excluded Foreign Subsidiary) fails to provide such insurance, the Administrative Agent, in its sole and reasonable discretion, may provide such insurance and charge the cost thereof to the Loan Account and if, at the time such sums are (or are to be) charged to the Loan Account, such sums, plus the aggregate principal amount of all Revolving Loans outstanding, plus the aggregate principal amount of all Swingline Loans outstanding, plus the aggregate Stated Amount of Letters of Credit outstanding at such time, plus the aggregate amount of all unreimbursed draws under outstanding Letters of Credit, equals or exceeds the lesser of (A) the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time, and (B) the Borrowing Base at such time, the Administrative Agent may charge the cost thereof to the Borrower's or any such other member of the Borrower Affiliated Group's deposit account with the Administrative Agent. Any payment not recovered from the Borrower or any other member of the Borrower Affiliated Group shall bear interest at the Prime Rate plus the Applicable Prime Rate Margin then in effect applicable to Revolving Loans. The Administrative Agent shall not, by the fact of approving, disapproving, accepting, obtaining or failing to obtain any such insurance, incur liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and the Borrower and each other member of the Borrower Affiliated Group hereby expressly assumes full responsibility therefor and liability, if any, thereunder (unless such liability results from the gross negligence or willful misconduct of the Administrative Agent). The Borrower shall, and shall cause each other member of the Borrower Affiliated Group to, from time to time furnish to the Administrative Agent with reasonable promptness certificates or other evidence satisfactory to the Administrative Agent of compliance with the foregoing insurance provisions. The provisions of this Section 5.3 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Loan Documents that require the maintenance of insurance.

          5.4.  Taxes.  The Borrower shall, and shall cause each other member of
                -----
the Borrower Affiliated Group to, pay or cause to be paid all taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due; provided that this covenant shall not apply to any
                           --------
tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

          5.5.  Inspection by the Administrative Agent.  The Borrower shall, and
                --------------------------------------
shall cause each other member of the Borrower Affiliated Group to, permit the Banks, solely through the Administrative Agent or the Administrative Agent's designee, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Person, to (i) visit and inspect the properties (including the Real Properties) of the Borrower and such other members of the Borrower Affiliated Group and conduct field examinations (provided that unless a Default or Event of Default has occurred
              --------
and is continuing, the Administrative Agent and the Banks will not conduct more than one field examination in any fiscal year of the Borrower), (ii) examine and make copies of and take abstracts from the books and records of the Borrower and such other members of the Borrower Affiliated Group, and (iii) discuss the affairs, finances and accounts of the Borrower and such other members of the Borrower Affiliated Group with its appropriate officers, employees and accountants; provided, that with respect to employees and accountants, so long
             --------
as no Default or Event of Default has occurred and is continuing, the Borrower shall be given prior notice and the opportunity to participate in such discussions; and provided further, however, when an Event of Default has
                 -------- -------  -------
occurred and is continuing the Administrative Agent or any Bank may do any of the foregoing at the expense of the Borrower Affiliated Group at any time during normal business hours and without advance notice.

          5.6.  Maintenance of Books and Records; Operating Account.  The
                ---------------------------------------------------
Borrower shall, and shall cause each other member of the Borrower Affiliated Group to, keep adequate books and records of account, in which true and complete entries will be made reflecting its business and financial transactions in accordance with GAAP and applicable law. The Borrower shall maintain an operating account with the Administrative Agent.

          5.7.  Interest Rate Protection.  On or prior to the 60th day following
                ------------------------
the Closing Date, the Borrower shall enter into, and thereafter the Borrower shall maintain in effect for a period of at least three years, interest rate protection agreements, swaps or similar arrangements in form and substance reasonably satisfactory to the Administrative Agent with respect to not less than $66,500,000 of principal of the Loans (any such agreement or arrangements individually, an "Interest Rate Protection Agreement" and collectively, the "Interest Rate Protection Agreements").

          5.8.  Environmental Indemnification.  The Borrower covenants and
                -----------------------------
agrees that it will, and will cause each other member of the Borrower Affiliated Group to, indemnify and hold the Administrative Agent and each Bank harmless from and against any and all claims, expense, damage, loss or liability incurred by the Administrative Agent or any Bank in connection with environmental matters with respect to the Real Properties to the extent set forth in the Environmental Indemnity Agreement. It is expressly acknowledged by the Borrower that, except to the extent otherwise expressly provided therein, the Environmental Indemnity Agreement shall survive any foreclosure or any modification, release or discharge of any or all of the Loan Documents or the payment of the Loans and shall inure to the benefit of the Administrative Agent and the Banks and their respective successors and assigns. The obligations under this Section 5.8 shall constitute "Obligations" for all purposes of the Loan Documents.

          5.9.   Use of Proceeds.  The proceeds of the Term Loans, the Revolving
                 ---------------
Loans and the Swingline Loans will be used by the Borrower solely for the following purposes: (i) up to $66,500,000 may be used to repay in full the Borrower's obligations for borrowed money to First Union National Bank, as Administrative Agent for a group of lenders, (ii) to provide funding for the Recapitalization Transactions and to pay the costs and expenses incurred in connection therewith, (iii) for working capital and other general corporate purposes not in contravention of any requirement of law or of any Loan Document, and (iv) for Permitted Acquisitions to the extent permitted by the terms of this Agreement. No portion of any Loans shall be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U or X of the Board of Governors of the Federal Reserve System.

          5.10.  Pension Plans.  With respect to any Plan, the benefits under
                 -------------
which are guaranteed, in whole or in part, by the PBGC or any governmental authority succeeding to any or all of the functions of the PBGC, the Borrower will, and will cause each other member of the Borrower Affiliated Group to, (i) fund each Plan as required by the provisions of Section 412 of the Code; (ii) cause each Plan to pay all benefits when due; and (iii) furnish the Administrative Agent (a) promptly with a copy of any notice of each Plan's termination sent to the PBGC and (b) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code.

          5.11.  Fiscal Year.  Each of the Borrower and each other member of the
                 -----------
Borrower Affiliated Group shall have a fiscal year ending on the last Friday in December of each year and shall notify the Administrative Agent of any change in such fiscal year (whereupon, notwithstanding the provisions of Section 9.8, the Administrative Agent shall have the right to modify the timing of the financial covenants hereunder accordingly in order to correspond to any such change in fiscal year).

          5.12.  Additional Real Properties.  The Borrower will, and will cause
                 --------------------------
each other Credit Party to, use commercially reasonable efforts in good faith to provide the Administrative Agent with a first-priority, perfected lien (subject to Permitted Encumbrances) to secure the Obligations in Real Property acquired or leased by such Credit Party after the date hereof, including but not limited to the delivery to the Administrative Agent of such real property documents, instruments and other items (including, without limitation, a Leasehold Mortgage, Landlord Waiver and Consent and/or Landlord Waiver), in form and substance reasonable acceptable to the Administrative Agent, as the Administrative Agent shall reasonably request. Without limitation of the foregoing, with respect to any new Real Property Lease entered into by the Borrower after the Closing Date, the Borrower will, and will cause each other Credit Party to, use commercially reasonable efforts to include in each such Lease the provisions set forth in Exhibit I hereto, provided, however, that
                                  ---------         --------  -------
"commercially
reasonable efforts" as used in this Section 5.12 shall take into account whether leases of a similar term, scope or purpose to the Real Property Lease in question is customarily mortgageable.

          5.13.  Further Assurances.  At any time and from time to time the
                 ------------------
Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Administrative Agent or any Bank to effect the purposes of the Loan Documents. Without limitation of the foregoing, upon receipt of an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

                                  SECTION VI
                                  ----------

                              NEGATIVE COVENANTS
                              ------------------

          So long as any Bank has any commitment to make Loans and issue Letters of Credit hereunder and until the Loans and other Obligations hereunder are Fully Satisfied, the Borrower hereby covenants, and shall cause the other members of the Borrower Affiliated Group to covenant, as follows:

          6.1.   Indebtedness.  The Borrower shall not, nor shall permit any
                 ------------
other member of the Borrower Affiliated Group to, create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

          (a) Indebtedness of the Borrower to the Administrative Agent or the Banks under any Security Document;

          (b) Indebtedness in respect of current liabilities, other than for borrowed money, of the Borrower Affiliated Group incurred in the ordinary course of business;

          (c) Indebtedness in respect of capital leases and purchase money security interests of the Borrower Affiliated Group incurred in the ordinary course of business; provided, that the aggregate principal amount of
                    --------
Indebtedness permitted by this clause (c) shall not exceed $5,000,000 at any one time outstanding;

          (d) Indebtedness existing on the date of this Agreement and disclosed on Exhibit C hereto (including any renewals, refinancings and extensions thereof
   ---------
which do not have the effect of increasing the principal amount thereof, fees thereon (except for such fees which are reasonable and customary), or the amortization thereof, or of shortening the maturity date thereof other than, if as a result of such shortening, the maturity date of such Indebtedness is a date after the date which is 6 months after the Term Loan B Maturity Date);

          (e)  The FCF Subordinated Debt, provided that (A) all such FCF
                                          --------
Subordinated Debt (including the PIK Notes) shall at all times be and remain subordinated, on the terms contained in the FCF Purchase Agreement, to the Obligations, and (B) the FCF Subordinated Debt shall not exceed an aggregate principal amount of $40,000,000 (plus the Indebtedness evidenced by the PIK Notes) at any one time outstanding;

          (f)  Indebtedness secured by Encumbrances permitted by Sections
6.5(c);

          (g) obligations of the Borrower in respect of hedging agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes, including without limitation any Interest Rate Protection Agreement;

          (h) unsecured intercompany Indebtedness owed to another member of the Borrower Affiliated Group arising out of loans, advances and Guarantees permitted hereunder;

          (i) Guarantees by any member of the Borrower Affiliated Group with respect to any Indebtedness of another member of the Borrower Affiliated Group permitted by this Section 6.1 or Section 6.2;

          (j) Indebtedness of any Subsidiary of the Borrower that existed at the time such Person became a Subsidiary of the Borrower or Indebtedness assumed by any member of the Borrower Affiliated Group in connection with any Permitted Acquisition, provided, that, in each case, such Indebtedness (i) was not
             --------  ----
incurred in contemplation of such Permitted Acquisition or the transaction by which such Person become a Subsidiary of the Borrower, (ii) is Indebtedness of the kind permitted by Section 6.1(b), (c) and (f), and (iii) the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $1,000,000 (including any renewals, refinancings and extensions thereof which do not have the effect of increasing the principal amount thereof or fees thereon (except for reasonable and customary fees), or the amortization thereof, or of shortening the maturity date thereof, other than, if as a result of such shortening, the maturity date of such Indebtedness is a date after the date which is 6 months after the Term Loan B Maturity Date;

          (k) other unsecured Indebtedness of the Borrower Affiliated Group in an aggregate principal amount outstanding at any one time not to exceed $1,500,000;

          (l) other unsecured Indebtedness of the Borrower Affiliated Group (taken as a whole) with an aggregate principal amount not to exceed $5,000,000 at any time outstanding, provided, however, that (i) all such Indebtedness shall
                         --------  -------
at all times be and remain subordinated, on terms reasonably satisfactory to the Administrative Agent, to the Obligations, (ii) both before and after the incurrence thereof, no Default or Event of Default shall be continuing, (iii) such Indebtedness may be incurred only to finance Permitted Acquisitions and owed only to sellers under such Permitted Acquisitions, and (iv) the documentation evidencing such Indebtedness shall be in form and substance reasonably satisfactory to the Administrative Agent;

          (m) Indebtedness of the Borrower Affiliated Group issued to holders of capital stock of the Borrower that is required to be repurchased by the Borrower pursuant to the Shareholders Agreement, provided that (i) such
                                                 --------
Indebtedness is expressly subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (ii) no cash interest or principal is payable on such Indebtedness until after the Obligations are Fully Satisfied,
(iii) the holders of such Indebtedness have no rights to enforce against the Borrower until the Obligations are Fully Satisfied, (iv) both before and after giving effect to the incurrence thereof, no Default or Event of Default shall have occurred and be continuing, and (iv) the documentation evidencing such Indebtedness shall be in form and substance reasonably satisfactory to the Administrative Agent; and

          (n) unsecured Indebtedness of the Borrower to William Green in respect of the Retention Bonus, provided that (i) such Indebtedness is expressly
                                --------
subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (ii) no cash interest or principal is payable on such Indebtedness until after the Obligations are Fully Satisfied, and (iii) the holder of such Indebtedness shall have no rights to enforce against the Borrower until the Obligations are Fully Satisfied.

          6.2.  Contingent Liabilities. The Borrower shall not, nor shall permit
                ----------------------
any other member of the Borrower Affiliated Group to, create, incur, assume or remain liable with respect to any Guarantees other than the following:

          (a) Guarantees in favor of the Administrative Agent or the Banks under any Loan Document;

          (b) Guarantees existing on the date of this Agreement and disclosed on Exhibit C hereto (including any renewals, refinancings and extensions thereof
   ---------
which do not have the effect of increasing the principal amount thereof, or fees thereon (except for reasonable and customary fees), or the amortization thereof, or shortening the maturity date thereof, other than, if as a result of such shortening, the maturity date of such Indebtedness is a date after the date which is 6 months after the Term Loan B Maturity Date);

          (c) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

          (d) Guarantees with respect to surety, performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding in the aggregate at any time $500,000;

          (e) Guarantees in respect of interest rate protection arrangements required hereby; and

          (f)  Guarantees of Indebtedness permitted under Section 6.1.

          6.3.  [Intentionally Omitted.]

          6.4.  Sale and Leaseback.  The Borrower shall not, nor shall permit
                ------------------
any other member of the Borrower Affiliated Group to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Borrower or such other member of the Borrower Affiliated Group intends to use for substantially the same purpose as the property being sold or transferred.

          6.5.  Encumbrances.  The Borrower shall not, nor shall permit any
                ------------
other member of the Borrower Affiliated Group to, create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"),
                                                               ------------
or assign or otherwise convey any right to receive income, including the sale or discount of Accounts Receivable with or without recourse, except the following ("Permitted Encumbrances"):
  ----------------------

          (a) Encumbrances in favor of the Administrative Agent or the Banks under any Loan Document;

          (b) Encumbrances existing on the date of this Agreement and disclosed in Exhibit C hereto securing Indebtedness described therein, and refinancings,
   ---------
extensions and renewals of any such Indebtedness secured by such Encumbrances, provided that the principal amount of Indebtedness so secured and the fees
--------
thereon (except for reasonable and customary fees) and the amortization thereof are not increased, or the maturity date thereof is not shortened other than, if as a result of such shortening, the maturity date of such Indebtedness is a date after the date which is 6 months after the Term Loan B Maturity Date;

          (c) Liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required to be paid in accordance with the provisions of Section 5.4;

          (d) Landlords' and lessors' liens in respect of rent not in default, or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers', carriers', warehousemans', materialmen's and similar liens, if the obligations secured by such liens are not then delinquent, or are either unfiled or no other action has been taken to enforce the same; liens securing the performance of surety bonds, appeal bonds, performance bond, bids, tenders, leases and contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially impair the use thereof in the operation of its business;

          (e) Judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

          (f) easements, rights of way, licenses, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business;

          (g) Encumbrances securing the purchase price of capital assets and inventory (including rights of lessors under capital leases) and encumbrances created by conditional sale or other title retention agreements, in each case to the extent the Indebtedness to which such Encumbrance applies is permitted under
Section 6.1(c), provided, however, that (A) each such Encumbrance is given
                --------  -------
solely to secure the purchase price of, or the lease obligations relating to, such property, does not extend to any other property and is given at the time or within 30 days of the acquisition of the property, and (B) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time such security interest attaches, and in any event, such Indebtedness does not exceed the $5,000,000 aggregate limitation contained in Section 6.1(c);

          (h) Encumbrances securing Indebtedness permitted by Section 6.1(j), so long as such Encumbrances are of the kind permitted by this Section 6.5 and cover only the real or personal property acquired in such Permitted Acquisitions and not any other property;

          (i) leases or subleases granted by a member of the Borrower Affiliated Group to others not interfering with the business of the Borrower or a member of the Borrower Affiliated Group, provided that such leases are subject
                                           --------
to the applicable Fee Mortgages and Leasehold Mortgages, and provided, further,
                                                             --------  -------
that the Borrower has notified the Administrative Agent prior to entering into any such lease and that the form of such lease is reasonably satisfactory to the Administrative Agent;

          (j) any interest of title of a lessor under, and Encumbrances arising from precautionary Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to equipment leases permitted by this Agreement;

          (k) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (l) Encumbrances of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

          (m) any exception included in a title insurance policy approved by the Administrative Agent or the Encumbrance of any Lease approved by the Administrative Agent; and

          (n) discounts of Accounts Receivable payable to a Credit Party not in excess of $25,000 in the aggregate in any fiscal year of the Borrower.

          In addition, the Borrower shall not, nor shall the Borrower permit any other member of the Borrower Affiliated Group to, enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits the Borrower or any such other member of the Borrower Affiliated Group from creating or incurring any Encumbrance in favor of the Administrative Agent for the benefit of the Banks and the Administrative Agent under the Loan Documents.

          6.6.  Merger; Consolidation; Sale or Lease of Assets; Acquisitions.
                ------------------------------------------------------------
The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, (a) sell, lease or otherwise dispose of assets or properties (valued at the lower of cost or fair market value), other than (i) sales of Inventory in the ordinary course of business, (ii) Involuntary Dispositions resulting in Net Proceeds to the Credit Parties having an aggregate value (or in an aggregate amount, as applicable) of less than $1,000,000 in any fiscal year of the Borrower, (iii) sales, leases or other dispositions of assets or properties not in the ordinary course of business in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Borrower, (iv) sales, leases and other dispositions of obsolete equipment or other assets no longer used or useful in the business of the Borrower Affiliated Group, (v) sales, leases or other disposition to a Credit Party or any sale or disposition of Inventory to an Excluded Foreign Subsidiary having an aggregate value (determined at the lower of cost or fair market value of such Inventory) equal to or less than $3,000,000 in any fiscal year of the Borrower, provided that the consideration
                                               --------
received from such Excluded Foreign Subsidiary in respect of such sale or disposition is equal to or greater than the lower of the cost of such Inventory or its fair market value of such asset or property, and (vi) the Sexauer Dispositions; or (b) liquidate, merge or consolidate into or with any other Person or enter into or undertake any plan or agreement of liquidation, merger or consolidation with any other Person, provided that if no Default or Event of
                                        --------
Default has occurred and is continuing or would result from such transaction,
(A) any wholly-owned Subsidiary of the Borrower may merge or consolidate into or with (x) the Borrower if the Borrower is the surviving company, or (y) any other wholly-owned Subsidiary of the Borrower if the surviving person is a Credit Party, (B) the Borrower or any Subsidiary of the Borrower may merge with any Person in connection with a Permitted Acquisition, provided that the Person that
                                                   --------
is the surviving Person of such merger is or becomes a member of the Borrower Affiliated Group and if such transaction involves the Borrower, the Borrower shall be the surviving corporation, and (C) any Subsidiary of the Borrower may, upon 15 days' prior written notice to the Administrative Agent, dissolve, liquidate or wind up its affairs, provided that all assets and properties of any
                                  --------
such Subsidiary shall, prior to (or as a result of) such dissolution, liquidation or winding up, be transferred to a Credit Party, and provided,
                                                                 --------
further, that such dissolution, liquidation or winding up, as applicable, could
-------
not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole. The Borrower will not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Majority Banks, acquire all or substantially all of the assets (or a division) or capital stock (or other equity) of any Person, except in connection with a Permitted Acquisition.

          Upon a sale of assets or the sale of Equity Securities of a member of the Borrower Affiliated Group permitted hereunder and upon a Sexauer Disposition, the Administrative Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower's request and at the Borrower's sole cost and expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent's security interest, if any, in such assets or Equity Securities, including, without limitation, amendments or terminations of UCC financing statements, if any, termination of the Fee Mortgage encumbering any applicable Real Property, and the return of stock certificates and the release of such Person from all Obligations (other than (except in the case of a sale of the capital stock or other equity interests of a Subsidiary) any indemnification Obligations or other Obligations which by their terms survive the termination of the Loan Documents), if any, under the Loan Documents.

          6.7.  Funded Debt Ratio.  The Borrower shall not at any time permit
                -----------------
the Funded Debt Ratio of the Borrower Affiliated Group as at the last day of any fiscal quarter in any fiscal period identified below to be greater than the ratio specified below opposite such fiscal period:

                                                                              Maximum
                                                                              -------
                  Four Consecutive Fiscal Quarters Ending On                   Ratio
                  ------------------------------------------                   -----
                  September 29, 2000                                          5.50 to 1

                  December 29, 2000 and March 30, 2001                        5.25 to 1

                  June 29, 2001 and September 28, 2001                        5.00 to 1

                  December 28, 2001 and March 29, 2002                        4.75 to 1

                  June 28, 2002 and September 27, 2002                        4.25 to 1

                  December 27, 2002, March 28, 2003,                          3.75 to 1
                  June 27, 2003 and September 26, 2003

                  December 26, 2003, March 26, 2004,                          3.50 to 1
                  June 25, 2004 and September 24, 2004

                  December 31, 2004, March 25, 2005,                          3.00 to 1
                  June 24, 2005 and September 30, 2005

                  December 30, 2005, March 31, 2006,                          2.75 to 1
                  June 30, 2006 and September 29, 2006

                  Any fiscal quarter ending on or after December 29, 2006     2.50 to 1

          6.8. Fixed Charge Coverage Ratio.  The Borrower shall not permit the
               ---------------------------
Fixed Charge Coverage Ratio of the Borrower Affiliated Group for any four fiscal quarter period commencing with the four fiscal quarters ending on June 30, 2001 and for the periods commencing on July 1, 2000 and ending on each of September 29, 2000, December 29, 2000 and March 30, 2001, respectively, to be less than
1.10 to 1

          6.9. Interest Coverage Ratio.  The Borrower shall not permit the
               -----------------------
Interest Coverage Ratio of the Borrower Affiliated Group for any fiscal period identified below to be less than the ratio specified below opposite such fiscal period:

                                                                               Minimum
                                                                               -------
                  Period                                                        Ratio
                  ------                                                        -----
                  For the fiscal quarter ending on September 29, 2000         1.75 to 1

                  For the two fiscal quarters ending on December 29, 2000     1.85 to 1

                  For the three fiscal quarters ending on March 30, 2001      1.85 to 1

                  For the four consecutive fiscal quarters ending June        1.85 to 1
                  29, 2001 and September 28, 2001

                  For the four consecutive fiscal quarters ending on or       2.25 to 1
                  after December 28, 2001 through September 27, 2002

                  For the four consecutive fiscal quarters ending on or       2.50 to 1
                  after December 27, 2002 through September 24, 2004

                  For the four consecutive fiscal quarters ending on or       2.75 to 1
                  after December 31, 2004 through September 30, 2005

                  For any four consecutive fiscal quarters ending on or       3.00 to 1
                  after December 30, 2005

          6.10.  Minimum EBITDA.  The Borrower shall not permit the EBITDA of
                 --------------
the Borrower Affiliated Group for any fiscal period identified below to be less than the amount specified below opposite such period:

                  Four consecutive fiscal quarters ending on                    Amount
                  ------------------------------------------                    ------
                  September 29, 2000                                          $32,000,000

                  December 29, 2000, March 30, 2001,                          $32,500,000
                  June 29, 2001 and September 28, 2001

                  December 28, 2001, March 29, 2002,                          $35,000,000
                  June 28, 2002 and September 27, 2002

                  December 27, 2002, March 28, 2003,                          $37,500,000
                  June 27, 2003 and September 26, 2003

                  December 26, 2003, March 26, 2004,                          $40,000,000
                  June 25, 2004 and September 24, 2004

                  December 31, 2004, March 25, 2005,                          $42,500,000
                  June 24, 2005 and September 30, 2005

                  Any fiscal quarter ending on or after December 30, 2005     $45,000,000

          6.11.  Maximum Capital Expenditures.  The Borrower Affiliated Group
                 ----------------------------
shall not make any Capital Expenditures, in the aggregate, in any fiscal year identified below in excess of the amount specified below opposite such fiscal year, plus up to $2,000,000 of the unused amount available for Capital Expenditures under this Section 6.11 for the preceding fiscal year:

                                   Fiscal Year                               Maximum Amount
                                   -----------                               --------------
                  For the fiscal year ending December 29, 2000                 $4,500,000

                  For the fiscal year ending December 28, 2001                 $4,500,000

                  For the fiscal year ending December 27, 2002                 $4,500,000

                  For the fiscal year ending December 26, 2003                 $5,000,000

                  For the fiscal year ending December 31,                      $5,500,000
                  2004, and each fiscal year thereafter

     For purposes of the foregoing computation, there shall be excluded from Capital Expenditures (a) expenditures of the Net Proceeds received as a result of an Involuntary

Disposition used to make Eligible Reinvestments and (b) expenditures of the proceeds of sales of property, plant and equipment to acquire replacement property, plant and equipment used for the same purpose.

          6.12.  Restricted Payments.  The Borrower shall not, nor shall permit
                 -------------------
any of its Subsidiaries to, pay, make or declare any Restricted Payment. Notwithstanding the foregoing, (i) prior to May 17, 2005, a member of the Borrower Affiliated Group may make interest payments at a rate of 10% per annum on the FCF Subordinated Debt to the extent permitted by Section 12 of the FCF Purchase Agreement, (ii) after May 16, 2005, a member of the Borrower Affiliated Group may make interest payments at a rate of 15% per annum on the FCF Subordinated Debt to the extent permitted by Section 12 of the FCF Purchase Agreement, (iii) after May 16, 2005, a member of the Borrower Affiliated Group may pay the AHYDO Amount, so long as prior to making any such payment of the AHYDO Amount, the Borrower shall have delivered to the Administrative Agent a pro forma compliance certificate substantially in the form of Exhibit G
--- -----                                                     ---------
demonstrating that at the time any such AHYDO Amount is proposed to be paid, and after giving effect to such payment, the Credit Parties are in compliance with the Loan Documents and certifying in such Exhibit G that there is no Default or
                                          ---------
Event of Default that has occurred and is continuing or that would occur as a result of such payment, (iv) a member of the Borrower Affiliated Group may make interest payments on Subordinated Debt (other than the FCF Subordinated Debt) permitted to be incurred hereunder to the extent such payments are permitted by the terms of the applicable Subordinated Debt Documents, (v) a member of the Borrower Affiliated Group may make payments to Parthenon under the Parthenon Management Agreement, provided that (x) the aggregate amount of all such
                      --------
payments in any year may not exceed $250,000, and (y) at the time any such payment is proposed to be made, and after giving effect thereto, the Special Payment Conditions have been met, (vi) a member of the Borrower Affiliated Group may consummate any of the transactions described on Exhibit D, (vii) a member of
                                                    ---------
the Borrower Affiliated Group may consummate the repurchase, redemption or other acquisition or retirement for value of any Equity Securities of the Borrower held by officers, directors or employees of the Borrower Affiliated Group in an aggregate cash amount not to exceed (x) $750,000 in any fiscal year of the Borrower, and (y) $1,250,000 in the aggregate during the term of this Agreement,
(viii) payments in respect of capital stock that is required to be repurchased by the Borrower pursuant to the Shareholders Agreement, provided that (1) such
                                                        --------
payments are not made in cash but are evidenced by a promissory note expressly subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (2) no cash interest or principal is payable on such Indebtedness until after the Obligations are Fully Satisfied, (3) the holders of such Indebtedness have no rights to enforce against the Borrower until the Obligations are Fully Satisfied, (4) both before and after the incurrence thereof, no Default or Event of Default shall be continuing, and (5) the documentation evidencing such Indebtedness shall be in form and substance reasonably satisfactory to the Administrative Agent, and (ix) the Borrower may pay the Retention Bonus to William Green, provided that if at the time any such
                                          --------
payment is proposed to be made, (1) an Event of Default under Section 7.1(a) shall have occurred and be continuing or (2) the Credit Parties are not, or after giving effect to such payment would not be, in compliance with Sections
6.7 through 6.11, inclusive, hereof, then such payment shall not be made in cash but shall be permitted to be made by the issuance of a promissory note in the principal amount of the Retention Bonus then payable, which note (a) shall be expressly subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (b) shall not allow for cash interest or principal to be payable on such Indebtedness until after the Obligations are Fully Satisfied, and (c) shall provide that the holder of such Indebtedness shall have no rights to enforce against the Borrower until the Obligations are Fully Satisfied, and provided, further, that prior to making any
                                     --------  -------
such payment in cash, the Borrower shall have delivered to the Administrative Agent a pro forma compliance certificate substantially in the form of Exhibit G
        --- -----                                                     ---------
demonstrating that at the time any such payment is proposed to be made, and after giving effect thereto, the Credit Parties are in compliance with Sections
6.7 through 6.11, inclusive, hereof. Neither the Borrower nor any other member of the Borrower Affiliated Group will enter into any agreement, contract or arrangement (other than the Loan Documents) restricting the ability of any Subsidiary of the Borrower (i) to pay or make dividends or distributions in cash or kind, (ii) to make loans, advances or other payments of any nature or (iii) to make transfers or distributions of all or any part of its assets to the Borrower or any other member of the Borrower Affiliated Group, other than, with respect to clause (iii) only, to the extent set forth in documents evidencing Encumbrances permitted by Section 6.1(g) and customary anti-assignment provisions in Leases and other contracts, agreements and licenses (other than Material Contracts) entered into by a member of the Borrower Affiliated Group or as otherwise disclosed on Exhibit D.
                          ---------

          6.13.  Investments.  The Borrower shall not, nor shall permit any
                 -----------
other member of the Borrower Affiliated Group to, make or maintain any Investments other than Qualified Investments.

          6.14.  ERISA.  Neither the Borrower nor any member of the Controlled
                 -----
Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Borrower or any other member of the Borrower Affiliated Group pursuant to Section 4068 of ERISA, but only to the extent any of the foregoing could reasonably be expected to result in a liability to the Borrower or any other member of the Borrower Affiliated Group in excess of $1,000,000.

          6.15.  Transactions with Affiliates.  The Borrower shall not, nor
                 ----------------------------
shall permit any other member of the Borrower Affiliated Group to, enter into or participate in any agreements or transactions of any kind with any officer, director or Affiliate of such Person, except (i) agreements or transactions contemplated, required or allowed by any Loan Document or any Ancillary Document as in effect on the date of this Agreement, or as amended in accordance with
Section 6.18, provided that such agreements or transactions are not otherwise
              --------
prohibited by this Agreement or any of the Loan Documents; (ii) agreements or transactions (in each case) in the ordinary course of business and on an arms-length basis which (A) include only terms which are fair and equitable to the Borrower or such other member of the Borrower Affiliated Group, (B) do not violate or conflict with any of the terms of any of the Loan Documents (other than representations or warranties made under Section 4.21), (C) require the payment of no fees, charges or commissions by the Borrower or such member of the Borrower Affiliated Group to any Affiliate except those which are reasonable and, if such fees, charges or commissions exceed $250,000 in respect of any single agreement or transaction, disclosed to the Administrative Agent, and (D) involve terms no less favorable to the Borrower or such other member of the Borrower Affiliated Group than would be the terms of a similar agreement or transaction with any Person other than an Affiliate; (iii) customary compensation, and reimbursement of expenses of officers and directors of a member of the Borrower Affiliated Group, including, but not limited to, the issuance of Equity Securities of the Borrower, in each case in the ordinary course of business; (iv) transactions permitted by Sections
6.12 and 6.13; (v) agreements and transactions among the Credit Parties not prohibited hereunder; (vi) any sale or disposition of Inventory to an Excluded Foreign Subsidiary having an aggregate value (determined at the lower of the cost or fair market value of such Inventory) equal to or less than $3,000,000 in any fiscal year of the Borrower, provided that the consideration received from
                                 --------
such Excluded Foreign Subsidiary in respect of such sale or disposition is equal to or greater than the lower of the cost of such Inventory or its fair market value; and (vii) as disclosed on Exhibit D. Neither the Borrower nor any other
                                 ---------
member of the Borrower Affiliated Group will enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or such other member of the Borrower Affiliated Group of its obligations hereunder or under any of the other Loan Documents.

          6.16.  [Intentionally Omitted.]

          6.17.  Borrowing Base.  The Borrower shall not cause or permit the
                 --------------
aggregate principal amount of all Revolving Loans outstanding at any time, plus
                                                                           ----
the aggregate amount of all Swingline Loans outstanding at such time, plus the
                                                                      ----
aggregate Stated Amount of Letters of Credit outstanding at such time, plus the
                                                                       ----
aggregate amount of any unreimbursed draws under outstanding Letters of Credit, to exceed the lesser of (x) the aggregate amount of the Revolving Credit Commitments of all the Banks at such time and (y) the Borrowing Base at such time.

          6.18.  No Amendments to Certain Documents.  The Borrower shall not,
                 ----------------------------------
nor shall it permit any other member of the Borrower Affiliated Group to, at any time cause or permit any of the Ancillary Documents (other than the Proxy Statement) or charter or other incorporation documents or by-laws of the Borrower or such other member of the Borrower Affiliated Group to be modified, amended or supplemented in any respect , except for such supplement, modification or amendment that could not reasonably be expected to effect any change materially adverse to the Administrative Agent's or the Banks' rights under the Loan Documents (including on the ability of the Borrower or such other member of the Borrower Affiliated Group to pay or perform the Obligations), or could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, operations or prospects of the Borrower Affiliated Group taken as a whole, without (in each case) the prior written agreement, consent or approval of the Administrative Agent. Without limitation of the foregoing, the FCF Subordinated Debt Documents may be amended or modified in any respect except for the following amendments and modifications, each of which shall require the prior written consent of the Administrative Agent and the Majority Banks:

          (i) any amendment or modification which increases the principal amount of the FCF Subordinated Debt;

          (ii) any amendment or modification which shortens the maturity of the FCF Subordinated Debt (except as otherwise permitted in Section 12 of the FCF Purchase Agreement) or any change in any of the prepayment or repurchase provisions, or any other alteration of the repayment provisions of the FCF Subordinated Debt in any respect (other than any such other alteration which has the effect of extending the maturity of the FCF Subordinated Debt);

          (iii) any amendment or modification which increases the interest rate (including the default rate of interest), fees or premium applicable to the FCF Subordinated Debt, or which increases the percentage of cash payments of interest on the FCF Subordinated Debt;

          (iv) any amendment of or modification to any of the subordination provisions contained in the FCF Purchase Agreement (including, without limitation, in Section 12 thereof) or in the FCF Warrant Agreement or the related Warrant (each as defined in the FCF Purchase Agreement), or any amendment or modification of the FCF Warrant Agreement or the related Warrant, in each case, which adds a "put" or "call" provision, or any amendment of or modification to Sections 7.2 (a) or (b) of the FCF Purchase Agreement to the extent relating to the amount of the Obligations, or any amendment or modification which further subordinates the FCF Subordinated Debt to any other Indebtedness of the Borrower or its Subsidiaries;

          (v) any amendment to or modification of any representations, warranties, covenants, defaults or events of default contained in the FCF Subordinated Debt Documents so as to make them more restrictive than they are on the Closing Date;

          (vi) any amendment or modification which adds any representations, warranties, covenants, defaults or events of default to the FCF Subordinated Debt Documents; or

          (vii) any amendment or modification which adds the requirement of any lien or other security for, or guaranty of, the FCF Subordinated Debt (other than the Guarantees (as defined in the FCF Purchase Agreement) provided at closing of the FCF Subordinated Debt or subsequent to such closing to the extent the Administrative Agent has received a guarantee from such Subsidiary).

                                  SECTION VII
                                  -----------

                                   DEFAULTS
                                   --------

          7.1.  Events of Default. There shall be an Event of Default hereunder
                -----------------
if any of the following events occurs:

          (a) the Borrower shall fail to pay (i) any amount of principal of any Loans when due or (ii) any amount of interest thereon or any fees, expenses or any other amounts payable hereunder or under any Note or any other Loan Document within 3 Business Days after the due date therefor; or

          (b) the Borrower or any other member of the Borrower Affiliated Group shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, obligations, covenants or agreements contained in any of Sections 5.1, 5.2(b), 5.2(d), 5.5, 5.9, or in Section VI; or

          (c) the Borrower or any other member of the Borrower Affiliated Group shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, covenants, obligations or agreements (other than in respect of subsections 7.1(a) and (b) hereof) contained in this Agreement or in any other Loan Document and such failure shall continue for 25 days after the earlier to occur of (i) the date upon which written notice thereof is given to a member of the Borrower Affiliated Group by the Administrative Agent or (ii) the date upon which an executive officer of a member of the Borrower Affiliated Group becomes aware thereof; or

          (d) any representation or warranty of the Borrower or any other member of the Borrower Affiliated Group made in any Loan Document to the Agent or any Bank or any other documents or agreements delivered to the Agent or any Bank in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

          (e) the Borrower or any other member of the Borrower Affiliated Group shall, individually or in the aggregate, make or owe U.S. Federal, state and local income tax for which a payment in respect of the Borrower's income taxes is due on June 15, 2000 in excess of $3,000,000; or

          (f) the Borrower or any other member of the Borrower Affiliated Group shall fail to pay when due whether at maturity or otherwise, or after giving effect to any applicable period of grace, any amount on any Indebtedness of the Borrower or any other member of the Borrower Affiliated Group which is outstanding in a principal amount, individually or in the aggregate, in excess of $1,000,000, or fail to observe or perform any term, covenant or agreement evidencing or securing such Indebtedness in each case, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any, or to permit any party to any agreement evidencing such Indebtedness to terminate or cancel such agreement; or

          (g) the Borrower or any other member of the Borrower Affiliated Group shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) with respect to itself or any other member of the Borrower Affiliated Group, take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing,
(viii) without duplication of any of the foregoing subsections of this clause
(g) or of subsection (ix) below, be Insolvent, or (ix) pass any board resolution or take any corporate action for the purpose of effecting any of the foregoing; or

          (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or other applicable member of the Borrower Affiliated Group in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), against the Borrower or any other member of the Borrower Affiliated Group; or action under the laws of the jurisdiction of incorporation or organization of the Borrower or any other member of the Borrower Affiliated Group similar to any of the foregoing shall be taken with respect to the Borrower or any such member of the Borrower Affiliated Group and shall continue unstayed and in effect for any period of 60 days; or

          (i) judgments or orders for the payment of money shall be entered against the Borrower or any other member of the Borrower Affiliated Group by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any other member of the Borrower Affiliated Group, that in the aggregate exceed $1,000,000 in value and such judgments, orders, warrants or process shall continue undischarged or unstayed for 30 days; or

          (j) the Borrower, any other member of the Borrower Affiliated Group or any member of the Controlled Group shall fail to pay when due an aggregate amount in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title

IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any other member of the Borrower Affiliated Group or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower or any other member of the Borrower Affiliated Group and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated, but only to the extent any of the foregoing could reasonably be expected to result in a liability to a member of the Borrower Affiliated Group in excess of $1,000,000; or

          (k) prior to an IPO, any change in equity ownership of the Borrower which would result in (i) the Investor Group owning, both beneficially and of record, less than 51% of the issued and outstanding Common Stock of the Borrower or (ii) Parthenon owning, both beneficially and of record, less than (x) 20% of the issued and outstanding Common Stock of the Borrower and (y) 20% of the Senior Preferred Stock; or after an IPO, any change in equity ownership of the Borrower which would result in (i) Parthenon and the Investor Group owning, both beneficially and of record, less than 33% of the Common Stock of the Borrower, or (ii) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) other than the Investor Group and Borrower's management shareholders, owning beneficially, directly or indirectly, more than 33% of the Common Stock of the Borrower; or

          (l)  [Intentionally Omitted.]

          (m)  [Intentionally Omitted.]

          (n) the Borrower or any other member of the Borrower Affiliated Group shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any part of its business, which order could reasonably be expected to result in a material adverse effect on the business, property, assets, operations or condition (financial or otherwise) of the Borrower Affiliated Group taken as a whole, and which order shall continue in effect for more than 30 days, or the Borrower or any other member of the Borrower Affiliated Group shall be indicted for a state, federal, provincial (or similar foreign jurisdiction) crime, or any criminal action shall otherwise have been brought or threatened in writing against the Borrower or any other member of the Borrower Affiliated Group, a punishment for which in any such case could reasonably be expected include forfeiture of any assets of the Borrower Affiliated Group having a fair market value in excess of $1,000,000; or

          (o) there shall occur any material damage to, or loss, theft or destruction of, the Collateral taken as a whole which is not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than 45 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any other member of the Borrower Affiliated Group if such event or circumstance is not covered by business interruption insurance and could reasonably be expected to have a material adverse effect on the business, property, assets, operations or condition (financial or otherwise) of the Borrower Affiliated Group taken as a whole; or

          (p) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired if such loss, suspension, revocation or failure to renew could reasonably be expected to have a material adverse effect on the business, property, assets, operations or condition (financial or otherwise) of the Borrower Affiliated Group taken as a whole; or

          (q) any covenant, agreement or obligation of the Borrower or any other member of the Borrower Affiliated Group contained in or evidenced by any Loan Document to which the Borrower or such member of the Borrower Affiliated Group is a party, or any covenant, agreement or obligation contained in Section 12 of the FCF Purchase Agreement (or any applicable provision in any Subordinated Debt Document dealing with subordination to the Administrative Agent and the Banks) shall, prior to the date on which such document shall terminate with the prior written agreement, consent or approval of the Administrative Agent, cease in any material respect to be legal, valid, binding or enforceable in accordance with the terms thereof; or

          (r) except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary or the sale, lease or other disposition of assets or properties permitted hereunder, any Loan Document shall be canceled, terminated, revoked or rescinded (or any notice of such cancellation, termination, revocation or rescission given by a member of the Borrower Affiliated Group) otherwise than with the prior written agreement, consent or approval of the Administrative Agent; or any action at law, suit in equity or other legal proceeding to cancel, revoke, or rescind any Loan Document shall be commenced by or on behalf of the Borrower or any other member of the Borrower Affiliated Group, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or any one or more of the obligations of the Borrower or any other member of the Borrower Affiliated Group under any one or more of the Loan Documents are invalid or unenforceable in accordance with the terms thereof; or

          (s) (i) any event of default (as defined in the FCF Subordinated Debt Documents) shall occur and be continuing under the FCF Subordinated Debt Documents, or (ii) any event of default shall occur and be continuing under any other Ancillary Document and, in the case of any such event of default under this clause (ii), the Administrative Agent determines, in the exercise of its reasonable discretion, that such event of default could reasonably be expected to have (x) a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower Affiliated Group taken as a whole, or (y) a material adverse effect on the rights of the Administrative Agent or the

Banks under the Loan Documents (including on the ability of the Borrower or such other member of the Borrower Affiliated Group to pay or perform the Obligations); or

          (t) any optional redemption shall occur under Section 9.1 of the FCF Purchase Agreement or notice thereof shall be given by the Borrower pursuant to
Section 9.2 of the FCF Purchase Agreement, or any Change in Control (as defined in the FCF Purchase Agreement) shall occur.

          7.2. Remedies.  Upon the occurrence of an Event of Default described
               --------
in subsections 7.1(g) and (h), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the instruction of the Majority Banks and upon the Administrative Agent's declaration:

          (a) each Bank's commitment to make any further Loans hereunder shall terminate;

          (b) the unpaid principal amount of the Loans together with accrued interest, all other Obligations owing or payable, and all other obligations owing or payable of the Borrower to the Administrative Agent and each Bank of any kind under the Loan Documents shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

          (c) the Administrative Agent may exercise (on behalf of itself and the Banks) any and all rights the Administrative Agent and the Banks have under this Agreement, the Notes, the Loan Documents, or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Administrative Agent's and the Banks' rights by any action at law, in equity or other appropriate proceeding.

                                 SECTION VIII
                                 ------------

               CONCERNING THE ADMINISTRATIVE AGENT AND THE BANKS
               -------------------------------------------------

          8.1. Appointment and Authorization.  Each of the Banks hereby appoints
               -----------------------------
Fleet to serve as Administrative Agent under this Agreement and irrevocably authorizes the Administrative Agent to take such action on such Bank's behalf under this Agreement and to exercise such powers and to perform such duties under this Agreement and the other documents and instruments executed and delivered in connection with the consummation of the transactions contemplated hereby (including, without limitation, all Loan Documents) as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          8.2. Administrative Agent and Affiliates.  Fleet shall also have the
               -----------------------------------
same rights and powers under this Agreement of a Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Fleet and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any other member of the Borrower Affiliated Group or any Affiliate of any member of the Borrower Affiliated Group as if it were not the Administrative Agent hereunder. Except as otherwise provided by the terms of this Agreement, nothing herein shall prohibit any Bank from accepting deposits from, lending money to or generally engaging in any kind of business with the Borrower or any other member of the Borrower Affiliated Group or any Affiliate of any member of the Borrower Affiliated Group.

          8.3. Future Advances.
               ---------------

          (a) In order more conveniently to administer the Loans, the Administrative Agent may, unless notified to the contrary by any Bank prior to the date upon which any Revolving Loan is to be made, assume that such Bank has made available to the Administrative Agent on such date the amount of such Bank's share of such Revolving Loan to be made on such date as provided in this Agreement, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after the date upon which the Revolving Loan is made, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, multiplied by (ii) the amount of such Bank's share of such Revolving
        ---------- --
Loan, multiplied by (iii) a fraction, the numerator of which is the number of
      ---------- --
days that elapsed from and including such date to the date on which the amount of such Bank's share of such Revolving Credit Loan shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this subsection shall be prima facie evidence of the amount
                                             ----- -----
due and owing to the Administrative Agent by such Bank.

          (b) The Administrative Agent may at any time, in its sole discretion, upon notice to any Bank, refuse to make any Revolving Loan to the Borrower on behalf of such Bank unless such Bank shall have provided to the Administrative Agent immediately available federal funds equal to such Bank's share of such Revolving Loan in accordance with this Agreement.

          (c) Anything in this Agreement to the contrary notwithstanding, the obligations to make Loans under the terms of this Agreement shall be the several and not joint obligation of each of the Banks and any advances made by the Administrative Agent on behalf of any Bank are strictly for the administrative convenience of the parties and shall in no way diminish any Bank's liability to repay the Administrative Agent for such Loans and advances. If the amount of any Bank's share of any Revolving Loan which the Administrative Agent has advanced to the Borrower is not made available to the Administrative Agent by such Bank within 1 Business Day following the date upon which such Revolving Loan is made, the Administrative Agent shall promptly notify the Borrower and shall be entitled to recover such amount from the Borrower within 3

Business Days following the date upon which such Revolving Loan was made, with interest thereon at the rate per annum applicable to such Revolving Loans.

          8.4. Delinquent Bank.  Notwithstanding anything to the contrary
               ---------------
contained in this Agreement, any Bank that fails to make available to the Administrative Agent its share of any Revolving Loan when and to the full extent required by the provisions of this Agreement shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Banks for application to, and reduction of, their respective pro rata shares of all
                                                   --- ----
outstanding Revolving Loans. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the non-delinquent Banks in proportion to their respective pro rata shares of all outstanding Revolving
                               --- ----
Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Loans of the non-delinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in
           --- ----
effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. No Delinquent Bank shall have a right to participate in any vote taken by the Banks hereunder, which shall be calculated as if the Commitments of the Delinquent Bank did not exist.

          8.5. Payments.
               --------

               (a) All payments and prepayments of principal of and interest on Revolving Loans and the Term Loans received by the Administrative Agent shall be paid to each of the Banks pro rata in accordance with their respective interests
                          --- ----
in such Loans; and any other payments received by the Administrative Agent hereunder shall be paid to the Banks or the Administrative Agent or both pro
                                                                         ---
rata as their respective interests appear. All such payments received by the
----
Administrative Agent hereunder for the accounts of the Banks prior to 1:00 p.m. on any Business Day shall be paid to the Banks on such Business Day and all such payments received by the Administrative Agent hereunder for the accounts of the Banks at or after 1:00 p.m. shall be paid to the Banks on the next Business Day.

               (b) Each of the Banks and the Administrative Agent hereby agrees that if it should receive any amount (whether by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right hereunder or otherwise) in respect of principal of, or interest on, the Loans or any fees which are to be shared among the Banks, which, as compared to the amounts theretofore received by the other Banks with respect to such principal, interest or fees, is in excess of such Bank's pro rata share of such principal, interest or fees as provided in this
       --- ----
Agreement, such Bank shall share such excess, less the costs and expenses (including, reasonable attorneys' fees and disbursements) incurred by such Bank in connection with such realization, exercise, claim or action, pro rata with
                                                                --- ----
all other Banks in proportion to their respective interests therein, and such sharing shall be deemed a purchase (without recourse) by such sharing party of participation interests in the Loans or such fees, as the case may be, owed to the recipients of such shared payments to the extent of such shared payments; provided, however, that
                                                       --------  -------
if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest unless the Bank from which such payment is recovered is required to pay interest thereon, in which case each Bank returning funds to such Bank shall pay its pro rata share of such interest.
                                                --- ----

          8.6.  Action by Administrative Agent.
                ------------------------------

                  (a) The obligations of the Administrative Agent hereunder are only those expressly set forth herein. The Administrative Agent shall have no duty to exercise any right or power or remedy hereunder or under any other document or instrument executed and delivered in connection with or as contemplated by this Agreement or to take any affirmative action hereunder or thereunder.

                  (b) The Administrative Agent shall keep all records of the Loans and payments hereunder, and shall give and receive notices and other communications to be given or received by the Administrative Agent hereunder on behalf of the Banks.

                  (c) Upon the occurrence and during the continuance of an Event of Default the Administrative Agent may, and upon the direction of the Majority Banks pursuant to Section 7.2 the Administrative Agent shall, exercise the option of the Banks pursuant to Section 7.2 to declare all Loans and other Obligations immediately due and payable and may take such action as may appear necessary or desirable to collect the Obligations and enforce the rights and remedies of the Administrative Agent or the Banks.

          8.7.  Notification of Defaults and Events of Default.  Each Bank
                ----------------------------------------------
hereby agrees that, upon learning of the existence of a Default or an Event of Default, pursuant to Section 5.1(j) or otherwise, it shall notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon actual receipt of any notice under this Section 8.7, it shall notify the other Banks of the existence of such Default or Event of Default.

          8.8.  Consultation with Experts.  The Administrative Agent shall be
                -------------------------
entitled to retain and consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Banks for any action taken, omitted to be taken or suffered in good faith by it in accordance with the advice of such counsel, accountants or experts. The Administrative Agent may employ Administrative Agents and attorneys-in-fact and shall not be liable to the Banks for the default or misconduct of any such Administrative Agents or attorneys.

          8.9.  Liability of Administrative Agent.  The Administrative Agent
                ---------------------------------
shall exercise the same care to protect the interests of each Bank as it does to protect its own interests, so that so long as the Administrative Agent exercises such care it shall not be under any liability to any of the Banks, except for the Administrative Agent's gross negligence or willful misconduct with respect to anything it may do or refrain from doing. Subject to the immediately preceding sentence, neither the Administrative Agent nor any of its directors, officers, Administrative Agents or employees shall be liable for any action taken or not taken by it in connection herewith in its capacity as Administrative Agent. Without limiting the generality of the foregoing, neither the Administrative Agent nor any of its directors, officers, Administrative Agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any Security Document, or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Sections 3.1 or 3.2, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness, enforceability or genuineness of this Agreement, the Notes, any other Loan Document or any other document or instrument executed and delivered in connection with or as contemplated by this Agreement; (v) the existence, value, collectibility or adequacy of the Collateral or any part thereof or the validity, effectiveness, perfection or relative priority of the liens and security interests of the Banks (through the Administrative Agent) therein; or
(vi) the filing, recording, refiling, continuing or re-recording of any financing statement or other document or instrument evidencing or relating to the security interests or liens of the Banks (through the Administrative Agent) in the Collateral. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telecopy or similar writing) believed by it to be genuine or to be signed or sent by the proper party or parties.

          8.10.  Indemnification. Each Bank agrees to indemnify the
                 ---------------
Administrative Agent (to the extent the Administrative Agent is not reimbursed by the Borrower), ratably in accordance with its Commitment Percentage, from and against any cost, expense (including attorneys' fees and disbursements), claim, demand, action, loss or liability which the Administrative Agent may suffer or incur in connection with this Agreement, or any action taken or omitted by the Administrative Agent hereunder, or the Administrative Agent's relationship with the Borrower hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties hereunder and of taking or refraining from taking any action hereunder, but excluding any costs, expenses or losses directly arising from the Administrative Agent's gross negligence or willful misconduct. No payment by any Bank under this Section shall in any way relieve the Borrower of its obligations under this Agreement with respect to the amounts so paid by any Bank, and the Banks shall be subrogated to the rights of the Administrative Agent, if any, in respect thereto.

          8.11.  Independent Credit Decision.  Each of the Banks represents and
                 ---------------------------
warrants to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.7 and such other documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each of the Banks acknowledges that it has not relied upon any representation by the Administrative Agent and that the Administrative Agent shall not be responsible for any statements in or omissions from any documents or information concerning the Borrower, this Agreement, the Notes, any other Loan Document or any other document or instrument executed and delivered in connection with or as contemplated by this Agreement. Each of the Banks acknowledges that it will, independently and without reliance upon the Administrative Agent or other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     8.12.  Successor Administrative Agent.  Fleet, or any successor
            ------------------------------
Administrative Agent, may resign as Administrative Agent at any time by giving 30 days prior written notice thereof to the Banks and to the Borrower. Upon any such resignation, the Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank (or Affiliate thereof) or savings and loan association organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America or any State thereof and having a combined capital, surplus and undivided profits of at least $100,000,000 and shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     8.13.  Other Agents.  The syndication agent and the documentation agent
            ------------
shall have no rights or obligations in their capacities as such.

                                  SECTION IX
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          9.1.  Notices.  Unless otherwise specified herein, all notices
                -------
hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by electronic facsimile transmission, or when delivered to an overnight courier, addressed to such party at its address indicated below:


          If to the Borrower, at

               Wilmar Industries, Inc.
               303 Harper Drive
               Moorestown, New Jersey 08057
               Attention: William S. Green, Chief Executive Officer
               Telecopy: (609) 439-8846

          with copies to

               Parthenon Capital, Inc.
               200 State Street
               Boston, Massachusetts 02109
               Attention: Drew Sawyer, Principal
               Telecopy: (617) 478-7010

                       - and -

          If to the Administrative Agent or Fleet, at

               Fleet National Bank
               100 Federal Street
               Boston, Massachusetts 02110
               Attention: Timothy G. Clifford, Director
               Telecopy: (617) 434-4929

          with a copy to

               Goulston & Storrs, P.C.
               400 Atlantic Avenue
               Boston, Massachusetts 02110
               Attention: Philip A. Herman, Esq.
               Telecopy: (617) 574-4112

          If to  any Bank, at the address for such Bank set forth on Schedule 1,
                                                                     ----------
or at any other address specified by such party in writing.

          9.2.  Expenses.  The Borrower will pay on demand all reasonable
                --------
expenses of the Arranger and the Administrative Agent in connection with the administration of the Loans and the preparation, waiver or amendment of this Agreement, the Notes, the Loan Documents or other documents executed in connection therewith, and the reasonable expenses of the Arranger, the Administrative Agent or any Bank in connection with a default or collection of the Loans or other Obligations or exercise, preservation or enforcement of any of its rights or remedies hereunder or thereunder, including, without limitation, reasonable fees of a single outside legal counsel for the Administrative Agent and the Banks and a single local counsel in each jurisdiction for the Administrative Agent and the Banks, accounting, consulting, brokerage or other similar professional fees or expenses, all reasonable out-of-pocket costs and expenses (including reasonable fees of Goulston & Storrs) of the Arranger and the Administrative Agent incurred in connection with the syndication of the Loans (provided that in the event that the Loans are fully
                          --------
syndicated on the Closing Date (as determined by the Arranger in good faith), such out-of-pocket costs and expenses relating to the syndication of the Loans shall be submitted by the Arranger and the Administrative Agent to the Borrower within 120 days after the Closing Date), and any reasonable fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any Collateral therefor.

          9.3.  Indemnification.  The Borrower shall absolutely and
                ---------------
unconditionally indemnify and hold harmless the Administrative Agent, the Arranger and each of the Banks from and against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses (including, without limitation, reasonable fees and disbursements of counsel) and all other liabilities whatsoever which shall at any time or times be incurred or sustained by the Administrative Agent, the Arranger or any of the Banks or by any of their shareholders, directors, officers, employees, subsidiaries, affiliates or Administrative Agents (other than to the extent of the gross negligence or willful misconduct of the Administrative Agent, the Arranger or any of the Banks) on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to either this Agreement, any of the other Loan Documents or any of the Ancillary Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement, any of such Loan Documents or any of such Ancillary Documents, are ultimately consummated. Without prejudice to the survival of any other covenant of the Borrower hereunder, the covenants of this
Section 9.3 shall survive the termination of this Agreement and the payment or satisfaction of payment of amounts owing with respect to the Notes or any other Loan Document.

          9.4.  Set-Off.  Regardless of the adequacy of any collateral or other
                -------
means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from any Bank or any of its branch or affiliate offices to the Borrower or any other member of the Borrower Affiliated Group may, at any time and from time to time after the occurrence and during the continuance of an Event of Default hereunder, without notice to the Borrower or such member of the Borrower Affiliated Group or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived), be set off, appropriated, and applied by any Bank against any and all obligations of the Borrower or such member of the Borrower Affiliated Group to such Bank or any of its affiliates in such manner as the head office of the Bank or any of its branch offices in their sole discretion may determine. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; provided, however,
                                                          --------  -------
that the failure to give such notice shall not affect the validity of such set-off and application.

          9.5.  Term of Agreement.  This Agreement shall continue in force and
                -----------------
effect so long as any Bank has any commitment to make Loans hereunder and until the Obligations are Fully Satisfied.

          9.6.  No Waivers.  No failure or delay by the Administrative Agent or
                ----------
any Bank in exercising any right, power or privilege hereunder or under any Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the Notes provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

          9.7.  Governing Law.  This Agreement, the Notes and the other Loan
                -------------
Documents shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to any conflicts of laws provisions contained therein). Any legal action or proceeding arising out of or relating to this Agreement, any other Loan Document or any Obligation may be instituted, in the Administrative Agent's sole discretion, in the courts of the State of New York, the Commonwealth of Massachusetts, or the United States of America for the Districts of New York and Massachusetts, and the Administrative Agent, the Banks, the Borrower and each other member of the Borrower Affiliated Group hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding; provided, however, that the foregoing shall not limit the
                      --------  -------
Administrative Agent's rights to bring any legal action or proceeding in any other appropriate jurisdiction.

          9.8.  Amendments, Waivers, Etc.  Except as otherwise expressly
                ------------------------
provided in this Agreement or any of the other Loan Documents: (i) each of the Loan Documents may be modified, amended or supplemented in any respect whatever only with the prior written consent or approval of the Majority Banks and the Borrower; and (ii) the performance or observance by the Borrower of any of its covenants, agreements or obligations under any of the Loan Documents may be waived only with the written consent of the Majority Banks; provided, however,
                                                            --------  -------
that the following changes shall require the written consent, agreement or approval of all of the Banks directly affected thereby (with respect to clauses
(A), (B) and (D)) and of all the Banks (with respect to clauses (C), (E) and
(F)): (A) any decrease in the amount of or postponement of the scheduled or otherwise required payment date for any of the Obligations (including, without limitation, principal, interest and fees);
(B) any decrease in the interest rates prescribed in any of the Notes; (C) any increase in the Commitment or Commitment Percentage of any of the Banks, except as permitted by Section 9.10; (D) any release of any Subsidiary Guarantees or all or any substantial part of the Collateral (except for any such releases of Subsidiary Guarantees and Collateral permitted or provided for in the Loan Documents); (E) any change in the definition of Majority Banks; and (F) any change in the proviso contained in the third sentence of Section 2.13(e) or in the terms of this Section 9.8. Any change to Section 9 or any other provision of this Agreement affecting the rights or obligations of the Administrative Agent shall not be amended or modified without the prior written consent of the Administrative Agent.

          9.9.   Binding Effect of Agreement.  This Agreement shall be binding
                 ---------------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that (i) the Borrower may not assign or
                        --------
transfer its rights or obligations hereunder, and (ii) no Bank may assign or transfer its rights or obligations hereunder to any Person except in accordance with the provisions of Section 9.10.

          9.10.  Successors and Assigns.
                 ----------------------

          (i) Any Bank may at any time grant to one or more banks or other financial institutions (each, a "Participant") participating interests in any of its Commitments or any or all of its Loans on such terms as such Bank may deem appropriate; provided, however, that, except as set forth on Schedule 2, no Bank
             --------  -------                               ----------
will participate to any Participant less than an aggregate amount equal to the lesser of (x) $5,000,000 of such Bank's Commitments and interest in the Loans (as such interest may be reduced pursuant to the terms hereof) or (y) the remaining amount of such Bank's Commitments. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such participation agreement may provide
                --------  -------
that such Bank will not agree, without the consent of the Participant, to any modification, amendment or waiver of this Agreement requiring the consent, agreement or approval of all of the Banks, as described in Section 9.8. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.12A with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (ii) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (i).

          (ii) Any Bank may at any time assign to one or more banks or other financial institutions (each, an "Assignee") all, or a part of all, of its rights, interests and obligations under this Agreement and the Notes (or any one of its Notes) on such terms, as between such Bank and each of its Assignees, as such Bank may deem appropriate (it being understood that any such assignments do not have to be made proportionately among the facilities), and such Assignee shall assume such rights, interests and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank; provided, however, that (A) prior to
                                   --------  -------
assigning any interest to any Assignee hereunder, such Bank will (x) notify the Borrower and the Administrative Agent in writing identifying the proposed Assignee and stating the aggregate principal amount of the proposed interest to be assigned, and (y) receive the prior written consent of the Administrative Agent and, prior to the occurrence (which is continuing) of an Event of Default, the Borrower, which consent may not be unreasonably withheld or delayed by either the Borrower or the Administrative Agent, and (B) no Bank will assign to any Assignee less than an aggregate amount equal to the lesser of (x) $5,000,000 of such Bank's Commitments and interest in the Notes (as such interest may be reduced pursuant to the terms hereof) or (y) the remaining amount of such Bank's Commitments. It is understood and agreed that the proviso contained in the immediately preceding sentence shall not be applicable in the case of, and this subsection (ii) shall not restrict, an assignment or other transfer by any Bank to an Affiliate of such Bank or to any other Bank or a collateral assignment or other similar transfer to a Federal Reserve Bank. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, payment to (or waiver by) the Administrative Agent of the fee required by subsection (iv) below, and notice that the assignment has taken place is given to the Borrower and the Administrative Agent, such Assignee shall be a Bank party to this Agreement and shall have all the rights, interests and obligations of a Bank with the Commitments as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (ii), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee.

          (iii) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Sections 2.11, 2.11A, 2.12 and 2.12A than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or at a time when the circumstances giving rise to the right to such greater payment did not exist.

          (iv) Assignments (other than to an Affiliate of a Transferor Bank) require a fee payable to the Administrative Agent by the transferor Bank, solely for the account of the Administrative Agent, in the amount of $2,500.

          9.11.  Letter Regarding Redemption or Amendment of the FCF
                 ---------------------------------------------------
Subordinated Debt. If the Borrower elects to redeem the FCF Subordinated Debt
-----------------
pursuant to Section 9 of the FCF Purchase Agreement or amend the FCF Subordinated Debt, within 15 Business Days of the written request of the Borrower therefor, the Agent will deliver to the

Borrower a letter to the Borrower executed by the Agent on behalf of the Agent and the Banks stating one of the following: (a) that such redemption or amendment, as applicable, is prohibited by the terms of the Loan Documents and the Banks do not consent to such redemption or amendment, as applicable; or (b) that notwithstanding any prohibition in the Loan Documents to such redemption or amendment, as applicable, the Agent and the required Banks have consented thereto; or (c) no consent by the Agent or the Banks is necessary for such redemption or amendment, as applicable.

          9.12.  Counterparts.  This Agreement may be signed in any number of
                 ------------
counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

          9.13.  Partial Invalidity.  The invalidity or unenforceability of any
                 ------------------
one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

          9.14.  Captions.  The captions and headings of the various sections
                 --------
and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

          9.15.  WAIVER OF JURY TRIAL.  THE BORROWER, THE BANKS AND THE
                 --------------------
ADMINISTRATIVE AGENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT AND TO MAKE LOANS AND EXTEND CREDIT TO THE BORROWER. The Borrower (i) certifies that neither the Administrative Agent, nor any Bank nor any representative, Administrative Agent or attorney of the Administrative Agent or any Bank has represented, expressly or otherwise, that the Administrative Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into this agreement and the other Loan Documents to which the Borrower is a party, the Administrative Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 9.15.

          9.16.  WAIVER OF SPECIAL DAMAGES.  EXCEPT AS PROHIBITED BY LAW, THE
                 -------------------------
BORROWER HEREBY WAIVES ANY RIGHTS WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION THIS AGREEMENT, THE NOTES AND THE LOAN DOCUMENTS AND ANY AMENDMENTS THEREOF, ANY SPECIAL, EXEMPLARY OR PUNITIVE

DAMAGES. THE BORROWER (A) CERTIFIES THAT NO BANK, ADMINISTRATIVE AGENT OR REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH ENTITY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, THE BANKS AND THE ADMINISTRATIVE AGENTS ARE RELYING UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.16.

          9.17.  Entire Agreement.  This Agreement, the Notes, the other Loan
                 ----------------
Documents and the other documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

          9.18.  Confidentiality.  Each Bank and the Administrative Agent agrees
                 ---------------
to take and to cause its Affiliates, representatives, agents, employees and officers, to take reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by or on behalf of the Borrower or any other member of the Borrower Affiliated Group, or by the Administrative Agent on any such Person's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates, representatives, agents, employees or officers, shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing with Borrower or any other member of the Borrower Affiliated Group, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Person or its Affiliates, representatives, agents, employees or officers, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, any other member of the Borrower Affiliated Group and their respective representatives, agents, employees or officers, provided that such source is not bound by a confidentiality agreement with any such Person known to the Bank; provided,
                                                                  --------
however, that any Bank may disclose such information (A) at the request or
-------
pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding involving the Borrower or any other member of the Borrower Affiliated Group to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors, rating agencies and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks and the Administrative Agent hereunder; (H) as to any Bank, the Administrative Agent or their respective Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any other member of the Borrower Affiliated Group is party with such Bank or such Affiliate;

and (I) to its Affiliates, representatives, agents, employees or officers, provided that such Person is advised of the confidentiality requirements set forth herein and further provided that with respect to clauses (A), (B), (C), and (D), the Administrative Agent or such Bank, to the extent practicable, use reasonable efforts to give notice to the Borrower before releasing such information, but the Administrative Agent and such Bank shall have no liability whatsoever for the failure to give such notice.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                              The Borrower:
                              --- --------

                              WILMAR INDUSTRIES, INC.


                              By:__________________________________
                                 Title:  President

                              The Administrative Agent:
                              --- -------------- -----

                              FLEET NATIONAL BANK


                              By:__________________________________
                                 Title:

                              The Syndication Agent:
                              --- ----------- -----

                              FIRST UNION NATIONAL BANK


                              By:__________________________________
                                 Title:

                              The Documentation Agent:
                              --- ------------- -----

                              GMAC BUSINESS CREDIT, LLC


                              By:__________________________________
                                 Title:

                              The Banks:
                              --- -----

                              ANTARES CAPITAL CORPORATION


                              By:__________________________________
                                 Title:


                              CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee of the Antares Funding Trust created under Trust Agreement dated as of November 30, 1999


                              By:__________________________________
                                 Title:


                              BANK OF NEW YORK


                              By:__________________________________
                                 Title:


                              COMERICA BANK


                              By:__________________________________
                                 Title:


                              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                              BRANCHES


                              By:__________________________________
                                 Title:



                              By:__________________________________
                                 Title:

                              FIRST UNION NATIONAL BANK


                              By:__________________________________
                                 Title:


                              FLEET NATIONAL BANK


                              By:__________________________________
                                 Title:


                              GMAC BUSINESS CREDIT, LLC


                              By:__________________________________
                                 Title:


                              NATIONAL CITY BANK


                              By:__________________________________
                                 Title:


                              ORIX BUSINESS CREDIT, INC.


                              By:__________________________________
                                 Title:


                              PNC BANK, NATIONAL ASSOCIATION


                              By:__________________________________
                                 Title:

                                  SCHEDULE 1
                                  ----------

                     Commitment and Commitment Percentages
                     -------------------------------------

                                                          Revolving
                                                           Credit
1)      Bank                                             Commitment                  Percentage
        ----                                             ----------                  ----------
        Comerica Bank                                    $ 3,750,000                  6.2500%
        One Detroit Center
        500 Woodward Avenue
        Detroit, MI 48226-3268

        Dresdner Bank AG, New York And                   $ 5,625,000                  9.3750%
        Grand Cayman Branches
        75 Wall Street
        New York, NY 10005-2889

        First Union National Bank                        $ 9,375,000                 15.6250%
        Widener Building
        1339 Chestnut Street
        Philadelphia, PA 19107

        Fleet National Bank                              $14,488,637                 24.1477%
        75 State Street
        Boston, MA 02109

        GMAC Business Credit, LLC                        $ 9,375,000                 15.6250%
        630 Fifth Avenue
        30/th/ Floor
        New York, NY 10111

        National City Bank                               $ 8,181,818                 13.6364%
        One South Broad Street
        18/th/ Floor
        Philadelphia, PA 19107

        Orix Business Credit, Inc.                       $ 5,454,545                  9.0909%
        846 East Algonquin Road
        Suite 101
        Schaumberg, IL 60173

        PNC Bank, National Association                   $ 3,750,000                  6.2500%
        1600 Market Street
        30/th/ Floor
        Philadelphia, PA 19107

        TOTAL                                            $60,000,000                     100%


                                                          Swingline
2)      Bank                                             Commitment                  Percentage
        ----                                             ----------                  ----------
        Fleet National Bank                               $5,000,000                     100%
        75 State Street
        Boston, MA 02109

                                                        Term Loan A
3)      Bank                                             Commitment                  Percentage
        ----                                             ----------                  ----------
        Comerica Bank                                     $3,125,000                  6.2500%
        One Detroit Center
        500 Woodward Avenue
        Detroit, MI 48226-3268

        Dresdner Bank AG, New York And                    $4,687,500                  9.3750%
        Grand Cayman Branches
        75 Wall Street
        New York, NY 10005-2889

        First Union National Bank                         $7,812,500                 15.6250%
        Widener Building
        1339 Chestnut Street
        Philadelphia, PA 19107

        Fleet National Bank                              $12,073,863                 24.1477%
        75 State Street
        Boston, MA 02109

        GMAC Business Credit, LLC                        $ 7,812,500                 15.6250%
        630 Fifth Avenue
        30/th/ Floor
        New York, NY 10111

        National City Bank                               $ 6,818,182                 13.6364%
        One South Broad Street
        18/th/ Floor
        Philadelphia, PA 19107

        Orix Business Credit, Inc.                       $ 4,545,455                  9.0909%
        846 East Algonquin Road
        Suite 101
        Schaumberg, IL 60173

        PNC Bank, National Association                   $ 3,125,000                  6.2500%
        1600 Market Street
        30/th/ Floor
        Philadelphia, PA 19107

        TOTAL                                            $50,000,000                     100%

                                                        Term Loan B
4)      Bank                                             Commitment                  Percentage
        ----                                             ----------                  ----------
        Antares Capital Corp.                             $4,000,000                       8%
        311 South Wacker Drive
        Chicago, IL 60606-6604

        Chase Bank of Texas, National                     $6,000,000                      12%
        Association, as Trustee of the
        Antares Funding Trust created under
        Trust Agreement dated as of
        November 30, 1999
        c/o Antares Capital Corp.
        311 South Wacker Drive
        Chicago, IL 60606-6604

        Comerica Bank                                     $3,125,000                  6.2500%
        One Detroit Center
        500 Woodward Avenue
        Detroit, MI 48226-3268

        Dresdner Bank AG, New York And                   $ 4,687,500                  9.3750%
        Grand Cayman Branches
        75 Wall Street
        New York, NY 10005-2889

        First Union National Bank                        $ 7,812,500                 15.6250%
        Widener Building
        1339 Chestnut Street
        Philadelphia, PA 19107

        Fleet National Bank                              $13,437,500                 26.8750%
        75 State Street
        Boston, MA 02109

        GMAC Business Credit, LLC                        $ 7,812,500                 15.6250%
        630 Fifth Avenue
        30/th/ Floor
        New York, NY 10111

        PNC Bank, National Association                   $ 3,125,000                  6.2500%
        1600 Market Street
        22/nd/ Floor
        Philadelphia, PA 19107

        TOTAL                                            $50,000,000                     100%

                                  SCHEDULE 2
                                  ----------

Antares Capital Corp. may participate $2,000,000 of its Term Loan B Commitment.

                                  EXHIBIT A-1
                                  -----------

                        [FORM OF REVOLVING CREDIT NOTE]

                               [to be inserted]

                                     A-1-1

                                  EXHIBIT A-2
                                  -----------

                             [FORM OF TERM NOTE A]

                               [to be inserted]

                                     A-2-1

                                  EXHIBIT A-3
                                  -----------

                             [FORM OF TERM NOTE B]

                               [to be inserted]


                                     A-3-1

                                   EXHIBIT B
                                   ---------

                  [FORM OF NOTICE OF BORROWING OR CONVERSION]


                               [To be inserted]

                                   EXHIBIT C
                                   ---------


                          INDEBTEDNESS; ENCUMBRANCES
                          --------------------------


                       [To be provided by the Borrower]

                                   EXHIBIT D
                                   ---------


                                  DISCLOSURE
                                  ----------


                       [To be provided by the Borrower]

                                   EXHIBIT E
                                   ---------


      FORM OF OPINION OF COUNSEL TO THE BORROWER AND THE GUARANTORS, ETC.
      -------------------------------------------------------------------


                               [To be inserted]

                                   EXHIBIT F
                                   ---------


                        [FORM OF BORROWING BASE REPORT]


                             Borrowing Base Report
                               [To be inserted]

                                   EXHIBIT G
                                   ---------

                  [FORM OF REPORT OF CHIEF FINANCIAL OFFICER]


                               [To be inserted]

                                  SCHEDULE A
                                      to
                                   EXHIBIT G
                                   ---------


                              FINANCIAL COVENANTS
                              -------------------


                               [To be inserted]

                                   EXHIBIT H
                                   ---------



                      [FORM OF ASSIGNMENT AND ASSUMPTION]


                               [To be inserted]

                                   EXHIBIT I
                                   ---------

                         Leasehold Mortgage Provisions
                         -----------------------------

    1.   Definitions.  The terms "mortgage" and "leasehold mortgage" shall
         -----------
include whatever security instruments are used in the locale of the Demised Premises, such as, without limitation, mortgages, deeds of trust, mortgage deeds, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation which the lender may require, and the terms "holder of a mortgage" and "mortgage" or "holder of a leasehold mortgage" and "leasehold mortgagee" shall mean the secured party in any of the foregoing instruments, and such secured party's successors and assigns.

    2.   Right to Mortgage.  Lessee shall have the right, without Lessor's
         -----------------
consent to mortgage Lessee's interest in the Lease and the Demised Premises upon the condition that all rights acquired under such leasehold mortgage(s) shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease as amended hereby. Neither the execution and delivery of a leasehold mortgage, nor any foreclosure or sale thereunder shall relieve Lessee of its obligations hereunder. The Lease shall not be subordinate to any mortgage or security interest now or hereafter encumbering the fee estate in the Demised Premises (a "fee mortgage") unless, pursuant to a separate agreement between such fee mortgagee and Lessee reasonably satisfactory to Lessee and any then existing leasehold mortgagee, the holder of such fee mortgage agrees in writing not to disturb the Lessee's tenancy under the Lease in the event of a foreclosure or deed-in-lieu thereof or similar proceeding under the fee mortgage, provided, at the initiation of such proceeding Lessee is not then in default under the Lease beyond applicable notice and grace periods.

    3. If Lessor shall have received notification of the execution of a leasehold mortgage, together with written notice specifying the name and address of the leasehold mortgagee, then so long as such leasehold mortgage shall remain unsatisfied or record, the following provisions shall apply (in respect of such leasehold mortgage and of any other leasehold mortgages which also comply with the above notice provision):

         (a) The Lease shall not be canceled, surrendered or amended without in each case the prior written consent of the leasehold mortgagee, nor shall any merger result from the acquisition by, or devolution upon any one entity of the fee and the leasehold estates in the Demised Premises.

         (b) In the event of any default by the Lessee under the Lease, Lessor shall give the leasehold mortgagee written notice of such default (the "Lender Default Notice") and shall not exercise any remedies under the Lease (including, without limitation, the right under the Lease, at law or otherwise to terminate the Lease or to re-enter the Demised Premises) by reason of such default so long as the leasehold mortgagee cures all defaults on the part of the Lessee under the Lease which are reasonably susceptible of cure by the leasehold mortgagee within the applicable grace periods provided below in this paragraph (b):

             (i) Lessor shall grant the leasehold mortgagee an additional period in which to cause the cure of any such default, which additional period shall be 10 business days in the case of a monetary default and, subject to clause (ii) below, 30 days in the case of a non-monetary default. In each case, leasehold mortgagee's cure period shall commence to run on the later to occur of
(x) the day after the Lessee's cure period expires and (y) the date on which the Lender Default Notice is delivered to leasehold mortgagee.

             (ii) In the event of a non-monetary default which is not reasonably capable of being cured by leasehold mortgagee within 30 days (including any non-monetary default the cure of which reasonably requires leasehold mortgagee's possession of the Demised Premises) provided the leasehold mortgagee shall have commenced the prosecution of such cure, or commencement of a foreclosure or similar action, as the case may be, within such 45 day period, leasehold mortgagee shall have such additional period of time to cure such default as may be reasonable under the circumstances.

             (iii) Lessor shall accept such payment or performance by or at the instigation of a leasehold mortgagee as if same had been undertaken by Lessee.

         (c) Property Insurance Proceeds.  Any fire and other property insurance
             ---------------------------
proceeds in respect of the Demised Premises shall be first applied to the full restoration of the Demised Premises before being applied for any other purpose. Prior to such application, such proceeds shall be held by Lessee or a financial institution.

         (d) Estoppel.  Either party, within 10 days after a request in writing
             --------
by the other party hereto or the leasehold mortgagee, shall furnish a written statement, duly acknowledged, certifying that the Lease is in full force and effect, that the Lease has not been amended, or if there are any amendments, identifying and attaching copies thereof, and that there are no defaults thereunder by either party, or if there are any defaults, such statement shall specify the defaults.

         (e) Exercise of Options.  If Lessee fails to exercise any extension,
             -------------------
renewal or purchase option in the Lease, such option shall not lapse unless and until (i) Lessor has sent to the leasehold mortgagee written notice thereof and
(ii) the leasehold mortgagee fails within 30 days after receipt of such notice to exercise such option on behalf of Lessee (which exercise Lessor hereby agrees to accept).

         (f) Transfers.  The sale or transfer of Lessee's interest in the Lease
             ---------
and the Demised Premises in connection with a foreclosure, whether by judicial proceedings or by virtue of any power of sale contained in a leasehold mortgage, or any conveyance of Lessee' interest in the Lease and the Demised Premises to the leasehold mortgagee or its nominee or designee by virtue of or in lieu of foreclosure or other proceedings, or any conveyance of Lessee' interest in the Lease and the Demised Premises by the leasehold mortgagee or its nominee or designee (after leasehold mortgagee or its nominee or designee has acquired such interest) to a third party, shall not require the consent or approval of Lessor or constitute a breach of any provision of or a default under the Lease.

         (g) Limitation on Liability.  If the leasehold mortgagee or its nominee
             -----------------------
or designee takes possession of the Demised Premises or succeeds to the interest of Lessee under the Lease, (i) the leasehold mortgagee or its nominee or designee shall have no personal liability for the payment of rent or the performance of any of Lessee's covenants and agreements under the Lease, and Lessor's recourse for any default by leasehold mortgagee or such nominee or designee shall be limited to such person's interest in the Lease and the Demised Premises; and (ii) the leasehold mortgagee or its nominee or designee shall be obligated under the Lease only so long as it is vested (other then as security for debt) with title to all of, or interest in the leasehold estate under the Lease and upon any subsequent transfer of such interest, the transferor shall be relieved of all obligations hereunder.

         (h) Lessee Bankruptcy.  If Lessee rejects the Lease in a bankruptcy
             -----------------
proceeding, Lessor shall, at the request of any leasehold mortgagee having a first lien on the Lease and upon payment by such leasehold mortgagee of all accrued and unpaid rent due under the Lease, enter into a new Lease with such leasehold mortgagee which shall be on the same terms as the Lease, and which shall have the same priority over any then existing liens and encumbrances as was enjoyed by the Lease.

    4.   Amendments.  This Amendment of Lease may not be modified or terminated
         ----------
orally, and constitutes the entire agreement between the parties with respect to the subject matter hereof.

    5.   Full Force; Conflicts.  Except as expressly amended hereby, the Lease
         ---------------------
and all of the terms, covenants and conditions thereof remain in full force and effect. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control.

    6.   Memorandum of Lease.  Upon the request of either party hereto or by a
         -------------------
leasehold mortgagee, the parties hereto shall execute, acknowledge and deliver a memorandum of the Lease (as amended to date) in recordable form and otherwise reasonably acceptable to both parties. The fees for recording such memorandum shall be shared equally by the parties, it being understood that each party shall bear its own legal fees in connection therewith.